UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)        Title of each class of securities to which transaction applies:

Common Stock, $6 par value per share, of Central Vermont Public Service Corporation (“Central Vermont common stock”)

(2)        Aggregate number of securities to which transaction applies:

13,711,970 shares of Central Vermont common stock, which consists of (a) 13,422,469 shares of Central Vermont common stock as of July 31, 2011, (b) 254,897 shares of Central Vermont common stock subject to issuance upon exercise of outstanding options granted under the Central Vermont Public Service Corporation Stock Plans as of July 31, 2011, with exercise prices below $35.25, and (c) 34,604 shares of Central Vermont common stock (contingent grants plus accrued dividends at target payout as of June 30, 2011 plus estimated dividends accrued as of June 30, 2011) for the three outstanding performance cycles for the executive officers subject to issuance under the Central Vermont Public Service Corporation Performance Share Incentive Plan (“performance shares”).

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $95,676 was calculated based upon the sum of (a) 13,422,469 shares of Central Vermont common stock multiplied by $35.25 per share, (b) options to purchase 254,897 shares of Central Vermont common stock with exercise prices below $35.25 per share, multiplied by $15.76 per share (which is the difference between $35.25 and the weighted average exercise price per share of $19.49), and (c) 34,604 performance shares multiplied by $35.25 per share. In accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $478,379,000, which is the sum of the preceding sentence, by 1/50th of one percent.

(4)        Proposed maximum aggregate value of transaction:

$478,379,000

(5)        Total fee paid:

$95,676

☒        Fee paid previously with preliminary materials:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

August 29, 2011

To Our Shareholders:

On July 11, 2011, Central Vermont Public Service Corporation (“Central Vermont”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Gaz Métro Limited Partnership (“Gaz Métro”) and Danaus Vermont Corp., an indirect, wholly-owned subsidiary of Gaz Métro (“Merger Sub”), pursuant to which Merger Sub will merge with and into Central Vermont, with Central Vermont continuing as the surviving corporation and an indirect wholly-owned subsidiary of Gaz Métro. If the merger is completed, you will be entitled to receive $35.25 in cash, without interest, for each share of our common stock that you own immediately prior to the effective time of the merger.

Our board of directors, by a unanimous vote, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, Central Vermont and our shareholders, has approved and adopted the merger agreement, and recommends that our shareholders approve the merger agreement.

A special meeting of our shareholders will be held on September 29, 2011, at 10:00 a.m., Rutland, Vermont time, to vote, among other things, on a proposal to approve the merger agreement. The special meeting of shareholders will be held at Paramount Theatre, 30-36 Center Street, Rutland, Vermont 05701. Notice of the special meeting is enclosed. This proxy statement gives you detailed information about the special meeting and the merger and includes the merger agreement as Annex A. We encourage you to read this proxy statement and the merger agreement carefully and in their entirety.

Your vote is important. We cannot complete the merger unless holders of a majority of all shares of our common stock entitled to vote approve the merger agreement. Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement. The failure of any shareholder to vote on the merger agreement will have the same effect as a vote against the merger agreement.

Each of our directors and executive officers has indicated that he or she intends to vote his or her own shares in favor of approval of the merger agreement.

Whether or not you plan to attend the special meeting, please vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy or voting instruction card.

Our board of directors and management appreciate your continuing support of Central Vermont Public Service Corporation, and we hope you will approve this compelling transaction.

/s/ William R. Sayre	/s/ Lawrence J. Reilly
William R. Sayre	Lawrence J. Reilly
Chairman, Board of Directors	President and Chief Executive Officer

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
__________________

Rutland, Vermont

_________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of
Central Vermont Public Service Corporation

Date and Time:	September 29, 2011, at 10:00 a.m.

Place:	Paramount Theatre
30-36 Center Street
Rutland, Vermont 05701

Items of Business:	The purpose of the meeting is to consider the following matters:

•      A proposal to approve the Agreement and Plan of Merger, effective as of July 11, 2011, by and among Gaz Métro Limited Partnership, a Québec limited partnership (Gaz Métro), Danaus Vermont Corp., a Vermont corporation and indirect wholly-owned subsidiary of Gaz Métro (Merger Sub) and Central Vermont Public Service Corporation, a Vermont corporation (Central Vermont), pursuant to which, among other things, (a) Merger Sub will merge with and into Central Vermont, with Central Vermont continuing as the surviving corporation and an indirect wholly-owned subsidiary of Gaz Métro, and (b) each outstanding share of Central Vermont’s common stock, $6.00 par value (other than shares owned by us or any of our wholly-owned subsidiaries or Gaz Métro or Merger Sub or any direct or indirect wholly-owned subsidiary of Gaz Métro and shares for which the holder has exercised its right to dissent pursuant to Chapter 13 of the Vermont Business Corporation Act), will be converted into the right to receive $35.25 in cash, without interest and less any applicable withholding taxes;

•      A grant of authority to the proxyholders to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date for a reasonable business purpose, including to solicit additional proxies in favor of the approval of the merger agreement, if there are not sufficient votes for approval of the merger agreement at the special meeting;

• To vote on a proposal to approve, by a non-binding advisory vote, the change in control payments payable to our named executive officers relating to the merger; and

• Such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date:	August 26, 2011

Proxy Voting:
We urge you to read the accompanying proxy statement carefully as it sets forth details of the merger agreement and other important information related to the merger. We have fixed the close of business on August 26, 2011, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. As of the close of business on August 26, 2011, there were outstanding and entitled to vote 13,429,294 shares of our common stock. Holders of our common stock are entitled to dissenters’ rights under Vermont law in connection with the merger. A list of the shareholders entitled to vote will be available at the special meeting for examination by any shareholder. The list will also be available for any purpose germane to the special meeting beginning two business days after notice of the special meeting is given, and through the special meeting, at our principal office, 77 Grove Street, Rutland, Vermont 05701.

To assure that your shares are represented at the special meeting, regardless of whether you plan to attend the special meeting in person, please fill in your vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States.  Alternatively, you may vote by telephone by calling 1-800-776-9437 or through the Internet at www.voteproxy.com. Your proxy is being solicited by the board of directors of Central Vermont.

If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Morrow & Co., LLC, at 1-800-278-2141.

The board of directors of Central Vermont Public Service Corporation unanimously recommends that you vote “FOR” approval of the merger agreement.

/s/ Dale A. Rocheleau
Dale A. Rocheleau
Senior Vice President, General Counsel and Corporate Secretary

August 29, 2011

Please Vote—Your Vote is Important

PROXY STATEMENT
FOR THE SPECIAL MEETING OF THE
SHAREHOLDERS OF
CENTRAL VERMONT PUBLIC SERVICE CORPORATION

The board of directors of Central Vermont Public Service Corporation (“Central Vermont,” the “Company,” “we,” “us” or “our”) provides this proxy statement to you to solicit your vote on the approval of the merger agreement. Pursuant to the merger agreement, Danaus Vermont Corp. (“Merger Sub”) will merge with and into Central Vermont, with Central Vermont continuing as the surviving corporation and an indirect wholly-owned subsidiary of Gaz Métro Limited Partnership (“Gaz Métro”). If our shareholders approve the merger agreement and the other conditions to the merger are satisfied, each shareholder will receive $35.25 in cash, without interest, per share of our common stock owned at the time of the merger.

The merger cannot occur unless the holders of a majority of all shares of our common stock entitled to vote thereon approve the merger agreement.  A failure to vote is the same as voting your shares against the merger agreement. The board of directors has scheduled a special meeting of shareholders to vote on the merger agreement as follows:

September 29, 2011, at 10:00 a.m.
Rutland, Vermont time
Paramount Theatre
30-36 Center Street
Rutland, Vermont 05701

This document provides you with detailed information about the merger proposal. Please see “Where You Can Find More Information” on page 85 for additional information about Central Vermont on file with the Securities and Exchange Commission.

This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about August 30, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction contemplated in this proxy statement, passed upon the merits or fairness of the transaction or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

No person has been authorized to give any information or make any representation other than those contained in this proxy statement, and, if given or made, such information or representation must not be relied upon as having been authorized. The information in this proxy statement may only be accurate on the date of this proxy statement.

We urge you to read and consider carefully this proxy statement in its entirety.

The date of this proxy statement is August 29, 2011.

           SUMMARY

This summary highlights certain information in this proxy statement, but may not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Central Vermont Public Service Corporation. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where You Can Find More Information” on page 85. Unless the context otherwise indicates, the terms “Central Vermont,” the “Company,” “we, “ “us” or “our” mean Central Vermont Public Service Corporation and its subsidiaries.

The Merger (see page 24)

•
The Agreement and Plan of Merger, effective  as of July 11, 2011, which we refer to in this proxy statement as the merger agreement, among Central Vermont, Gaz Métro Limited Partnership, which we refer to in this proxy statement as Gaz Métro, and Danaus Vermont Corp., which we refer to in this proxy statement as Merger Sub, provides that Merger Sub will merge with and into Central Vermont, with Central Vermont continuing as the surviving corporation and an indirect wholly-owned subsidiary of Gaz Métro.

•
Upon completion of the merger, each issued and outstanding share of Central Vermont’s common stock, other than shares held by us or any of our wholly-owned subsidiaries or by Gaz Métro or Merger Sub or any direct or indirect wholly-owned subsidiary of Gaz Métro and shares for which the holder has exercised  its right to dissent pursuant to Chapter 13 of the Vermont Business Corporation Act, will automatically be canceled and will be converted into the right to receive $35.25 per share, in cash, without interest, which amount per share we sometimes refer to in this proxy statement as the merger consideration, less any applicable withholding taxes.

•	As a result of the merger, Central Vermont will cease to be an independent, publicly-traded company and will become an indirect wholly-owned subsidiary of Gaz Métro.

Parties to the Merger (see page 20)

Central Vermont.  Central Vermont is the largest electric utility in Vermont.  The Company is engaged principally in the purchase, production, transmission, distribution and sale of electricity.  Central Vermont serves approximately 160,000 customers in 164 towns, villages and cities in Vermont.  The Vermont utility operation is our core business.  We typically generate most of our revenues through retail electricity sales.  We also sell excess power, if any, to third parties in New England and to ISO-NE, the operator of the region’s bulk power system and wholesale electricity markets.  Our headquarters are located at 77 Grove Street, Rutland, Vermont 05701 and our telephone number is 1-800-649-2877.

Gaz Métro.  With over $3.6 billion in assets, Gaz Métro is Québec’s leading natural gas distributor. Its 10,000 kilometer network serves 300 municipalities. Gaz Métro has operated in this regulated industry since 1957 and is the trusted energy provider to its customers in Québec and Vermont, who choose natural gas for its competitive price, efficiency, comfort and environmental benefits. Gaz Métro is also present in the electricity distribution market in Vermont through its indirect wholly-owned subsidiary Green Mountain Power Corporation with a corporate headquarters in Colchester, Vermont and which we refer to in this proxy statement as GMP, and is involved in natural gas transportation and storage, the development of projects such as wind power, natural gas as fuel for the transportation industry, and biomethanation. Gaz Métro is committed to the satisfaction of its customers, partners, employees and the communities it serves.  Gaz Métro’s headquarters are located at 1717 du Havre, Montréal, Québec, H2K 2X3 and its telephone number is 1-888-690-3883.

Merger Sub.  Merger Sub is a Vermont corporation formed solely for the purpose of merging with and into Central Vermont. Merger Sub is an indirect wholly-owned subsidiary of Gaz Métro.  The executive office of Merger Sub is located c/o Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont 05446.

The Special Meeting (see page 21)

Date, Time and Place of the Special Meeting. The special meeting of shareholders is scheduled to be held as follows:

Date:	September 29, 2011
Time:	10:00 a.m., Rutland, Vermont time
Place:	Paramount Theatre 30-36 Center Street Rutland, Vermont 05701

Proposals to Be Considered at the Special Meeting. At the special meeting, you will be asked to vote on (1) a proposal to approve the merger agreement, which we sometimes refer to in this proxy statement as the merger proposal, pursuant to which, among other things, Merger Sub will merge with and into Central Vermont, with Central Vermont continuing as the surviving corporation, (2) a grant of authority to the proxyholders to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date for a reasonable business purpose, including to solicit additional proxies in favor of the approval of the merger agreement, if there are not sufficient votes for approval of the merger agreement at the special meeting; and (3) a proposal to approve, by a non-binding advisory vote, the change in control payments payable to Central Vermont’s named executive officers relating to the merger. A copy of the merger agreement is attached as Annex A. We urge you to read the merger agreement carefully in its entirety as it is the document that governs the merger.

Record Date; Outstanding Voting Securities. Our board of directors has fixed the close of business on August 26, 2011, as the record date for the special meeting and only holders of record of our common stock on the record date are entitled to vote at the special meeting. As of the close of business on August 26, 2011, there were outstanding and entitled to vote 13,429,294 shares of our common stock.

Voting Rights; Quorum. Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting. The presence in person or representation by proxy of shareholders entitled to cast a majority of the votes of all issued and outstanding shares entitled to vote on the proposals, considered together, constitutes a quorum for the purpose of considering such matters. Abstentions and “broker non-votes” (as defined below) will be treated as shares present and entitled to vote for purposes of determining a quorum at the special meeting. There must be a quorum for the vote on the proposals.

Shares held in the Name of a Broker, Bank or Other Nominee.  If you hold your shares in an account with a broker or bank, which we refer to in this proxy statement as holding your shares in “street name,” you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on the merger proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but your shares of common stock will not be voted on the proposals, which will have the same effect as a vote ‘‘AGAINST’’ the merger proposal, and will not have any effect on the proposal to adjourn the special meeting or the non-binding advisory vote proposal regarding our named executive officers’ merger-related change in control payments. This is called a “broker non-vote.” Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank. If you hold your shares of our common stock in street name, you must request a legal proxy from your broker or bank in order to vote in person at the special meeting.

Required Vote.

Merger Agreement.  Under our articles of incorporation and Vermont law, the approval of the merger proposal requires the affirmative vote of a majority of all shares of our common stock entitled to vote thereon. Abstentions and “broker non-votes” will have the same effect as a vote against the merger proposal.

Advisory vote approving change in control payments.  The approval, by a non-binding advisory vote, of the change in control payments payable to Central Vermont’s named executive officers requires the affirmative vote of holders of a majority of the votes cast at the special meeting and entitled to vote thereon. Abstentions and “broker non-votes”  will not have any effect on the advisory vote proposal.

Adjournment (if necessary).  The affirmative vote of holders of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

As of the close of business on August 26, 2011, our directors and executive officers (as such term is defined below in “The Merger—Interests of Directors and Executive Officers in the Merger”) beneficially owned approximately 289,453 shares of our common stock, or approximately 2.2% of the shares entitled to vote at the special meeting. It is expected that each of our directors and executive officers will vote the shares of our common stock owned by him or her in favor of the merger proposal.

How to Vote. After carefully reading and considering the information contained in this proxy statement, we urge you to vote your shares as soon as possible so that your shares are represented at the special meeting. You may vote your shares by completing, dating and signing your proxy card and mailing it in the enclosed return envelope or by voting by telephone by calling 1-800-776-9437 or through the Internet at www.voteproxy.com. You can also vote in person at the meeting, but we encourage you to submit your proxy card promptly in any event. If a bank or broker holds your shares, you may be able to vote by telephone or via the Internet if the bank or broker offers these options.  Please follow the instructions you receive from your bank or broker.  Unless you specify to the contrary on your proxy card, all of your shares represented by valid proxies will be voted “FOR” the merger proposal, the proposal to permit the proxies to vote, in their discretion, on the postponement or adjournment of the special meeting, if necessary, and the proposal to approve, by a non-binding advisory vote, the change in control payments payable to Central Vermont’s named executive officers relating to the merger. The persons named as proxies will not have the discretion to vote in favor of any postponement or adjournment as to any shares of our common stock that have been voted against the merger proposal.

If you are a participant in the Central Vermont Public Service Corporation Employee Savings and Investment Plan which we refer to in this proxy statement as the 401(k) Plan and which includes all shares formerly held in accounts in the Employee Stock Ownership Plan of Central Vermont Public Service Corporation and its subsidiaries, a proxy card has been provided to allow you to direct the trustee of the 401(k) Plan how to vote any shares attributable to your individual account under the 401(k) Plan.  The trustee will only vote such shares as directed by participants in the 401(k) Plan.

If you hold your shares in certificated form, please do not send in your stock certificates with your proxy card. If the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to exchange your stock certificates or surrender your book-entry shares for the merger consideration.

Revocation of Proxies.  Until exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•
by delivering written notification or a proxy of a later date to us by September 28, 2011 at 5:00 pm at our principal executive offices at 77 Grove Street, Rutland, Vermont 05701, Attention: Corporate Secretary; or

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

If you voted by telephone or through the Internet, you can also revoke your proxy and change your vote by any of these methods or you can revoke your proxy and change your vote by telephone by calling 1-800-776-9437 or through the Internet at www.voteproxy.com.  If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy and change your vote by telephone or through the Internet. If you have instructed a broker or bank to vote your shares, you can revoke your proxy and change your vote by following the directions received from your broker or bank to change those instructions.

Questions and Additional Information. For additional information regarding the procedure for delivering your proxy, see “The Special Meeting—How to Vote and Revocation of Proxies” on page 22 and “The Special Meeting—Solicitation of Proxies” on page 23. If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Morrow & Co., LLC, at 1-800-278-2141.

What You Will Be Entitled to Receive upon Completion of the Merger (see page 62)

Holders of shares of our common stock will be entitled to receive $35.25 in cash, without interest, less any applicable withholding taxes, in exchange for each share of our common stock that they own at the time of the completion of the merger. After we complete the merger, holders of our common stock will no longer own our common stock and we will become an indirect wholly-owned subsidiary of Gaz Métro. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Central Vermont shareholder and will have no rights as a shareholder of Gaz Métro. If you do not validly elect and exercise your right to dissent from the merger, you will receive the merger consideration after exchanging your stock certificates or surrendering your book-entry shares in accordance with the instructions contained in the letter of transmittal to be sent to you shortly after the completion of the merger. Shares of our common stock held by us or any of our wholly-owned subsidiaries or by Gaz Métro or any direct or indirect wholly-owned subsidiary of Gaz Métro will be canceled at the effective time of the merger. See “The Merger—Merger Consideration.”

Treatment of Stock Options, Restricted Stock, RSUs, 401(k) Plan and Equity Plans (see page 62)

Each option to purchase shares of our common stock outstanding immediately prior to the effective time of the merger will be fully vested and cancelled and, in exchange therefor, former holders of such options will be entitled to receive a cash payment, without interest, in an amount equal to the product of (i) the total number of shares of common stock subject to such option and (ii) the excess, if any, of the merger consideration of $35.25 per share over the exercise price per share of such option, less withholding with respect to applicable taxes.

Each share of our restricted stock outstanding immediately prior to the effective time of the merger will vest in full and all restrictions thereon will lapse and, as of the effective time of the merger, each such share of restricted stock will be converted into the right to receive the merger consideration of $35.25 in cash, without interest, less withholding with respect to applicable taxes.

Each restricted stock unit granted pursuant to our performance share incentive plans and outstanding immediately prior to the effective time of the merger will be canceled and, in exchange therefor, former holders of such restricted stock units will be entitled to receive a cash payment, without interest, in an amount equal to the product of (i) the merger consideration of $35.25 per share and (ii) the number of shares of common stock subject to the vested portion of such restricted stock unit as of the effective time of the merger (prorated for time at target level of performance including dividends), less withholding with respect to applicable taxes.

If the merger is completed, each participant in the 401(k) Plan will be entitled to receive the merger consideration for each share of Central Vermont’s common stock attributable to the units of the Central Vermont Public Service Common Stock Fund that the participant holds in his or her 401(k) Plan account.  However, participants will not receive the cash proceeds from their 401(k) Plan units directly.  Instead, all merger proceeds will remain in the participant’s 401(k) Plan and may be withdrawn only in accordance with the terms of the 401(k) Plan.  Following the merger, the Central Vermont Public Service Common Stock Fund will cease to exist as an investment option under the 401(k) Plan.  A similar company common stock investment fund will not be created.  Additional information regarding the effect of the merger on the 401(k) Plan and fund options will be provided at a later date to 401(k) participants.

After the effective time of the merger, all of our equity plans (including the employee stock funds in the 401(k) Plan) will be terminated and no further options, restricted stock, RSUs or other rights with respect to shares of our common stock will be granted pursuant to such equity plans.

At the effective time of the merger, Gaz Métro will make a cash contribution to the surviving corporation to permit the surviving corporation to make the foregoing payments. See “The Agreement and Plan of Merger—Treatment of Stock Options, Restricted Stock, RSUs, 401(k) Plan and Equity Plans.”

Market Price and Dividend Data (see page 82)

Our common stock is traded on the New York Stock Exchange, which we refer to in this proxy statement as the NYSE, under the symbol “CV.” On May 4, 2011, the last full trading day before the publication of a media report speculating as to a possible transaction involving Central Vermont, the closing price for our common stock was $22.71. On July 11, 2011, the last full trading day prior to the public announcement of the merger, the closing price for our common stock was $36.00 per share. On August 26, 2011, the latest practicable trading day prior to the date of this proxy statement, the closing price for our common stock was $34.84 per share. See “Market Price and Dividend Data.”

Recommendation of Our Board of Directors (see page 34)

After careful consideration, our board of directors unanimously:

•	determined that the merger proposal is advisable, fair to, and in the best interests of, Central Vermont and our shareholders;

•	approved and adopted the merger proposal; and

•	recommended that our shareholders vote to approve the merger proposal.

Our board of directors unanimously recommends that at the special meeting you vote “FOR” the merger proposal, “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies and “FOR” the approval, by a non-binding advisory vote, of our named executive officers’ change in control payments relating to the merger.

For a discussion of the material reasons considered by our board of directors in reaching its conclusions, see “The Merger—Recommendation of Our Board of Directors; Reasons for the Merger.” In view of the wide variety of factors considered by our board of directors in connection with its evaluation of the merger, our board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision.  The determination to adopt the merger agreement was made after consideration of all of the factors as a whole.  In addition, individual members of our board of directors may have given different weights to different factors.

Opinion of Our Financial Advisor (see page 38)

On July 11, 2011, our financial advisor, Lazard Frères & Co. LLC, which we refer to in this proxy statement as Lazard, rendered to our board of directors its written opinion that, as of the date of the opinion and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration to be paid to holders of our common stock (other than specified excluded holders) in the merger was fair, from a financial point of view, to such holders.

The full text of Lazard’s written opinion, dated July 11, 2011, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety.  The summary of Lazard’s opinion included in the section captioned “The Merger—Opinion of Our Financial Advisor” is qualified in its entirety by reference to the full text of the opinion.  You are encouraged to read Lazard’s opinion and that section carefully and in their entirety. Lazard’s opinion was directed to our board of directors for the information and assistance of our board of directors in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of Central Vermont common stock (other than the specified excluded holders) of the consideration to be paid to such holders in the merger.  Lazard’s opinion was not intended to, and does not, constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any matter relating thereto.

Interests of Directors and Executive Officers in the Merger (see page 49)

In considering the recommendation of our board of directors that you vote for the merger proposal, you should be aware that some of our executive officers and members of our board of directors have interests in the merger that may be in addition to or different from the interests of our shareholders generally. These interests include the following:

•
the vesting and exercisability of options to purchase our common stock held by our employees, including the executive officers, will be accelerated in connection with the merger, entitling such executive officers to a cash payment in an amount by which the merger consideration exceeds the exercise price of the option;

•	the vesting of shares of restricted stock will be accelerated and all shares of restricted stock (whether vested or unvested) will be converted into cash in the merger;

•	existing indemnification arrangements and insurance for our directors and officers will be continued if the merger is completed;

•
directors’ and officers’ liability insurance coverage of our directors and officers for matters occurring prior to the completion of the merger will be continued by Gaz Métro after the merger is completed for a period of six years; and

•	other employee benefits that, in the aggregate, are no less favorable than those provided to the executive officers by us immediately prior to the effective time of the merger.

The members of our board of directors were aware of these interests and considered them at the time they approved and adopted the merger proposal and made their recommendation to our shareholders. See “The Merger—Interests of Directors and Executive Officers in the Merger.”

Material U.S. Federal Income Tax Consequences of the Merger (see page 56)

The exchange of shares of our common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes.  As a result, assuming you are a U.S. taxpayer, the exchange of your shares of our common stock for cash in the merger will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference, if any, between (1) $35.25 per share and (2) your adjusted tax basis of each of your shares of our common stock. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders”, which provides a discussion of the material U.S. federal income tax consequences of the merger.  Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. You should consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicable federal, state, local and foreign tax consequences.

Regulatory Approvals (see page 54)

To complete the merger, we and Gaz Métro must obtain approvals or consents from, or make filings with, the following U.S. federal, state and local regulatory authorities:

•	the Federal Energy Regulatory Commission, which we refer to in this proxy statement as the FERC;

•	the Vermont Public Service Board, which we refer to in this proxy statement as the VPSB;

•
the Antitrust Division of the U.S. Department of Justice, which we refer to in this proxy statement as the Antitrust Division, and the Federal Trade Commission, which we refer to in this proxy statement as the FTC, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to in this proxy statement as the HSR Act;

•	the Committee on Foreign Investment in the United States, which we refer to in this proxy statement as the CFIUS;

•	the Federal Communications Commission, which we refer to in this proxy statement as the FCC; and

•	the Nuclear Regulatory Commission, which we refer to in this proxy statement as the NRC.

In addition, Central Vermont plans to file an application for approval with the New York State Public Service Commission and the New Hampshire Public Utilities Commission, which we refer to in this proxy as the NYPSC and NHPUC, respectively.  Gaz Métro will  need to file an application with the Maine Public Utilities Commission, which we refer to in this proxy statement as the MPUC.  See “The Merger—Regulatory Approvals” for further information.

As of the date of this proxy statement, we and Gaz Métro are in the process of obtaining the regulatory approvals required by applicable law or regulations.

The Agreement and Plan of Merger (see page 61)

Conditions to the Merger.

Conditions to Each Party’s Obligations.  Each party’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	receipt of the approval of the merger agreement from our common shareholders;

•	the absence of any order, decree, judgment, injunction or other ruling or law which prevents or prohibits the consummation of the merger;

•	expiration or early termination of the waiting period under the HSR Act;

•
receipt of all required governmental approvals, none of which shall impose terms or conditions that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Gaz Métro’s wholly-owned subsidiary Northern New England Energy Corporation, which we refer to in this proxy statement as NNEEC, the surviving corporation and NNEEC’s subsidiaries, taken as a whole; and

•
written confirmation from the CFIUS that it has reviewed the information provided to it regarding the merger and based on its review and investigation, and after full consideration of all relevant national security factors, the CFIUS has determined that there are no unresolved national security concerns with respect to the merger.

Conditions to Gaz Métro’s and Merger Sub’s Obligations. The obligations of Gaz Métro and Merger Sub to effect the merger are also subject to the satisfaction or waiver of the following additional conditions:

•
our representations and warranties (i) with respect to our capitalization must be true and correct in all respects (except for de minimis inaccuracies), (ii) with respect to our authority to execute and perform our obligations under the merger agreement and the approval of the merger agreement and the merger by our board of directors must be true and correct in all material respects and (iii) contained in the remainder of the merger agreement, without regard to materiality or material adverse effect qualifiers, must be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Central Vermont, in each case as of the effective date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time of the merger (except for those representations and warranties that address matters only as of a particular date, in which case as of such date), and Gaz Métro must have received a certificate to that effect;

•
we must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by us under the merger agreement at or prior to the effective time of the merger, and Gaz Métro must have received a certificate to that effect; and

•
since the date of Gaz Métro’s and Merger Sub’s execution of the merger agreement, there must not have occurred any material adverse effect on Central Vermont or any event or development that would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Central Vermont.

Conditions to Our Obligations.  Our obligations to effect the merger are also subject to the satisfaction or waiver of the following additional conditions:

•
Gaz Métro’s and Merger Sub’s representations and warranties (i) with respect to the authority of Gaz Métro and Merger Sub to execute and perform their respective obligations under the merger agreement must be true and correct in all material respects and (ii) contained in the remainder of the merger agreement, without regard to materiality qualifiers, must be true and correct except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Gaz Métro and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement, in each case as of the effective date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time of the merger (except for those representations and warranties that address matters only as of a particular date, in which case as of such date), and we must have received a certificate to that effect;

•
each of Gaz Métro and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger, and we must have received a certificate to that effect; and

•
the approval of the merger and the other transactions contemplated by the merger agreement from the VPSB must not contain any term that has the effect of reducing the merger consideration to be received by our common shareholders in their capacity as such.

Each of Gaz Métro, Merger Sub and Central Vermont may waive the conditions to the performance of its respective obligations under the merger agreement and effect the merger even though one or more of these conditions have not been met.  We cannot give any assurance that all of the conditions of the merger will be either satisfied or waived or that the merger will occur.

Termination of the Merger Agreement

Mutual Termination Right

The merger agreement may be terminated at any time before the completion of the merger by the mutual written consent of Gaz Métro and Central Vermont.

Joint Termination Rights

In addition, the merger agreement may be terminated at any time by either Gaz Métro or Central Vermont if:

•
the merger is not consummated by July 11, 2012; provided that if on July 11, 2012 the condition to closing relating to receipt of all required governmental approvals has not been satisfied, but all other closing conditions have been waived or satisfied (or are otherwise capable of being satisfied at closing), then such date will be extended to January 11, 2013; provided further that such right to terminate the merger agreement will not be available to any party if the failure of the effective time of the merger to occur on or before such date is the result of such party having breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement;

•
our common shareholders do not approve the merger agreement at the special meeting, or at any adjournment of such meeting; provided that such right to terminate the merger agreement will not be available to us if the failure to obtain the approval of the merger agreement by our common shareholders has been primarily caused by our breach of our non-solicitation obligations under the merger agreement or our obligations under the merger agreement relating to this proxy statement and the special meeting; or

•
any court of competent jurisdiction or other governmental entity has issued an order or injunction or taken any other action permanently enjoining, restraining or prohibiting the merger and such order or other action is final and non-appealable; provided that the party seeking to avail itself of such right to terminate must have used its reasonable best efforts to resist, resolve or lift such order, injunction or other action.

Central Vermont Termination Rights

In addition, we may terminate the merger agreement:

•
at any time prior to the approval of the merger agreement by our common shareholders, in order to enter into a definitive agreement with respect to a superior proposal, provided that we have complied with all of the requirements described below under “The Agreement and Plan of Merger—Termination of the Merger Agreement in the event of a Superior Proposal”;

•
at any time if (i) Gaz Métro or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of Gaz Métro’s and Merger Sub’s representations and warranties or Gaz Métro’s and Merger Sub’s performance or compliance with its covenants and agreements is not reasonably capable of being satisfied, (ii) we have delivered written notice to Gaz Métro of such breach or failure to perform and (iii) such breach or failure to perform is not capable of being cured or is not cured within 30 days after delivery of our notice to Gaz Métro (provided that we have not breached or failed to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of our representations and warranties or our performance or compliance with our covenants and agreements is not reasonably capable of being satisfied); or

•	at any time if all of the conditions to Gaz Métro’s and Merger Sub’s obligations to effect the merger have been satisfied or waived and Gaz Métro and Merger Sub have failed to effect the merger.

Gaz Métro Termination Rights

In addition, Gaz Métro may terminate the merger agreement:

•
at any time prior to the approval of the merger agreement by our common shareholders, if (i) our board of directors effects a change of board recommendation (whether or not in compliance with our non-solicitation obligations under the merger agreement) or (ii) we enter into a definitive agreement with respect to a superior proposal; or

•
at any time if (i) we have breached or failed to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of our representations and warranties or our performance or compliance with our covenants and agreements is not reasonably capable of being satisfied, (ii) Gaz Métro has delivered written notice to us of such breach or failure to perform and (iii) such breach or failure to perform is not capable of being cured or is not cured within 30 days after delivery of Gaz Métro’s notice to us (provided that neither Gaz Métro nor Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of Gaz Métro’s and Merger Sub’s representations and warranties or Gaz Métro’s and Merger Sub’s performance or compliance with its covenants and agreements is not reasonably capable of being satisfied); or

•	at any time if all of the conditions to our obligations to effect the merger have been satisfied or waived and we have failed to effect the merger.

Termination Fee; Expenses

Termination Fee

Under the terms of the merger agreement, we must pay Gaz Métro a termination fee of $17.5 million in the event that:

•	Gaz Métro terminates the merger agreement because our board of directors effects a change of board recommendation or we enter into a definitive agreement with respect to a superior proposal;

•	we terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal;

•
(i) either we or Gaz Métro terminates the merger agreement because (a) the merger has not been consummated by July 11, 2012 or, if extended, January 11, 2013 or (b) our common shareholders do not approve the merger agreement at the special meeting, (ii) prior to (a) the termination of the merger agreement as a result of reaching July 11, 2012 or, if extended, January 11, 2013 or (b) the special meeting, an acquisition proposal is made to us or our board of directors or is publicly disclosed and, in each case, not withdrawn and (iii) within twelve months after termination of the merger agreement, we enter into a definitive agreement or consummate a transaction with respect to an acquisition proposal (solely for purposes of this provision, all percentages in the definition of “acquisition proposal,” which is described in the section of this proxy statement titled “The Agreement and Plan of Merger—No Solicitation”, are deemed to be changed to 50%); or

•
(i) Gaz Métro terminates the merger agreement because (a) we breach or fail to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing related thereto is not reasonably capable of being satisfied and such breach or failure to perform is incapable of being cured or is not cured within 30 days after receipt of notice thereof from Gaz Métro or (b) all of the conditions to our obligations to effect the merger have been satisfied or waived and we have failed to effect the merger, (ii) prior to the breach giving rise to Gaz Métro’s right to terminate, an acquisition proposal is made to us or our board of directors or is publicly disclosed and not withdrawn and (iii) within twelve months after termination of the merger agreement, we enter into a definitive agreement or consummate a transaction with respect to an acquisition proposal (solely for purposes of this provision, all percentages in the definition of “acquisition proposal,” which is described in the section of this proxy statement titled “The Agreement and Plan of Merger—No Solicitation”, are deemed to be changed to 50%).

Expenses

Except as described below, each party will bear its own expenses in connection with the merger. Gaz Métro will pay all fees and expenses associated with filings pursuant to the HSR Act.

We will reimburse Gaz Métro for all reasonable and documented, out-of-pocket fees and expenses incurred or paid by or on behalf of Gaz Métro in connection with the merger, including all reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Gaz Métro and its affiliates, up to an aggregate of $2 million, in the event that:

•	Gaz Métro terminates the merger agreement because our board of directors effects a change of board recommendation or we enter into a definitive agreement with respect to a superior proposal;

•	we terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal;

•
(i) either we or Gaz Métro terminates the merger agreement because (a) the merger has not been consummated by July 11, 2012 or, if extended, January 11, 2013 or (b) our common shareholders do not approve the merger agreement at the special meeting and (ii) prior to the termination of the merger agreement as a result of reaching July 11, 2012 or, if extended, January 11, 2013 or the special meeting, an acquisition proposal is made to us or our board of directors or is publicly disclosed and, in each case, not withdrawn; or

•
(i) Gaz Métro terminates the merger agreement because (a) we breach or fail to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing related thereto is not reasonably capable of being satisfied and such breach or failure to perform is incapable of being cured or is not cured within 30 days after receipt of notice thereof from Gaz Métro or (b) all of the conditions to our obligations to effect the merger have been satisfied or waived and we have failed to effect the merger and (ii) prior to the breach giving rise to the right of Gaz Métro to terminate the merger agreement, an acquisition proposal is made to us or our board of directors or is publicly disclosed and not withdrawn.

You are Entitled to Dissenters’ Rights in the Merger (see page 57)

Under the Vermont Business Corporation Act, shareholders who do not vote in favor of the merger proposal will be entitled to exercise dissenters’ rights in connection with the merger. Shareholders desiring to exercise such dissenters’ rights will have the rights and duties and must follow the procedures set forth in Chapter 13 of the Vermont Business Corporation Act, the full text of which is set forth in Annex C to this proxy statement. Shareholders who wish to exercise dissenters’ rights must carefully follow the procedures described in Chapter 13 of the Vermont Business Corporation Act and are urged to read Annex C in its entirety. See “The Merger—Dissenters’ Rights.”

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting of shareholders to be held for the purpose of voting on the merger proposal. These questions and answers do not address all questions that may be important to you as a Central Vermont  shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q1.	What is the proposed transaction?

A1.
You are being asked to vote to approve the merger proposal. Pursuant to the merger, Merger Sub, an indirect wholly-owned subsidiary of Gaz Métro, will merge with and into Central Vermont with Central Vermont being the surviving corporation and becoming an indirect wholly-owned subsidiary of Gaz Métro.

Q2.	If the merger is completed, what will I receive for my shares of common stock?

A2.
After completion of the merger, you will receive $35.25 in cash, without interest, for each share of our common stock you own, following surrender of your shares of our common stock, regardless of whether you hold such shares in certificated or book-entry form. As a result of the merger, our common stock will cease to be listed on the NYSE, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act.

Q3.	Why is the board of directors recommending the approval of the merger proposal?

A3.
Upon careful consideration, our board of directors unanimously believes that the merger proposal is advisable, fair to, and in the best interests of, Central Vermont and our shareholders. To review the reasons of our board of directors for recommending approval of the merger proposal, see pages 34 through 38.

Q4.	When is the merger expected to be completed?

A4.
We and Gaz Métro are working toward completing the merger as quickly as possible. We and Gaz Métro expect to complete the merger promptly after we receive approval by our shareholders at the special meeting and receive all necessary regulatory approvals. We currently anticipate that the merger will be completed prior to the end of the second quarter of 2012. See “The Agreement and Plan of Merger—Conditions to the Merger.”

Q5.	Who is entitled to vote at the special meeting?

A5.
Holders of record of our common stock as of the close of business on August 26, 2011 are entitled to vote at the special meeting. Each of our shareholders is entitled to one vote for each share of our common stock owned by the shareholder.

Q6.	How many shares need to be represented at the meeting?

A6.
The holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. As of the close of business on August 26, 2011, there were 13,429,294 shares of common stock outstanding. If you vote by proxy card or in person at the special meeting, you will be considered part of the quorum.

Q7.	What vote is required for our shareholders to approve the merger proposal?

A7.	An affirmative vote of the holders of a majority of all shares of our common stock entitled to vote thereon is required to approve the merger proposal.

Q8.	Do I need to attend the special meeting in person?

A8.	No. It is not necessary for you to attend the special meeting in order to vote your shares.

Q9.	What do I need to do now?

A9.
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of our common stock as soon as possible. Please vote your shares by returning the enclosed proxy card or by telephone or through the Internet, even if you plan to attend the special meeting, to ensure that your shares are voted. Your proxy card includes detailed information on how to vote.

In order for your shares to be represented at the special meeting:

•	you can attend the special meeting in person;

•
you can vote by telephone by calling toll-free 1-800-776-9437 on any touch-tone telephone before 11:59 p.m., Rutland, Vermont time, on September 28, 2011, or by following the instructions included on your proxy card;

•	you can vote through the Internet by accessing www.voteproxy.com before 11:59 p.m., Rutland, Vermont time, on September 28, 2011, or by following the instructions included on your proxy card; or

•	you can indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope.

Your proxy card will instruct the persons named on the proxy card to vote your shares of our common stock at the special meeting as you direct. If you are a record holder of shares and you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the merger proposal. If you do not sign or send in your proxy card, or if you abstain, the effect will be a vote “AGAINST” the merger proposal. Your vote is very important, regardless of the number of shares that you own.

Q10.	If my shares are held for me by my broker, will my broker vote those shares for me with respect to the merger proposal?

A10.
Your broker will not have the power to vote your shares of our common stock with respect to the merger proposal unless you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares with respect to the merger proposal, using the instructions provided by your broker. If you fail to instruct your broker on how to vote, it will have the effect of a vote “AGAINST” the merger proposal.

Q11.	May I vote in person?

A11.
Yes. If your shares are not held in “street name” through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting by telephone or through the Internet. If your shares are held in “street name,” you must either get a properly executed proxy card from your broker or bank, or a “Legal Proxy” in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person you should still submit your proxy as soon as possible. You will still be able to vote in person if you choose to attend the special meeting.

Q12.	May I vote by telephone or through the Internet?

A12.
If you are a registered shareholder (that is, if you hold your stock in certificated form or own shares purchased through the dividend reinvestment stock purchase plan), you may vote by telephone at 1-800-776-9437, or electronically through the Internet at www.voteproxy.com and by following the instructions included with your proxy card. The deadline for voting by telephone or electronically is 11:59 p.m., Rutland, Vermont time, on September 28, 2011. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

Q13.	What happens if I abstain from voting or do not return my proxy card?

A13.
If you abstain from voting or do not vote (either in person or by proxy) it will have the same effect as a vote “AGAINST” the merger proposal. Brokers who hold shares of our common stock in “street name” for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from their customers.

Q14.	What happens if the merger is not completed?

A.14
In the event that the merger proposal is not approved by the holders of a majority of all shares of our common stock entitled to vote thereon or if the merger is not completed for any other reason, you would not receive any consideration from Gaz Métro or Merger Sub for your shares of Central Vermont common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the NYSE and the holders of shares of our common stock would continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Central Vermont common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger proposal is not approved by the holders of a majority of all shares of our common stock entitled to vote thereon or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

In addition, if the merger proposal is not approved by the holders a majority of all shares of our common stock entitled to vote thereon or if, prior to a shareholder vote on the merger proposal, the merger agreement is terminated, Central Vermont will not receive the $17.5 million termination fee and $2.0 million of expense reimbursement it paid to Fortis for which Gaz Métro agreed to reimburse Central Vermont for following the approval of the merger agreement by our common shareholders.

Q15.	Can I change my vote after I have mailed my proxy card?

A15.
Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying us in writing at Central Vermont Public Service Corporation, 77 Grove Street, Rutland, Vermont 05701, Attention: Corporate Secretary, or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke your proxy. If you voted by telephone or through the Internet, you can also revoke your proxy and change your vote by any of these methods or you can revoke your proxy and change your vote by telephone or through the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy and change your vote by telephone or through the Internet. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote. All properly submitted proxies received by us before the special meeting that are not revoked prior to being voted at the special meeting, will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” the merger proposal and the proposal to permit the proxies to vote, in their discretion, on the postponement or adjournment of the special meeting, if necessary.

Q16.	What happens if I sell my shares of common stock before the special meeting?

A16.
The record date for the special meeting is earlier than the expected date of the merger. If you own shares of our common stock on the record date, but transfer your shares after the record date but before the merger, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person to whom you transferred your shares.

Q17	Can I exercise dissenters’ rights in the merger?

A17.
Yes. Under the Vermont Business Corporation Act, shareholders who do not vote in favor of the merger proposal will be entitled to exercise dissenters’ rights in connection with the merger. Shareholders desiring to exercise such dissenters’ rights will have the rights and duties and must follow the procedures set forth in Chapter 13 of the Vermont Business Corporation Act, the full text of which is set forth in Annex C to this proxy statement. Shareholders who wish to exercise dissenters’ rights must carefully follow the procedures described in Chapter 13 of the Vermont Business Corporation Act and are urged to read Annex C in its entirety. See “The Merger—Dissenters’ Rights.”

Q18.	If I hold my shares in certificated form, should I send in my stock certificates now?

A18.
No. After the merger is completed, you will be sent detailed written instructions for exchanging your stock certificates. You must return your stock certificates as described in those instructions to receive the merger consideration. If you hold shares of our common stock in book-entry form, you must follow the instructions in the letter of transmittal for surrendering your shares in exchange for the merger consideration.

Q19.	Should I send in my stock option agreements, restricted stock agreements and/or restricted stock unit agreements now?

A19.
No. After the merger is completed, you will be sent detailed written instructions for exchanging your stock option agreements, restricted stock agreements and/or restricted stock unit agreements for the merger consideration. You must return your stock option agreements, restricted stock agreements and/or restricted stock unit agreements as described in those instructions to receive the merger consideration.

Q20.	How do I vote shares held in the Employee Savings and Investment Plan?

A20.
If you hold shares of our common stock through your participation in the 401(k) Plan a proxy card has been provided to allow you to direct the trustee of the 401(k) Plan how to vote any shares attributable to your individual account under the 401(k) Plan. The trustee will only vote such shares as directed by participants in the 401(k) Plan. If you do not instruct the trustee to vote your shares of Central Vermont common stock, your shares of Central Vermont common stock will not be voted and the effect will be the same as a vote “AGAINST” the merger proposal.

Q21.	What other matters will be voted on at the special meeting?

A21.
At the special meeting the shareholders may (1) grant to the proxy holders the authority to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date for a reasonable business purpose, including to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes for approval of the merger proposal at the special meeting, (2) consider and vote, by a non-binding advisory vote, on the change in control payments payable to Central Vermont’s named executive officers relating to the merger, and (3) consider and vote upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q22.	Where can I find more information about Central Vermont?

A22.
Central Vermont files periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission’s public reference facilities. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the Securities and Exchange Commission at www.sec.gov. For a more detailed description of the information available, please refer to “Where You Can Find More Information” on page 85 of this proxy statement.

Q23.	Who can help answer my questions?

A23.
If you would like additional copies, without charge, of this proxy statement or have questions about the merger after reading this proxy statement, including the procedures for voting your shares, please call our proxy solicitor, Morrow & Co., LLC, toll-free at 1-800-278-2141. You may also contact us at Attention: Corporate Secretary, Central Vermont Public Service Corporation, 77 Grove Street, Rutland, Vermont 05701, Telephone: 1-800-649-2877.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements about Central Vermont. The Securities and Exchange Commission, which we refer to in the proxy statement as the Securities and Exchange Commission or the SEC, encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. These statements may be made directly in this proxy statement and they may also be made a part of this proxy statement by reference to other documents filed by us with the Securities and Exchange Commission, which is known as “incorporation by reference.”

Statements contained in this proxy statement that are not historical fact are forward-looking statements within the meaning of the ‘safe-harbor’ provisions of the Private Securities Litigation Reform Act of 1995.  Whenever used in this report, the words “estimate,” “expect,” “believe,” or similar expressions are intended to identify such forward-looking statements.  Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Actual results will depend upon, among other things: the occurrence of any event, effect or change that could give rise to a termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against Central Vermont and others following announcement of the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the receipt of regulatory approvals; risks that the merger disrupts current plans and operations and creates potential difficulties in employee retention; the amount of the costs, fees, expenses and charges related to the merger; the actions of regulatory bodies with respect to allowed rates of return, continued recovery of regulatory assets and alternative regulation; liquidity requirements; the performance and continued operation of the Vermont Yankee nuclear power plant; changes in the cost or availability of capital; our ability to replace or renegotiate our long-term power supply contracts; effects of and changes in local, national and worldwide economic conditions; effects of and changes in weather and economic conditions; volatility in wholesale power markets; our ability to maintain or improve our current credit ratings; the operations of ISO-NE; changes in financial or regulatory accounting principles or policies imposed by governing bodies; capital market conditions, including price risk due to marketable securities held as investments in trust for nuclear decommissioning, pension and postretirement medical plans; changes in the levels and timing of capital expenditures, including our discretionary future investments in Transco; the performance of other parties in joint projects, including other Vermont utilities, state entities and Transco; our ability to successfully manage a number of projects involving new and evolving  technology; our ability to replace a mature workforce and retain qualified, skilled and experienced personnel; our ability to maintain our current credit rating; and other presently unknown or unforeseen factors.

These and other risk factors are detailed in Central Vermont’s SEC filings. Central Vermont cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement. Central Vermont does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the filings and reports that we make with the SEC as described under “Where You Can Find More Information.”

PARTIES TO THE MERGER

Central Vermont.  Central Vermont is the largest electric utility in Vermont.  The Company is engaged principally in the purchase, production, transmission, distribution and sale of electricity.  Central Vermont serves approximately 160,000 customers in 164 towns, villages and cities in Vermont.  The Vermont utility operation is our core business.  We typically generate most of our revenues through retail electricity sales.  We also sell excess power, if any, to third parties in New England and to ISO-NE, the operator of the region’s bulk power system and wholesale electricity markets.  Our headquarters are located at 77 Grove Street, Rutland, Vermont 05701 and our telephone number is 1-800-649-2877.

Gaz Métro.  With over $3.6 billion in assets, Gaz Métro is Québec’s leading natural gas distributor. Its 10,000 kilometer network serves 300 municipalities. Gaz Métro has operated in this regulated industry since 1957 and is the trusted energy provider to its customers in Québec and Vermont, who choose natural gas for its competitive price, efficiency, comfort and environmental benefits. Gaz Métro is also present in the electricity distribution market in Vermont through GMP and is involved in natural gas transportation and storage, the development of projects such as wind power, natural gas as fuel for the transportation industry, and biomethanation. Gaz Métro is committed to the satisfaction of its customers, partners, employees and the communities it serves.  Gaz Métro’s headquarters are located at 1717 du Havre, Montréal, Québec H2K 2X3 and its telephone number is 1-888-690-3883.

Merger Sub.  Merger Sub is a Vermont corporation formed for the purpose of merging with and into Central Vermont. Merger Sub is an indirect wholly-owned subsidiary of Gaz Métro.  The executive office of Merger Sub is located at c/o Green Mountain Power Corporation, 163 Acorn Lane, Colchester, Vermont, 05446 and its telephone number is 1-888-835-4672.

SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors in connection with a special meeting of our shareholders, which we refer to in this proxy statement as the special meeting.

Date, Time and Place of the Special Meeting

The special meeting is scheduled to be held as follows:
Date:	September 29, 2011
Time:	10:00 a.m., Rutland, Vermont time
Place:	Paramount Theatre
30-36 Center Street
Rutland, Vermont 05701

Proposals to be Considered at the Special Meeting

At the special meeting, you will consider and vote upon (1) a proposal to approve the merger proposal, (2) a grant of authority to the proxyholders to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date for a reasonable business purpose, including to solicit additional proxies in favor of the approval of the merger agreement, if there are not sufficient votes for approval of the merger agreement at the special meeting, (3) a proposal to approve, by a non-binding advisory vote, the change in control payments payable to Central Vermont’s named executive officers relating to the merger and (4) such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date

Our board of directors has fixed the close of business on August 26, 2011 as the record date for the special meeting and only holders of record of our common stock on the record date are entitled to vote at the special meeting. As of the close of business on August 26, 2011, there were issued and outstanding and entitled to vote 13,429,294 shares of our common stock.

As of the close of business on August 26, 2011 , our directors and executive officers beneficially owned and had the right to vote 289,453 shares of our common stock entitling them to exercise approximately 2.2% of the voting power of our common stock.

Voting Rights; Quorum; Vote Required for Approval

Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting. The presence in person or representation by proxy of shareholders entitled to cast a majority of the votes of all issued and outstanding shares entitled to vote on the proposals, considered together, constitutes a quorum for the purpose of considering such matters. Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which shareholders have abstained and “broker non-votes” (as defined below), will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

If you hold your shares in an account with a broker or bank, which we refer to in this proxy statement as holding your shares in “street name,” you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on the merger proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but your shares of common stock will not be voted on the proposals, which will have the same effect as a vote ‘‘AGAINST’’ the merger proposal, and will not have any effect on the proposal to adjourn the special meeting or the non-binding advisory vote proposal regarding Central Vermont’s named executive officers’ merger-related change in control payments. This is called a “broker non-vote.” Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank. If you hold your shares of our common stock in street name, you must request a legal proxy from your broker or bank in order to vote in person at the special meeting.

Under our articles of incorporation, approval of the merger proposal requires the affirmative vote of the holders of a majority of all shares of our common stock entitled to vote on the merger proposal.  Abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the merger proposal.

The affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon will be required to approve, by a non-binding advisory vote, Central Vermont’s named executive officers change in control payments. Because the vote is advisory in nature only, it will not be binding on Central Vermont, and failure to receive the vote required for approval will not in itself change Central Vermont’s obligations to make the change in control severance payments. Abstentions or broker non-votes will have no effect on this proposal.

How to Vote

Shareholders of record may submit proxies by mail, by telephone or through the Internet. Shareholders who wish to submit a proxy by mail should mark, date, sign and return the proxy card in the envelope furnished. The enclosed proxy card includes detailed information on how to vote by telephone at 1-800-776-9437 or through the Internet at www.voteproxy.com. Shareholders who hold shares beneficially through a nominee (such as a bank or broker) may be able to submit a proxy by telephone or through the Internet if those services are offered by the nominee.

Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. Where no specification is indicated, the proxy will be voted “FOR” the merger proposal, the proposal to permit the proxies to vote, in their discretion, on the postponement or adjournment of the special meeting, if necessary, and the non-binding advisory vote proposal on Central Vermont’s named executive officers’ change in control payments relating to the merger. No proxy voted against the merger proposal will be voted in favor of any adjournment or postponement.

If you are a participant in the 401(k) Plan, a proxy card has been provided to allow you to direct the trustee of the 401(k) Plan how to vote any shares attributable to your individual account under the 401(k) Plan.  The trustee will only vote such shares as directed by participants in the 401(k) Plan.

If you hold your shares in certificated form, please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration.

Revocation of Proxies

Until your proxy is exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

•
by delivering written notification or a proxy of a later date to us by September 28, 2011 at 5:00 pm at our principal executive offices at 77 Grove Street, Rutland, Vermont 05701, Attention: Corporate Secretary; or

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

If you voted by telephone or through the Internet, you can also revoke your proxy and change your vote by any of these methods or you can revoke your proxy and change your vote by telephone by calling 1-800-776-9437 or through the Internet at www.voteproxy.com. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy and change your vote by telephone or through the Internet. If you have instructed a broker or bank to vote your shares, you can revoke your proxy and change your vote by following the directions received from your broker or bank to change those instructions.

All properly submitted proxies received by us before the special meeting that are not revoked prior to being voted at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” the merger proposal, the proposal to permit the proxies to vote, in their discretion, on the postponement or adjournment of the special meeting, if necessary, and the non-binding advisory vote proposal on Central Vermont’s named executive officers change in control payments relating to the merger.

Postponements and Adjournments

The special meeting may be postponed or adjourned for the purpose of soliciting additional proxies or for other reasons as determined in the sole discretion of the chairman of the meeting. Any proposal to postpone or adjourn the special meeting may be made without prior notice, including by an announcement made at the special meeting, by the chairman of the special meeting in his sole discretion. If a proposal for postponement or adjournment is properly presented at the special meeting, or any postponement or adjournment thereof, the persons named as proxies will vote the shares represented thereby in their discretion with respect to such postponement or adjournment if such specification is indicated by the proxy or if no specification is provided by the proxy. If no specification is provided by the proxy, the persons named as proxies will not, however, have discretion to vote in favor of any postponement or adjournment as to any shares of our common stock that have been voted against the merger proposal.

Solicitation of Proxies

We will bear the expenses in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by those persons, and we may reimburse them for their reasonable transaction and clerical expenses. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone, facsimile, telegram or other means of communication, by our officers and regular employees. These people will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services. We have retained Morrow & Co., LLC, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at an anticipated cost not to exceed $17,500 plus reimbursement of reasonable out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items. In addition, we will indemnify Morrow & Co., LLC against any losses arising out of that firm’s proxy soliciting services on our behalf.

Shareholder List

A list of our shareholders entitled to vote at the special meeting will be available for examination by any of our shareholders at the special meeting. From two business days after the date of this proxy statement, this shareholder list will be available for inspection by shareholders, subject to compliance with applicable provisions of Vermont law, during ordinary business hours at our corporate offices located at 77 Grove Street, Rutland, Vermont 05701.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Morrow & Co., LLC, toll-free at 1-800-278-2141.

THE MERGER

Background of the Merger

For the past several years, our board of directors and executive officers have periodically reviewed and assessed Central Vermont’s strategic plan.  From time to time our board of directors consults with our senior management and financial advisors to review various strategic alternatives, including remaining as an independent public company, the possibility of acquisition or merger with other companies and other transactions.  As part of those reviews, Central Vermont has carefully studied developments in the electric industry in the northeastern United States and evaluated options for achieving its long-term strategic goals of providing cost-effective energy solutions to its customers and increasing shareholder value.  Over the period of 2007 through 2009, Central Vermont considered various business strategies that included strategic combinations, but ultimately concluded that remaining an independent company was in Central Vermont’s best interests at that time.  During the recent global economic recession, the board of directors was kept abreast of developments in the electric industry, including the merger and acquisition environment and the impact of conditions in the financial markets on our stock price and financial results.

In May 2009, the board of directors received reports that, based on communications of our financial advisor with six potentially interested parties selected by our board in consultation with management and our financial advisor to explore a potential combination with Central Vermont, four parties provided indicative proposals for a strategic transaction with Central Vermont.  After discussion, based on financial considerations and the likelihood of a transaction being consummated, the board instructed its financial advisor to explore strategic alternatives with two of the identified parties, one of which was Fortis, Inc., which we refer to in this proxy statement as Fortis.  The other party is referred to in this proxy statement as Fund A.  In June 2009, Fortis made a proposal to acquire Central Vermont at a price per share of $23.20 in cash.  Fund A proposed an acquisition of Central Vermont at a price per share of $20.00 in cash.  On June 29, 2009, the board of directors met to discuss the proposals by Fortis and Fund A as well as Central Vermont’s financial and strategic alternatives.  After discussion, the board of directors determined that there was insufficient support for continuing discussion with either Fortis or Fund A and resolved to terminate the process.

During the latter half of 2009 into 2010, the board of directors continued to receive presentations from its advisors on the macroeconomic environment, utility sector, economic outlook, dividend policy and financing alternatives.

On July 8, 2010, Robert Young announced his intent to retire as President and Chief Executive Officer of Central Vermont, effective May 2011.

In connection with the board of directors’ annual review of Central Vermont’s strategic plan, on July 13, 2010, the board of directors resolved to form a financial advisor search team to review and advise the board on the quality of Central Vermont’s then current strategic plan with the goal of enhancing shareholder value.

From July to November 2010, management and the board continued to work on updating our strategic plan, which included the continuation of the financial advisor search, and search for a new president and chief executive officer.

On November 15, 2010, we received an unsolicited letter from Gaz Métro in which it expressed an interest in acquiring Central Vermont at a price per share of $25.00 in cash.  On the last trading day prior to receipt of the letter, the closing price of our common stock was $20.13 per share.  On November 16, 2010, our board of directors was informed of the receipt of the letter.  The board authorized Robert Young, then President and Chief Executive Officer of Central Vermont, to contact Gaz Métro to acknowledge receipt of the letter.

On December 6, 2010, the board of directors approved the retention of Lazard as Central Vermont’s financial advisor.

Effective as of January 1, 2011, Central Vermont and Lazard entered into an engagement letter with respect to Lazard’s role as financial advisor.  Lazard had not acted as Central Vermont’s financial advisor prior to this engagement.

On December 11, 2010, the board of directors considered the unsolicited expression of interest from Gaz Métro and discussed its fiduciary duties with its outside counsel, Loeb & Loeb LLP, which we refer to in this proxy statement as Loeb & Loeb.  Lazard was also asked to conduct a review of the financial projections reflected in the Central Vermont management case in light of Gaz Métro’s proposal.

On December 15, 2010, at the direction of our board of directors, Mr. Young and William Sayre, the board’s lead director, had a telephone discussion with Gaz Métro during which Messrs. Young and Sayre indicated that Central Vermont would respond to Gaz Métro’s proposal by the end of January 2011.

On January 7, 2011, Central Vermont received an unsolicited letter from a third party, which we refer to in this proxy statement as Company B, in which it indicated an interest in pursuing an acquisition of Central Vermont at a price per share of $28.66 in cash, based on recent average stock prices.  On the last trading day prior to receipt of the letter, the closing price of our common stock was $21.93 per share.

On January 10, 2011, our board of directors held a meeting at which it discussed Lazard’s preliminary review of the financial projections reflected in our strategic plan.  The board of directors also discussed the indication of interest received from Company B.  The board of directors requested additional information from Lazard regarding the financial projections reflected in Central Vermont’s strategic plan and the proposals from Gaz Métro and Company B.

During the month of January 2011, the board of directors met several times and received periodic updates from Lazard on its review of the financial projections reflected in Central Vermont’s strategic plan.  The board, management and legal and financial advisors discussed a process for conducting a market check to assess the fairness of the indications of interest from Gaz Métro and Company B.

On January 28, 2011, the board of directors met and received presentations on its fiduciary duties from Loeb & Loeb.  The board also discussed Lazard’s review of the financial projections reflected in Central Vermont’s five-year strategic plan.

At meetings held on February 3 and 4, 2011, the board of directors reviewed and considered a proposed work plan and process regarding the evaluation of Central Vermont’s strategic alternatives with Lazard and Loeb & Loeb. After review and discussion, the board of directors authorized a formal process to explore Central Vermont’s strategic alternatives.  Pursuant to the process, Lazard was authorized to contact specified third parties (both strategic and financial) to determine whether they were interested in pursuing a possible transaction with Central Vermont.

On February 8, 2011, Lazard initiated the process and contacted 16 potentially interested parties selected by our board in consultation with Lazard and management (based upon assessments of the likelihood of interest in a transaction with Central Vermont).  The 16 parties included Gaz Métro, Fortis, Fund A and Company B.  From February 14 to March 1, 2011, eight of such parties entered into confidentiality agreements with Central Vermont to enable each such party to conduct further due diligence.

At a meeting held on February 14, 2011, our board of directors approved the retention of Sidley Austin LLP, which we refer to in this proxy statement as Sidley Austin, as special transaction counsel, in connection with an exploration of a possible strategic transaction.

On February 14, 2011, Lawrence J. Reilly was appointed to serve as our Chief Executive Officer and President effective March l, 2011. Robert H. Young, the Chief Executive Officer and President, would then become Executive Chair of the Company and remain on the Board of Directors until his previously announced planned retirement on May 3, 2011.

On February 22, 2011, Fortis submitted a written indication of interest regarding an acquisition of Central Vermont at a price per share of $28.70 in cash.  On the last trading day prior to receipt of the letter, the closing price of our common stock was $22.05 per share.

Throughout the months of March, April and May, as the parties were conducting due diligence and negotiations, the board of directors received frequent updates from management and Central Vermont’s legal and financial advisors on the status of the process.

On March 9, 2011, after having requested that written indications of interest be submitted by that date, Lazard received written indications of interest from four of the 16 parties that had been contacted by it.  The four parties consisted of three strategic buyers (Gaz Métro, Fortis and Company B) and one financial buyer (Fund A).  The March 9 submission by Fortis reaffirmed its February 22 indication of interest at $28.70 per share.  Gaz Métro proposed a price per share of $26.50, while Company B and Fund A proposed acquisitions at prices per share of $28.00 and $25.00, respectively, each in cash.

On March 11, 2011, at a meeting of our board of directors, management presented its preliminary analysis regarding a variety of shareholder value creation opportunities that could potentially be incorporated into our long-term strategic plan.  The analysis included a range of risk-adjusted probabilities associated with achieving each opportunity identified by our management, and the impact that each opportunity was reasonably likely to have on our strategic plan.  Lazard and our legal advisors discussed the four indications of interest received on March 9, 2011.  After discussions, the board of directors determined that Gaz Métro, Fortis and Company B should be offered the opportunity to review additional non-public financial and other information regarding Central Vermont and thereafter submit a definitive proposal regarding an acquisition of Central Vermont.  The board determined not to proceed with Fund A.  In making such determination, the board noted that the price per share offered by Fund A was the lowest of the four indications of interest, and that it was unlikely, based on previous dealings with Fund A, that Fund A would be able to pursue an acquisition of Central Vermont at the price levels indicated by Gaz Métro, Fortis and Company B.

Beginning on or about March 15, 2011, we provided access to an electronic data room for the three parties to conduct in-depth due diligence.  During the months of March and April, management presentations and discussions with respect to Central Vermont’s strategic plan were held with Gaz Métro, Fortis and Company B.

On April 11, 2011, our board of directors held a telephonic meeting at which it reviewed a draft merger agreement prepared by Sidley Austin and an updated financial forecast prepared by management, and approved the distribution of such materials to Gaz Métro, Fortis and Company B.  Our management also presented an updated analysis of certain shareholder value creation opportunities it had previously identified, together with an analysis of risk-adjusted probabilities associated with achieving each opportunity.

On April 18, 2011, at the direction of our board of directors, Lazard sent to each of Gaz Métro, Fortis and Company B a letter indicating that the parties should submit firm and final offers by May 16, 2011 and that, in connection therewith, each of the bidders would be provided with a draft merger agreement.  In submitting an offer by May 16, each of the bidders was requested to provide a mark-up of a draft merger agreement detailing any proposed changes to the draft agreement.  Lazard’s letter encouraged each of the bidders to review and discuss with Lazard and Sidley Austin any proposed changes to the draft agreement in advance of the May 16 deadline.

In the evening of April 18, 2011, at the request of Fortis, Messrs. Reilly and  Young had dinner with Stanley Marshall, President and Chief Executive Officer of Fortis.  A representative of Lazard also attended the dinner.  During the dinner, Messrs. Reilly, Young and Marshall discussed the strategic process undertaken by Central Vermont, the updated financial forecast that had been provided to Fortis, as well as other items relating to Central Vermont’s business, and Fortis’ operating and management style.

On April 21, 2011, Sidley Austin supplied each of Gaz Métro, Fortis and Company B with the draft merger agreement.

On May 4, 2011, at the request of Gaz Métro, Messrs. Reilly and Young had dinner with representatives of Gaz Métro.  A representative of Lazard also attended the dinner.  During the dinner, Messrs. Reilly and Young and the representatives of Gaz Métro discussed the strategic process undertaken by Central Vermont and Gaz Métro’s operating and management style.

On May 5, 2011, an article was published in the electronic media stating that Central Vermont was “understood to have appointed Lazard to conduct a strategic review.”

On May 8, 2011, Fortis provided us with a mark-up of the draft merger agreement and indicated its willingness to discuss the proposed changes.  On May 12, 2011, representatives of Fortis, its counsel, White & Case LLP, which we refer to herein as White & Case, Central Vermont, Lazard and Sidley Austin participated in a conference call in which Sidley Austin identified certain items in the mark-up that would likely put Fortis at a significant competitive disadvantage in the bidding process.   Shortly after the call, Barry Perry, the Chief Financial Officer of Fortis, sent an email to Lazard and Sidley Austin in which Mr. Perry indicated that Fortis’ mark-up of the merger agreement would be revised to address the concerns identified in the call, including those with respect to the steps Fortis would be required to take to obtain regulatory approval.

On May 12, 2011, at the request of Company B, Messrs. Reilly and Young had dinner with representatives of Company B.  A representative of Lazard also attended the dinner.  During the dinner, Messrs. Reilly and Young and the representatives of Company B discussed the strategic process undertaken by Central Vermont and Company B’s operating and management style.

On May 13, 2011, a representative of Company B sent to Mr. Reilly a draft of a May 16 bid letter (with the offer price left blank) and a mark-up of the merger agreement.  On May 15, 2011, after discussions with our management, Lazard, Sidley Austin and Loeb & Loeb, Mr. Reilly sent to Company B an email in which he identified certain items in the proposed mark-up that would put Company B at a significant competitive disadvantage in the bidding process.

On May 16, 2011, each of Gaz Métro, Fortis and Company B submitted an offer letter together with a mark-up of the draft merger agreement.  The offer letters of Gaz Métro, Fortis and Company B contained offer prices of $34.00, $30.27 and $30.50, respectively.

On May 17, 2011, after discussions among the chair of our board of directors and our management and financial and legal advisors, we determined that feedback should be provided to Gaz Métro with respect to its mark-up in a manner similar to that provided to Fortis and Company B.  Accordingly, on May 17, 2011, Mr. Reilly sent to the chief executive officer of Gaz Métro an email identifying various items in Gaz Métro’s mark-up that were likely to be viewed unfavorably by our board, were non-competitive in the bidding process or otherwise could not be accepted, including a provision that significantly weakened Gaz Métro’s obligations in connection with regulatory approvals.  During the morning of May 18, 2011, Mr. Reilly and the chief executive officer of Gaz Métro held a telephone conversation to discuss the matters referred to in Mr. Reilly’s email.  Later on May 18, 2011, representatives of Gaz Métro, its outside counsel, Central Vermont, Lazard and Sidley Austin participated in a conference call in which the parties discussed the matters referred to in Mr. Reilly’s email.

On May 20, 2011, the chief executive officer of Gaz Métro sent to Mr. Reilly a letter addressing certain of the matters referred to in Mr. Reilly’s email and discussed on the May 18 conference call.

On May 21, 2011, at a meeting of our board of directors, our management and financial and legal advisors reviewed the proposals received from each of the three bidders.  Lazard provided a preliminary financial analysis of the offers.  Internal legal counsel and representatives of Sidley Austin, Loeb & Loeb and our regulatory counsel, Downs Rachlin Martin PLLC, which we refer to in this proxy statement as Downs Rachlin Martin, reviewed Vermont and federal regulatory matters and the directors’ fiduciary and legal duties in connection with the potential transaction.  In the course of the meeting, Lazard also noted that, following the market speculation following the May 5 article speculating as to a possible transaction involving Central Vermont, Lazard and Mr. Reilly had been contacted by representatives of several third parties inquiring as to such a transaction.  Our board concluded that none of such parties was likely to be prepared to pursue an acquisition of Central Vermont at a price more attractive than the proposals received from the bidding process being conducted through Lazard, and that the delay and attendant risks from beginning a new process with these third parties were therefore not merited.  Following extensive discussion of the bids from Gaz Métro, Fortis and Company B, the Board determined that it was not prepared at that time to declare a winner of the bidding process.  Although Gaz Métro’s offer price meaningfully exceeded the offers of Fortis and Company B, the board was concerned that Gaz Métro’s offer was likely to involve significantly more challenges to receive regulatory approval and, related thereto, Gaz Métro’s mark-up of the merger agreement significantly weakened the steps required by Gaz Métro to obtain regulatory approval and allowed Gaz Métro to terminate the agreement without penalty if conditions imposed in regulatory approvals had a material adverse effect on Gaz Métro’s (unspecified) expected benefits from the transaction.  Accordingly, the board authorized Central Vermont’s management and advisors to pursue conversations with Gaz Métro to better understand the steps that Gaz Métro was prepared to take to obtain regulatory approval and the benefits Gaz Métro was expecting from the transaction.  In addition, Lazard was directed to advise all three bidders that the board would be meeting again on May 25, 2011 to further consider the offers and that, prior thereto, the bidders should inform Lazard of their best and final offers.  In that regard, each of Fortis and Company B was informed that they were at a significant disadvantage as to their proposed price and that they would need to increase their offers meaningfully in order to continue in the process.  Gaz Métro was advised that, while its proposed price was competitive, it would need to address the issue of regulatory approval and that the other bidders were being given an opportunity to improve their bids.

On May 23, 2011, representatives of Central Vermont, Lazard and Sidley Austin met in person (with representatives of Sidley Austin participating by video conference) with representatives of Gaz Métro, BMO Capital Markets, financial advisors to Gaz Métro, and Osler, Hoskin & Harcourt LLP, Gaz Métro’s counsel and which we refer to in this proxy statement as Osler, to discuss principally the issue of regulatory approval of Gaz Métro’s acquisition proposal.  Gaz Métro indicated that it was unwilling to change the merger agreement to strengthen certain obligations with respect to regulatory approvals.  Certain other items relating to Gaz Métro’s mark-up were also addressed at the meeting including the need for a retention plan for non-executive employees of Central Vermont.  Gaz Métro also indicated that if our board determined at its meeting on May 25, 2011 to proceed with Gaz Métro’s proposal, Gaz Métro would require, as a condition to proceeding, that Central Vermont enter into an exclusivity agreement with Gaz Métro.

In the afternoon of May 24, 2011, Fortis informed Lazard that it would be submitting later that day a revised offer and a form of exclusivity letter that it would expect to enter into with Central Vermont if we decided to pursue their revised offer.  Fortis shared a draft of the revised bid letter and exclusivity letter.  In response thereto, Lazard supplied Fortis with a form of no-shop agreement prepared by Sidley Austin that Central Vermont was prepared to enter into with the party selected by our board at its May 25 meeting to negotiate the final terms of a merger agreement.  The form no-shop agreement provided that, through June 1, 2011, Central Vermont would cease conversations with other bidders and not solicit any other offers from any other person relating to the acquisition of all or substantially all of our common stock.  Notwithstanding the foregoing, the no-shop agreement permitted Central Vermont to accept an offer from, or participate in discussions or negotiations with, any person who made an offer to acquire all or substantially all of our common stock if our board of directors determined, in good faith and after consultation with legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under law.

Later on May 24, 2011, Fortis submitted a revised offer of $34.10 per share.  As part of its revised proposal, Fortis stated that the proposed break-up fee pursuant to the merger agreement would need to be increased from the level of 2.95% of the aggregate merger consideration provided in its prior mark-up to 3.5%, which amount was still less than the break-up fee proposed by Gaz Métro.  Fortis also submitted a signed copy of the form of no-shop agreement that had been supplied to it earlier in the day.

In the afternoon or evening of May 24, 2011, a representative of Company B informed Lazard that it was prepared to increase its offer to $32.50, but that amount represented its best and final offer.

In the evening of May 24, 2011, Lazard also supplied Gaz Métro with the form of no-shop agreement that Central Vermont was prepared to enter into with the party selected by the board at its meeting scheduled for May 25.  Gaz Métro was informed that prior to the meeting Gaz Métro should inform Lazard of the best and final price that Gaz Métro was prepared to offer.

In the morning of May 25, 2011, prior to the meeting of our board, a representative of Gaz Métro informed Lazard that its offer of $34.00 per share would not be modified.

Our board of directors held a telephonic meeting in the morning of May 25, 2011.  The board considered each of the bid proposals received, the status of due diligence and merger agreement negotiations.  In comparing the offers from Gaz Métro and Fortis, our board of directors noted that, while the price per share of $34.10 offered by Fortis was essentially the same as the offer of $34.00 per share offered by Gaz Métro, the contractual commitment by Fortis in connection with regulatory approvals was viewed as being stronger than that offered by Gaz Métro.  Also, while Vermont regulatory approval of a transaction with Fortis would require a determination by the Vermont regulators that certain previously announced standards would be satisfied by a transaction with Fortis, the board noted that a transaction with Gaz Métro would potentially be subject to and could require new or different standards for regulatory review.  The board also noted that a transaction with Fortis would likely be more beneficial to our employees and the local economy than a transaction with Gaz Métro.  In light of the fact that all of these factors favored a transaction with Fortis, the board of directors authorized Mr. Reilly to enter into the no-shop agreement with Fortis in the form previously provided to Fortis and Gaz Métro.  In addition, Sidley Austin was authorized to negotiate the terms of the merger agreement with Fortis’ legal counsel.

Shortly after the meeting, we executed the no-shop agreement with Fortis and informed Gaz Métro and Company B that, in accordance with the terms of the no-shop agreement, we would not be pursuing their proposals and discussions with them would cease.  We also executed an amendment to our confidentiality agreement with Fortis pursuant to which the standstill provision in the confidentiality agreement would automatically terminate in the event that we publicly announced a definitive agreement with another person to acquire all or substantially of our common stock.

In the evening of May 25, 2011, a representative of Gaz Métro notified Lazard by email that it was increasing its offer to $35.00 per share.

Later in the evening of May 25, 2011, we informed Fortis that we had received an unsolicited proposal involving a price per share in excess of the $34.10 offered by Fortis and that our board would be meeting to discuss the proposal in the afternoon of May 26, 2011.

In the afternoon of May 26, 2011, Sidley Austin distributed a revised draft of the merger agreement to White & Case.  Shortly after distribution of the merger agreement, Sidley Austin and White & Case held a telephone call to negotiate the few remaining unresolved terms of the merger agreement, all of which were resolved.  During the call, White & Case also informed Sidley Austin that Fortis was not prepared to increase its price per share from the $34.10 that it had previously offered, and that it was prepared to terminate discussions with Central Vermont if we resumed discussions with the party who had made the unsolicited proposal.

Later in the afternoon of May 26, 2011, prior to the meeting of our board, Mr. Reilly had several telephone conversations with Stanley Marshall, President and Chief Executive Officer of Fortis, regarding various aspects of the proposed transaction.

In the evening of May 26, 2011, our board of directors met telephonically and discussed with management, Lazard and its legal advisors the updated status of the negotiations with Fortis, the receipt of the unsolicited competing bid proposal from Gaz Métro and key differences between the terms of the proposed merger agreements with Fortis and Gaz Métro, including with respect to regulatory matters.  While the meeting was in progress, representatives of White & Case informed representatives of Sidley Austin that (contrary to its statements a few hours earlier) Fortis was considering whether to increase its price per share.  The board instructed Mr. Reilly to engage in further discussions with Fortis regarding the proposed transaction, including with respect to the price offered by Fortis and Fortis’s offer to retain up to six directors from our existing board for two years after closing.  The board believed that retaining a larger number of the current directors could be of assistance in obtaining regulatory approvals, particularly given that Fortis did not have any operations in Vermont.  Gaz Métro had offered to retain each of our existing directors and Company B had offered to retain up to ten directors.

In the morning of May 27, 2011, Mr. Marshall called Mr. Reilly to inform him that Fortis was increasing its offer by $1.00 per share to $35.10 per share.  As part of its revised proposal, Fortis stated that the break-up fee pursuant to the merger agreement would need to be increased to $17,500,000 from the $14,000,000 reflected in the draft merger agreement distributed by Sidley Austin on May 26, 2011.  Fortis’ revised proposal was also conditioned upon Central Vermont agreeing not to pay any dividends on our common stock after November 2011, as well as requiring that members of our management agree to waive any right to assert that the merger would, by reason of Central Vermont becoming a subsidiary of Fortis, constitute “Good Reason” under the terms of change-in-control agreements between those individuals and Central Vermont, and the right of such individuals to receive severance benefits under the change-in-control agreements if they terminated their employment with Central Vermont within 30 days after the first anniversary of the date the merger closed.

In the afternoon of May 27, 2011, our board of directors met telephonically.  Representatives of our management, Lazard, Sidley Austin, Loeb & Loeb and Downs Rachlin Martin were also present.  Mr. Reilly provided the board with an update of the status of the negotiations with Fortis, including its price increase and the other terms of its revised proposal.  Mr. Reilly noted that, notwithstanding its initial position earlier that morning, Fortis had agreed to permit Central Vermont to pay a quarterly dividend on our common stock after November 2011 in an amount not to exceed $0.01 per share, and that it had agreed not to require that members of our management waive their right to receive severance benefits under the change-in-control agreements if they terminated their employment with Central Vermont within 30 days after the first anniversary of the date the merger closed.  Mr. Reilly also discussed with the board management’s recommendation that the board approve the proposed merger with Fortis.  Representatives of Loeb & Loeb discussed the fiduciary duties of our directors.  Representatives of Sidley Austin reviewed with the directors the terms of the draft merger agreement that had been negotiated with Fortis and related legal matters.  Also at the meeting, Lazard reviewed with the board its financial analysis of the merger consideration provided for in the draft merger agreement and rendered to our board of directors its oral opinion (which was subsequently confirmed in writing by delivery of Lazard’s written opinion) that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of $35.10 in cash to be paid to the holders of our common stock (other than specified excluded holders) was fair, from a financial point of view, to such holders.  After discussion, our board of directors unanimously approved and adopted the merger proposal and unanimously recommended that our shareholders vote to approve the merger proposal.  At the conclusion of the meeting, the board directed Mr. Reilly to again request that Fortis increase from six the number of directors on our existing board that would be retained for two years after closing.  Shortly thereafter, Mr. Reilly and Mr. Marshall had a telephone conversation, during which Fortis agreed to retain up to seven members of our existing board.

Later in the evening of May 27, 2011, Central Vermont and Fortis executed the merger agreement.

On May 30, 2011, Central Vermont and Fortis each issued a separate press release announcing the execution of the merger agreement.

During the first several weeks in June, we worked to prepare a proxy statement for shareholders and approval requests for regulators.

In the morning of June 23, 2011, we received an unsolicited written acquisition proposal from Gaz Métro offering to acquire Central Vermont at a price per share of $35.25 in cash.  Shortly after submitting its proposal to us, Gaz Métro issued a press release announcing the proposal.  Gaz Métro’s proposal permitted us to continue paying our regular quarterly dividend of $0.23 per common share after November 30, 2011 and prior to the closing of the transaction (regardless of the time period required to obtain regulatory approvals).  In contrast, our merger agreement with Fortis essentially eliminated dividends after November 30, 2011.  Gaz Métro’s press release also announced that, if the acquisition was completed, Gaz Métro would provide customers of Central Vermont and GMP with $144 million in savings over 10 years.  Gaz Métro also provided us with a mark-up of our merger agreement with Fortis reflecting the changes Gaz Métro proposed to make.  The merger agreement provided that NNEEC would be a party to the merger agreement and the actual acquirer of Central Vermont, but, unlike Fortis, did not include a parent guarantee of the obligations of NNEEC under the merger agreement.  Gaz Métro’s proposal also did not address payment of the termination fee and expenses to Fortis, and did not include any provision for a retention plan for employees of Central Vermont, which we had previously informed Gaz Métro would be important in connection with any business combination transaction with them.

Following our receipt of Gaz Métro’s proposal, in accordance with our obligations under our merger agreement with Fortis, we notified Fortis orally and in writing of our receipt of the proposal, and delivered a copy of the draft merger agreement relating to the Gaz Métro proposal to Fortis.  We also issued a press release confirming our receipt of Gaz Métro’s proposal.

In the morning of June 24, 2011, our board of directors met telephonically to discuss the Gaz Métro proposal.  Representatives of our management, Lazard, Sidley Austin, Loeb & Loeb and Downs Rachlin Martin were also present.  Mr. Reilly provided the board with an overview of the terms of Gaz Métro’s proposal.  Representatives of Lazard discussed the financial terms of the proposal, while representatives of Downs Rachlin Martin discussed the regulatory aspects of Gaz Métro’s proposal.  Representatives of Sidley Austin and Loeb & Loeb discussed with the board its fiduciary duties and obligations under our merger agreement with Fortis with respect to the Gaz Métro proposal, which permitted the board to consider whether the Gaz Métro proposal constituted, or was reasonably likely to lead to, a “superior proposal,” as defined in our merger agreement with Fortis.  At that time, our board concluded that it was unable to make a determination as to whether the proposal from Gaz Métro constituted, or was reasonably likely to lead to, a superior proposal.

In the afternoon of June 24, 2011, Mr. Reilly had a telephone conversation with Mr. Marshall regarding the Gaz Métro proposal and informed him that our board would be meeting on June 27, 2011 to consider the Gaz Métro proposal.

In the morning of June 27, 2011, our board of directors met telephonically and further discussed with management and our legal and financial advisors the terms of Gaz Métro’s proposal.  Mr. Reilly also provided the board with an update of his discussions with Mr. Marshall.

In the afternoon of June 27, 2011, our board of directors met telephonically.  Members of our management and representatives of Lazard, Sidley Austin, Loeb & Loeb and Downs Rachlin Martin were also present.  Following an additional discussion of the terms of Gaz Métro’s proposal, our board determined that Gaz Métro’s proposal was reasonably likely to lead to a superior proposal under the terms of our merger agreement with Fortis.  Under the Fortis merger agreement, this determination was a prerequisite for Central Vermont to furnish information to, and have discussions and negotiations with, Gaz Métro.  However, in making its determination, the board was concerned that, while Gaz Métro’s proposal included a price per share that exceeded the price offered by Fortis and permitted Central Vermont to continue paying regularly quarterly dividends on its common stock after November 30, 2011, Gaz Métro’s proposal did not address payment of the $17.5 million termination fee and reimbursement of expenses of up to $2 million to Fortis, did not include a parent guarantee of NNEEC’s obligations, did not permit Central Vermont to establish a retention plan for employees and did not provide any details regarding the proposed $144 million of customer savings.  Although our merger agreement with Fortis also did not provide for a retention plan, our board did not consider a retention plan for the Fortis transaction necessary, as Fortis intended to leave Central Vermont as an autonomous company within the Fortis group of companies, without workforce reductions.  Gaz Métro’s proposal, however, contemplated combining Central Vermont’s operations with GMP’s operations, which our board believed would cause our employees to be concerned about the security of their jobs with the combined company after closing and could cause them to terminate their employment before closing to the detriment of service to our customers.  Accordingly, our board and management believed that a retention plan was a necessary part of a transaction with Gaz Métro.  Based on the foregoing concerns, the board instructed Mr. Reilly to engage in negotiations with Gaz Métro to address these matters.  Later on June 27, 2011, Central Vermont sent a notice to Fortis informing it of the board’s determination.  We also issued a press release disclosing the board’s determination.

On June 28, 2011, we distributed a revised draft of the merger agreement to Gaz Métro.  The draft provided that, immediately following the execution of the agreement, Gaz Métro would reimburse Central Vermont for its payment of the termination fee and expenses to Fortis.  The draft also provided for a guarantee of the obligations of NNEEC under the merger agreement by Gaz Métro, and for a retention pool of up to $3 million that could be distributed to employees of Central Vermont at our discretion, subject to consultation with Gaz Métro.

In late afternoon of June 28, 2011, Sophie Brochu, President and Chief Executive Officer of Gaz Métro, called Mr. William Sayre, Chair of our board of directors, to request a meeting between representatives of Central Vermont and Gaz Métro to discuss Gaz Métro’s proposal and our draft merger agreement.  Following further discussion, we and Gaz Métro agreed to meet in person on July 1, 2011.

On June 30, 2011, our board of directors met in person for a regularly scheduled meeting.  During the meeting, our management and legal and financial advisors provided the board with an update of our discussions with Gaz Métro regarding its proposal.  Mr. Reilly noted that he and Mr. Sayre would be meeting with Gaz Métro the next day to discuss Gaz Métro’s proposal and the draft merger agreement in more detail.  In addition, representatives of Sidley Austin summarized for the board the changes made in the revised merger agreement sent to Gaz Métro on June 28.

Early in the afternoon of July 1, 2011, Messrs. Reilly and Sayre met in person with Ms. Brochu and Mary Powell, President and Chief Executive Officer of GMP, to discuss the terms of Gaz Métro’s proposal.  Legal representatives of each party also participated in a portion of the meeting.  During the meeting, Gaz Métro stated that it was willing to reimburse Central Vermont for our payment of the termination fee and expenses to Fortis after the merger agreement with Gaz Métro was approved by our shareholders, that Gaz Métro itself would become a party to the merger agreement in lieu of NNEEC (making the parent guarantee unnecessary) and that Gaz Métro would permit Central Vermont to establish a $3 million employee retention pool, provided that the plan require the approval by Gaz Métro of any payments thereunder.  With respect to Gaz Métro’s commitment to deliver $144 million in savings to customers over a 10-year period, however, Gaz Métro declined at that point in time to provide definitive particulars regarding how and when the savings would be achieved or when they would be delivered to customers. Gaz Métro did state that the $144 million of savings included approximately $21 million in customer benefits that were required by a 2001 order of the Vermont Public Service Board applicable to Central Vermont, that the $144 million was a nominal amount, as opposed to a net present value, of savings to customers and that it expected approximately 40% of the aggregate savings would be derived from employee attrition at Central Vermont and GMP.  Gaz Métro also indicated that it was not planning any employee layoffs at the combined company, other than some of Central Vermont’s senior officers.  Gaz Métro further stated that it would prepare and send us a revised draft of the merger agreement reflecting the points discussed at the meeting.

Later in the afternoon of July 1, 2011, our board of directors met telephonically.  Members of our management and representatives of Lazard, Sidley Austin, Loeb & Loeb and Downs Rachlin Martin were also present.  Mr. Reilly provided the board with a summary of the meeting with Gaz Métro that had occurred earlier that day.  Following discussion of the revised terms of Gaz Métro’s proposal, the board agreed that Gaz Métro’s proposal regarding reimbursement of our payment of the termination fee and expenses to Fortis, the addition of Gaz Métro as a party to the merger agreement and Gaz Métro’s agreement to permit an employee retention pool, subject to its approval regarding payments, were acceptable compromises that supported a determination that Gaz Métro’s proposal was a superior proposal under the terms of the Fortis merger agreement.  However, the board concluded that, because of the lack of details from Gaz Métro regarding its proposal for $144 million in customer savings, which potentially could affect the regulatory approval process, it was unable at that time to determine whether the Gaz Métro proposal in fact constituted a superior proposal.  The board therefore instructed Mr. Reilly to continue discussions with Gaz Métro regarding its proposal, and to also engage in discussions with Fortis to determine whether Fortis would be prepared to improve its offer, both with respect to the consideration to be paid to our shareholders and (to facilitate regulatory approval) savings that could be provided to our customers.

In the evening of July 1, 2011, Mr. Reilly had a telephone conversation with Mr. Marshall to discuss possible ways in which Fortis could improve its offer for the benefit of our shareholders and customers.

On July 3, 2011, Gaz Métro’s counsel, Osler, Hoskin & Harcourt LLP, which we refer to in this proxy statement as Osler, distributed a revised draft of the merger agreement reflecting the points that were discussed during the July 1, 2011 meeting.

In the morning of July 6, 2011, representatives of Central Vermont and GMP met in person to discuss further Gaz Métro’s proposal of delivering $144 million in savings to customers over a 10-year period.  During the meeting, GMP provided additional details regarding its method of calculating the savings that would be derived from a combination of Central Vermont and GMP.

In the afternoon of July 6, 2011, our board of directors met telephonically.  Members of our management and representatives of Lazard, Sidley Austin, Loeb & Loeb and Downs Rachlin Martin were also present.  Mr. Reilly provided the board with an update on our discussions with Gaz Métro and GMP, including the meeting earlier that day with representatives of GMP to discuss the proposed customer savings.  Mr. Reilly also noted that we had received a revised draft of the merger agreement from Gaz Métro over the weekend reflecting the points discussed during the July 1, 2011 meeting.  Mr. Reilly also noted that representatives of Central Vermont and Fortis had been working on possible ways to improve Fortis’ offer.

On July 7, 2011, Sidley Austin distributed a revised draft of the merger agreement to Osler, together with a draft letter that Gaz Métro could use to transmit to Central Vermont a copy of the merger agreement executed by Gaz Métro and Merger Sub.  The letter, if executed and delivered by Gaz Métro, would constitute an irrevocable offer by Gaz Métro to acquire Central Vermont on the terms set forth in the enclosed merger agreement, which offer would remain open until 11:59 p.m., Eastern Time, on July 22, 2011.

In the morning of July 8, 2011, Osler distributed revised drafts of the merger agreement and transmittal letter to Sidley.  The mark-up of the transmittal letter provided that, once Gaz Métro executed and delivered the letter and merger agreement, its offer to acquire Central Vermont would remain open until noon, Eastern Time, on July 19, 2011.  The revised merger agreement resolved all open issues in the merger agreement, other than an issue regarding the location of the headquarters of the combined Central Vermont-GMP company following the closing.  Gaz Métro’s mark-up provided that the combined company would maintain a southern head office in Rutland, Vermont, while Central Vermont’s July 7 draft provided that the headquarters would be in Rutland, Vermont.  During a telephone conversation in the afternoon of July 8, 2011, Mr. Reilly and Ms. Powell agreed that the combined company would maintain two head offices:  a Headquarters for Operations and Energy Innovation in Rutland, Vermont and a Headquarters for Corporate Services and Northern Operations in Colchester, Vermont.  That evening, Sidley Austin and Osler finalized the merger agreement.  Later in the evening of July 8, Gaz Métro delivered to us an executed transmittal letter and a copy of the merger agreement executed by Gaz Métro and Merger Sub.  The transmittal letter stated that it was an irrevocable offer to acquire Central Vermont on the terms set forth in the merger agreement, and was open for acceptance by Central Vermont until noon, Eastern Time, on July 19, 2011.  Later that evening, we delivered a copy of the executed transmittal letter and merger agreement to Fortis.

On July 9, 2011, Sidley Austin sent White & Case a draft letter that Central Vermont would deliver to Fortis if our board of directors determined that Gaz Métro’s proposal constituted a superior proposal under the Fortis merger agreement.  The draft letter also permitted Fortis, if it wished, to waive its right under the merger agreement to match Gaz Métro’s proposal during the five business days following its receipt of the letter.  Based on conversations between Sidley Austin and White & Case over the previous days, we believed that if Fortis elected not to exercise its match right it would want to terminate the Fortis merger agreement immediately.  If Fortis agreed to waive its match right, the letter provided that the Fortis merger agreement would be terminated and we would pay Fortis the termination fee of $17.5 million and expenses of up to $2 million no later than 3:00 p.m., Eastern time, on the day following the date the letter was executed.

During the weekend of July 9 and 10, 2011, we engaged in negotiations with Gaz Métro and GMP regarding ways to improve the terms of Gaz Métro’s proposal with respect to employees of Central Vermont and the local communities served by Central Vermont, in particular its headquarters of Rutland, Vermont.

In the early afternoon of July 11, 2011, Sidley Austin and White & Case finalized the terms of the letter that we would deliver to Fortis if our board determined that Gaz Métro’s proposal was a superior proposal.

In the afternoon of July 11, 2011, our board of directors met telephonically.  Representatives of our management, Lazard, Sidley Austin, Loeb & Loeb and Downs Rachlin Martin were also present.  Mr. Reilly provided the board with an update of the status of the negotiations with Gaz Métro over the past several days.  Mr. Reilly noted that Gaz Métro had agreed to a variety of initiatives designed to benefit Rutland, Vermont, the historic location of Central Vermont’s headquarters, and Central Vermont’s employees, including that Gaz Métro had agreed that the combined company would maintain two head offices, one of which would be located in Rutland, that employee attrition between Central Vermont and GMP would be managed so as to be proportionate between the two companies, and that there would be no layoffs or mandatory relocations of our employees.  Mr. Reilly also discussed the mutual efforts of Central Vermont and Fortis during the weeks since Gaz Métro originally submitted its proposal to develop ways in which Fortis could improve its offer, both with respect to the consideration to be paid to our shareholders and savings that could be delivered to our customers.  During the meeting, representatives of Sidley Austin discussed the fiduciary duties of our directors and described the principal differences between the merger agreement that Gaz Métro had executed and delivered on July 8 and the merger agreement we had executed with Fortis.  Downs Rachlin Martin discussed the process for obtaining Vermont regulatory approval and noted that, in the face of the Gaz Métro proposal, it was highly unlikely that the Fortis transaction would obtain regulatory approval.  In contrast, Downs Rachlin Martin stated that, based on the initiatives Gaz Métro was prepared to implement and the commitment by Gaz Métro in the merger agreement to use reasonable best efforts to obtain regulatory approval, subject to any conditions imposed by regulators not having a material adverse effect on NNEEC, the surviving corporation and NNEEC’s subsidiaries, taken as a whole, it was likely that the Gaz Métro proposal would ultimately be approved by the Vermont regulators.  Also at the meeting, Lazard reviewed with the board its financial analysis of the merger consideration provided for in Gaz Métro’s merger agreement, and indicated that it was prepared to render to our board of directors its opinion that, as of such date, and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of $35.25 in cash to be paid by Gaz Métro to the holders of our common stock (other than specified excluded holders) was fair, from a financial point of view, to such holders.  Following further discussion, our board of directors determined that Gaz Métro’s irrevocable offer, as set forth in its July 8 letter and the accompanying merger agreement, constituted a “superior proposal” as defined in the Fortis merger agreement and that the failure of Central Vermont to terminate the Fortis merger agreement to enter into the merger agreement with Gaz Métro would constitute a breach of the board’s fiduciary duties under applicable law.

During the course of a recess during the board meeting, Mr. Reilly telephoned Mr. Marshall to inform him of the board’s determination.  Mr. Marshall advised Mr. Reilly that Fortis would not be proposing any changes to its merger agreement and would waive its match rights under the Fortis merger agreement (resulting in the immediate termination of the Fortis merger agreement) if Central Vermont promptly paid to Fortis the termination fee and expenses payable pursuant to the Fortis merger agreement.  This was confirmed in writing and the Fortis merger agreement was terminated.  Following such termination, our board of directors continued to meet.  Lazard then rendered to our board of directors its oral opinion (which was subsequently confirmed in writing by delivery of Lazard’s written opinion) that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of $35.25 in cash to be paid by Gaz Métro to the holders of our common stock (other than specified excluded holders) was fair, from a financial point of view, to such holders.  After further discussion and considering the factors described in the section of this proxy statement titled “—Recommendation of Our Board of Directors; Reasons for the Merger,” the board then authorized our entry into the merger agreement with Gaz Métro.

Later in the evening of July 11, 2011, Central Vermont and Gaz Métro finalized and executed the merger agreement.

In the morning of July 12, 2011, we paid Fortis the termination fee of $17.5 million and reimbursed it for $2 million of expenses, as required by the Fortis merger agreement.

Also on July 12, 2011, we and Gaz Métro issued a joint press release announcing the execution of the merger agreement.

Recommendation of Our Board of Directors; Reasons for the Merger

At its meeting on July 11, 2011, our board of directors unanimously (i) determined that the Gaz Métro proposal constituted a “superior proposal” as defined in the Fortis merger agreement and that the failure of Central Vermont to terminate the Fortis merger agreement would be a breach of the board’s fiduciary duties under applicable law, (ii) approved the termination of the Fortis merger agreement, (iii) determined that the entry into the merger agreement and consummation of the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Central Vermont and our shareholders, (iv) adopted, and declared advisable, the merger agreement and the transactions contemplated by the merger agreement, including the merger, (v) determined that the merger consideration is fair to our shareholders who are entitled to receive the merger consideration and (vi) recommended that our shareholders vote in favor of the approval of the merger agreement.

Our board of directors unanimously recommends that you vote “FOR” the merger proposal at the special meeting.

Over the course of a number of meetings of our board of directors beginning in November 2010, its members, in consultation with our senior management team and outside legal and financial advisors, considered a variety of factors, both positive and negative, relating to, initially, the merger agreement and merger with Fortis and, subsequently, the merger agreement and merger with Gaz Métro, including:

•	Our current, historical and projected financial condition and results of operations on a stand-alone basis.

•
The risk-adjusted probabilities associated with achieving our long-term strategic plan as a stand-alone company as compared to the opportunity afforded to our shareholders via the merger consideration.

•
Our board of directors’ analysis of other strategic alternatives for our company, including continued growth as a stand-alone company and the potential to acquire, be acquired or combine with other third parties, and the risks and uncertainties associated with each alternative, as well as the board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for Central Vermont to create greater value for our shareholders, taking into account the timing and the likelihood of accomplishing such alternatives and the risks of execution, as well as business, competitive, industry and market risks.

•
The current state of the energy industry in which we compete and the risks associated with our status as a small, stand-alone, investor-owned electric utility, including the risks associated with volatile wholesale power supply markets, the importance of strong credit ratings in procuring power supply resources and the possibility of future regulatory challenges that would impact our allowed rates of return, rate structures and ability to recover costs.

•
The financial analyses of Lazard, including its written opinion, dated July 11, 2011, that, as of such date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration was fair, from a financial point of view, to holders of shares of our common stock (other than specified excluded holders), as more fully described below in the section of this proxy statement titled “—Opinion of Our Financial Advisor” beginning on page 7.

•
The fact that the $35.25 per share to be paid under the merger agreement represents a premium of 55.2% over the closing price of $22.71 for our common stock on the NYSE on May 4, 2011 (the last trading day before the publication of a media report speculating as to a possible transaction involving Central Vermont), a premium of approximately 45% over the closing price of $24.32 on May 27, 2011 (the last trading day before the public announcement that we and Fortis had entered into the Fortis merger agreement) and a premium of approximately 51% to the 20-day volume weighted average price of our common stock for the 20 trading days ended May 27, 2011.

•
The process undertaken by our board of directors to explore strategic alternatives, which included contacting 16 parties (8 strategic parties and 8 financial parties), including Gaz Métro, to determine their interest in a strategic transaction after being afforded the opportunity to conduct due diligence.

•
The fact that the $35.25 per share price in the merger agreement was higher than the $35.10 price offered by Fortis, higher than the last price offered by Gaz Métro prior to our execution of the Fortis merger agreement and notably higher than the price proposed by Gaz Métro in its initial unsolicited letter from November 2010.

•
The fact that Gaz Métro’s offer permitted Central Vermont to continue paying our regular quarterly dividend of $0.23 per common share after November 30, 2011 and prior to the closing of the transaction (regardless of the time period required to obtain regulatory approvals). In contrast, after November 30, 2011, the Fortis merger agreement prohibited us from paying a quarterly dividend on our common stock in excess of $0.01 per share.

•
The fact that Gaz Métro had conceded its earlier position of conditioning its obligation to close on obtaining regulatory approvals that would not have a material adverse effect on its expected benefits from the transaction and, instead, had accepted the stronger contractual commitment given by Fortis in its merger agreement.

•
The advice of Downs Rachlin Martin, regulatory counsel to Central Vermont, that, based on the initiatives Gaz Métro was prepared to implement and the commitment by Gaz Métro in the merger agreement to use reasonable best efforts to obtain regulatory approval subject to any conditions imposed by regulators not having a material adverse effect on NNEEC, the surviving corporation and NNEEC’s subsidiaries, taken as a whole, it was likely that the Gaz Métro proposal would ultimately be approved by the Vermont regulators, and that it was highly unlikely that the Fortis transaction would obtain regulatory approval.

•	The fact that the consideration to be received by our common shareholders in the merger will consist entirely of cash, which will provide liquidity and certainty of value.

•
The fact that a vote of our common shareholders to approve the merger is required under Vermont law, and that common shareholders who do not vote in favor of the approval of the merger agreement will have dissenters’ rights to attempt to receive a higher payment for their shares in accordance with Vermont law.

•	The recommendation of our senior management team in favor of the transaction.

•
Our board of directors’ belief that the terms of the merger agreement, taken as a whole, provide a significant degree of certainty that the merger will be consummated, including the fact that (i) each party has committed to use its reasonable best efforts to obtain regulatory approvals as promptly as practicable, (ii) the merger agreement contains limited closing conditions and (iii) the merger agreement contains no financing condition.

•
Our board of directors’ belief that the terms of the merger agreement, including the parties’ respective representations, warranties and covenants and the conditions to their respective obligations, are fair and reasonable.

•
The fact that the merger agreement provides that, under certain circumstances, and subject to certain conditions, we are permitted to furnish information to and participate in discussions or negotiations with a third party in connection with an unsolicited acquisition proposal that constitutes or is reasonably likely to lead to a superior proposal (as defined in the merger agreement).

•
The fact that we have the right to terminate the merger agreement in order to accept a superior proposal, subject to our board having determined in good faith that the failure to do so would be a breach of its fiduciary duties and certain other conditions (including the right of Gaz Métro to match competing bids) and the payment of a termination fee by us of $17.5 million and reimbursement of Gaz Métro for up to $2 million of its expenses.

•
The fact that, following the approval of the merger agreement by our common shareholders, Gaz Métro would reimburse us for our payment of the $17.5 million termination fee and $2.0 million of expense reimbursement to Fortis.

•
The commitments by Gaz Métro to (i) maintain, for a period of two years, employee benefit plans, benefits and compensation arrangements (other than equity plans) for our employees at the levels in effect on the date of Gaz Métro’s and Merger Sub’s execution of the merger agreement, (ii) maintain two head offices: a headquarters for Operations and Energy Innovation in Rutland, Vermont, and a headquarters for Corporate Services and Northern Operations in Colchester, Vermont, (iii) cause the surviving corporation to make annual charitable contributions within the communities served by the surviving corporation consistent with the level of charitable contributions made by us as of the effective date of the merger agreement, (iv) cause the surviving corporation to act as an owner of VELCO in accordance with the regulatory orders and other agreements related thereto, (v) cause the surviving corporation to perform Central Vermont’s obligations under its agreement with Local Union No. 300, affiliated with the International Brotherhood of Electrical Workers, (vi) cause the surviving corporation to maintain separate debt instruments and its own corporate and debt credit rating, (vii) cause the surviving corporation to continue to provide service consistent with the Service Quality and Reliability Performance, Monitoring and Reporting Plan adopted by Central Vermont, (viii) cause the surviving corporation to fulfill its obligations under Vermont’s sustainably priced energy enterprise development resources program, (x) cause the surviving corporation not to guarantee or financially support Gaz Métro or its affiliates, unless approved by the VPSB, and to maintain books and records separate from its affiliates, and (xi) cause the surviving corporation to use its reasonable best efforts, in coordination with, and subject to approvals of, local regulators, to implement the additional initiatives outlined in Gaz Métro’s press release dated June 23, 2011 announcing its acquisition proposal and the joint press release issued by Central Vermont and Gaz Métro on July 12, 2011 announcing the entry into the merger agreement, including the following initiatives:

•	delivery of $144.0 million in nominal savings for customers of Central Vermont and GMP over 10 years;

•
establishment of a public trust with $1.0 million in annual income to support a low-income rate plan through the contribution of an approximate 30% ownership interest in VELCO to a permanent trust under public direction;

•	no layoffs at Central Vermont other than a limited number of executive officers;

•	employee attrition between Central Vermont and GMP to be managed so as to be proportionate between the two companies;

•	no mandatory relocation of Central Vermont employees;

•	creation of funds designed to help the continued revitalization of Rutland, Vermont and to support specific initiatives to advance green sector jobs and technologies; and

•	development of a “solar city” program in Rutland, Vermont.

Our board of directors noted that certain of the foregoing commitments and initiatives would aid in obtaining regulatory approval of the merger, in addition to recognizing that the commitments benefit various constituencies of Central Vermont.

In addition to the foregoing factors, our board of directors also considered certain risks and other potentially negative factors concerning the merger, including:

•	The fact that, following the merger, we will no longer exist as an independent company and our shareholders will no longer participate in our growth.

•
The restrictions on the conduct of our business prior to consummation of the merger, which could delay or prevent us from undertaking business opportunities that might arise pending consummation of the merger.

•
The risks and costs to us if the merger is not completed, including the diversion of management and employee attention, and the potential effect on our business and relations with customers and suppliers.

•
The concerns of many of our employees regarding the security of their jobs with the combined Central Vermont-GMP company after the closing, which was mitigated by Gaz Métro’s agreement to permit up to a $3 million employee retention pool, if needed, and commitments by Gaz Métro to undertake no layoffs at Central Vermont other than certain executive officers, to manage employee attrition between Central Vermont and GMP so as to be proportionate between the two companies, and to prohibit mandatory relocation of our employees.

•	The difficulties and challenges inherent in consummating the merger and obtaining all regulatory and other approvals necessary to consummate the merger.

•	The fact that the merger might not be consummated in a timely manner or at all in the event of a failure of certain closing conditions, including a failure to obtain regulatory approvals.

•
The restrictions on our ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals, subject to specified exceptions, and the requirement that we pay Gaz Métro a termination fee of $17.5 million (3.7% of its offer price), and reimburse Gaz Métro for up to $2 million of its expenses, in certain circumstances specified in the merger agreement, which while potentially having the effect of discouraging third parties from proposing an alternative acquisition proposal, were the same as those we had agreed to in the Fortis merger agreement and were reasonable in light of, among other things, the anticipated benefits of the merger to our common shareholders and compared to the termination fee previously requested by Gaz Métro, which was 4.0% of its offer price.

•
The fact that, in order to terminate the Fortis merger agreement, Central Vermont had to pay Fortis a termination fee of $17.5 million and reimburse Fortis for its expenses up to $2.0 million, which payment Gaz Métro had agreed to reimburse Central Vermont for following the approval of the merger agreement with Gaz Métro by our common shareholders, but which Central Vermont may be required to repay to Gaz Métro if the merger agreement with Gaz Métro is terminated under certain circumstances.

•	The fact that gains from an all-cash transaction would be taxable to our common shareholders for U.S. federal income tax purposes.

•	The possibility that, if the merger were not consummated, we would have incurred significant transaction and opportunity costs in connection with the merger.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive but, we believe, includes all material factors considered by our board of directors.  Our board of directors also considered certain interests our directors and executive officers have in the merger that are different from, or in addition to, those of our common shareholders generally, which are described in the section of this proxy statement titled “—Interests of Our Directors and Executive Officers in the Merger” on page 49.  In view of the wide variety of factors considered by our board of directors in connection with its evaluation of the merger, our board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision.  The determination to adopt the merger agreement was made after consideration of all of the factors as a whole.  In addition, individual members of our board of directors may have given different weights to different factors.

Opinion of Our Financial Advisor

Central Vermont (which for purposes of this section refers only to Central Vermont but not its subsidiaries) retained Lazard to provide it with financial advisory services and a fairness opinion in connection with the merger.  On July 11, 2011, Lazard rendered its written opinion to our board of directors that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the merger consideration of $35.25 in cash, without interest, per share of Central Vermont common stock to be paid to holders of Central Vermont common stock, other than the “excluded holders,” in the merger was fair, from a financial point of view, to such holders.  For purposes of this section, “excluded holders” means (i) holders of Central Vermont common stock who have exercised and not effectively withdrawn or lost the right to dissent with respect to their shares of Central Vermont common stock, (ii) Central Vermont (as the holder of treasury shares) or the subsidiaries of Central Vermont or (iii) Gaz Métro, Merger Sub or any of their respective wholly-owned subsidiaries.

The full text of Lazard’s written opinion, dated July 11, 2011, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety.  The following summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion.  You are encouraged to read Lazard’s opinion and this section carefully and in their entirety.

Lazard’s opinion was directed to our board of directors for the information and assistance of our board of directors in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of Central Vermont common stock (other than the excluded holders) of the consideration to be paid to such holders in the merger.  Lazard’s opinion was not intended to, and does not, constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any matter relating thereto.  Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the opinion.  Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion.  Lazard did not express any opinion as to the price at which shares of Central Vermont common stock may trade at any time subsequent to the announcement of the merger.  In connection with its engagement, Lazard was only authorized to contact a limited number of third parties regarding a potential transaction with Central Vermont, and Lazard was not requested to consider, and its opinion did not address, the relative merits of the merger as compared to any other transaction or business strategy in which Central Vermont might engage or the merits of the underlying decision by Central Vermont to engage in the merger.

In connection with its opinion, Lazard:

•	Reviewed the financial terms and conditions of the merger agreement;

•	Reviewed certain publicly available historical business and financial information relating to Central Vermont;

•	Reviewed various financial forecasts and other data provided to Lazard by Central Vermont relating to the business of Central Vermont;

•	Held discussions with members of the senior management of Central Vermont with respect to the business and prospects of Central Vermont;

•	Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of Central Vermont;

•	Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of Central Vermont;

•	Reviewed historical stock prices and trading volumes of Central Vermont common stock; and

•	Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information.  Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Central Vermont or concerning the solvency or fair value of Central Vermont, and Lazard was not furnished with any such valuation or appraisal.  With respect to the financial forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of Central Vermont, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Central Vermont.  Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.

In rendering its opinion, Lazard assumed, with the consent of Central Vermont, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions.  Lazard also assumed, with the consent of Central Vermont, that obtaining the necessary governmental, regulatory or third party approvals and consents for the merger would not have an adverse effect on Central Vermont or the merger.  Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Central Vermont had obtained such advice as it deemed necessary from qualified professionals.  Lazard expressed no view or opinion as to any terms or other aspects (other than the merger consideration to the extent expressly specified in the opinion) of the merger.  In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise.

In connection with rendering its opinion, Lazard performed certain financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion as summarized below under “—Summary of Lazard Financial Analyses” and “—Other Analyses.”  The summary of the analyses and reviews provided below under “—Summary of Lazard Financial Analyses” and “—Other Analyses” is not a complete description of the analyses and reviews underlying Lazard’s opinion.  The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to partial analysis or summary description.  Considering selected portions of these analyses and reviews or the summary contained in “—Summary of Lazard Financial Analyses” and “—Other Analyses,” without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.  In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Central Vermont.  No company, business or transaction used in Lazard’s analyses and reviews, as a comparison, is identical to Central Vermont or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical.  Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews.  In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold.  Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.

Summary of Lazard Financial Analyses

The summary of the analyses and reviews provided below includes information presented in tabular format.  In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary.  The tables alone do not constitute a complete description of Lazard’s analyses and reviews.  Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 6, 2011, except with respect to market data regarding Central Vermont, which was based on market data as it existed on or before May 4, 2011, the last trading day before the publication of a media report speculating as to a possible transaction involving Central Vermont, and is not necessarily indicative of current market conditions.

Selected Comparable Company Multiples Analysis

Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to selected publicly traded regulated electric utility companies whose operations Lazard believed, based on its experience with companies in the regulated electric utility industry, to be similar to Central Vermont’s operations for purposes of this analysis.  Lazard then compared such information to the corresponding information for Central Vermont.

The selected group of companies used in this analysis, which we refer to in this proxy statement as the Central Vermont comparable companies, was as follows:

•	CH Energy Group, Inc.

•	Consolidated Edison, Inc.

•	Northeast Utilities

•	NorthWestern Corporation

•	NSTAR

•	Pepco Holdings, Inc.

•	UIL Holdings Corporation

•	Unitil Corporation

Lazard selected the companies reviewed in this analysis because, among other things, the Central Vermont comparable companies operate businesses similar to the business of Central Vermont.  However, no selected company is identical to Central Vermont.  Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Central Vermont and the Central Vermont comparable companies that could affect the public trading values of each also are relevant.

Lazard calculated and compared various financial multiples and ratios of the Central Vermont comparable companies, including, among other things, the ratio of each company’s July 6, 2011 closing share price to its calendar year 2011 and 2012 estimated earnings per share, commonly referred to as “EPS.”  The calendar year 2011 and 2012 estimated EPS for each of the Central Vermont comparable companies used by Lazard in its analysis were based on I/B/E/S, which represents publicly available consensus estimates.  The following table summarizes the results of this review:

Central Vermont Comparable Companies P/E Multiples
Share Price to 2011E EPS	14.4x – 18.4x

Share Price to 2012E EPS	13.9x – 17.0x

Based on an analysis of the relevant metrics for each of the Central Vermont comparable companies, Lazard selected a reference range of 13.0x to 15.0x for share price to 2011 estimated EPS and 12.0x to 14.0x for share price to 2012 estimated EPS.

Lazard applied each such range of share price to earnings multiples, which are referred to as “P/E multiples,” for the Central Vermont comparable companies to the estimated EPS of Central Vermont, as reflected in the financial forecasts for Central Vermont prepared by the management of Central Vermont, which are referred to in this discussion as the “Central Vermont management case.”

Lazard also applied the 2011E P/E multiples range for the Central Vermont comparable companies to earnings estimates for calendar year 2015 in the Central Vermont management case to calculate the 2015 estimated share price of Central Vermont, and then discounted that share price to present value at a cost of equity of 10.0%.  “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.  To arrive at an appropriate equity discount rate, Lazard analyzed the cost of equity capital for the Central Vermont comparable companies.  From this analysis, Lazard estimated an implied price per share range for shares of Central Vermont common stock, as compared to the merger consideration provided in the merger agreement, of:

Implied Price Per Share Range	Merger Consideration
$22.50 – $26.00	$35.25

Consolidated Discounted Cash Flow Analysis

Lazard performed a consolidated discounted cash flow analysis of Central Vermont, which is a valuation methodology used to derive a valuation of a company by calculating the present value of estimated future cash flows of the company.  “Future cash flows” refers to projected unlevered free cash flows of a company.  Lazard calculated the discounted cash flow value for Central Vermont as the sum of the net present value of:

•	the estimated future cash flow that Central Vermont will generate for the years 2011 through 2015; and

•	the estimated value of Central Vermont at the end of such period, or the terminal value.

The estimated future cash flow was calculated from data provided by Central Vermont in its management case, although the Central Vermont management case did not itself provide a calculation of unlevered free cash flow.  The following table sets forth the estimated unlevered free cash flow as calculated by Lazard for years 2011 through 2015:

Year Ended December 31
2011E	2012E	2013E	2014E	2015E
(in millions)
$(29)	$(17)	$17	$0	$31

For its discounted cash flow calculations, Lazard used a discount rate of 7.35% in 2011 that ratably increased to 7.95% for the calendar year 2013 (with the discount rate remaining at 7.95% for calendar years subsequent to 2013).  The discount rate was based on the midpoint of Lazard’s judgment of the estimated range of weighted average cost of capital, based on treasury rates assumed in the Central Vermont management case and analyses of the Central Vermont comparable companies.  The weighted average cost of capital assumed a cost of equity of 9.75% increasing ratably to 11.00% in 2013 (with the cost of equity remaining at 11.00% for calendar years subsequent to 2013), and a pre-tax cost of debt range of 5.50% to 7.50%, in each case determined with reference to the Central Vermont management case and analyses of the Central Vermont comparable companies, with a ratio of equity to total capitalization ranging from 50% to 60%.  The terminal value of Central Vermont was calculated using various exit EBITDA multiples ranging from 7.75x to 8.25x and using various exit P/E multiples ranging from 13.0x to 15.0x.  “EBITDA” refers to a company’s earnings before interest, taxes, depreciation and amortization.  The exit EBITDA multiples were selected by Lazard by reference to enterprise value to EBITDA trading multiples calculated for Central Vermont as well as the enterprise value to EBITDA trading multiples of the Central Vermont comparable companies.  The exit P/E multiples were selected by Lazard by reference to P/E multiples calculated for Central Vermont as well as the P/E multiples of the Central Vermont comparable companies.

Lazard separately applied (i) the range of exit EBITDA multiples to the relevant financial data of the core utility business of Central Vermont and (ii) the range of exit P/E multiples to the relevant financial data of Central Vermont’s interests in Vermont Transco LLC, which owns and operates a transmission system in Vermont.  Lazard combined the results of these calculations to determine a terminal value for Central Vermont.  In addition, Lazard calculated a terminal value for Central Vermont by applying the range of exit P/E multiples to the relevant financial data of Central Vermont on a consolidated basis.  Lazard averaged the price per share ranges implied by these calculations and, from this analysis, estimated an implied price per share range for shares of Central Vermont common stock, as compared to the merger consideration provided in the merger agreement, of:

Implied Price Per Share Range	Merger Consideration
$20.75 – $26.00	$35.25

Dividend Discount Analysis

Lazard also performed a dividend discount analysis of shares of Central Vermont common stock, which calculates an implied equity value per share by discounting to the present the value of the future dividends per share of Central Vermont common stock expected to be paid by Central Vermont, based on an assumed equity discount rate and an average amount of annual dividend growth or dividend growth rate.  The following assumptions were used for the years 2011 through 2015:

•	an equity discount rate range of 9.5% to 10.5%;

•	average annual dividend growth of $0.02 per share; and

•	an expected 2011 annual dividend per share of $0.92.

For the years subsequent to 2015, the following assumptions were used:

•	an equity discount rate range of 9.5% to 10.5%;

•	an estimated dividend growth rate range of 4.0% to 5.0%; and

•	an expected 2015 annual dividend per share of $1.00.

To arrive at an appropriate equity discount rate range for Central Vermont, Lazard analyzed the cost of equity capital for the Central Vermont comparable companies.  The average amount of annual dividend growth and the expected 2011 dividend per share used for the years 2011 through 2015 were based on the Central Vermont management case.  The dividend growth rate range and the expected 2015 dividend per share used for the years subsequent to 2015 were also based on the Central Vermont management case.

Based on this analysis, Lazard calculated an implied price per share range for shares of Central Vermont common stock, as compared to the merger consideration provided in the merger agreement, of:

Implied Price Per Share Range	Merger Consideration
$13.25 – $18.50	$35.25

Adjusted Dividend Discount Analysis

At Central Vermont’s instruction, Lazard also performed an adjusted dividend discount analysis of shares of Central Vermont common stock assuming increased dividend growth.  In this analysis, Lazard applied the same assumptions referred to above in “—Dividend Discount Analysis,” except that, for the years 2011 through 2015, Lazard assumed an average annual dividend growth of $0.16 per share and, for the years subsequent to 2015, Lazard assumed an estimated dividend growth rate range of 3.0% to 4.0% and an expected 2015 annual dividend per share of $1.56.  The average amount of annual dividend growth used for the years 2011 through 2015 and the dividend growth rate range and the expected 2015 dividend per share used for the years subsequent to 2015 were based on the Central Vermont management case, as adjusted by Central Vermont as described above.

Based on this analysis, Lazard calculated an implied value range for shares of Central Vermont common stock, as compared to the merger consideration provided in the merger agreement, of:

Implied Price Per Share Range	Merger Consideration
$17.50 – $23.25	$35.25

Selected Precedent Transactions Multiples Analysis

Lazard reviewed and analyzed selected precedent merger and acquisition transactions involving companies in the electric utilities industry it viewed as comparable to Central Vermont.  In performing these analyses, Lazard reviewed certain financial information and transaction multiples relating to the companies involved in the selected transactions and compared such information to the corresponding information for Central Vermont.  Specifically, Lazard reviewed 25 merger and acquisition transactions since June 1999 involving companies in the electric utilities industry for which sufficient public information was available.

The selected group of transactions used in this analysis was as follows:

Announcement Date	Acquiror	Target
4/28/2011	Exelon Corporation	Constellation Energy Group, Inc.
4/20/2011	The AES Corporation	DPL Inc.
12/8/2010	Algonquin Power & Utilities Corp.	Granite State Electric Company / EnergyNorth Natural Gas Inc.
4/28/2010	PPL Corporation	E.ON U.S. LLC
3/12/2010	Emera Inc.	Maine & Maritimes Corporation
2/11/2010	FirstEnergy Corp.	Allegheny Energy, Inc.
4/22/2009	Algonquin Power & Utilities Corp. / Emera Inc. / California Pacific Electric Company	Assets of NV Energy, Inc.
4/20/2009	Chesapeake Utilities Corporation	Florida Public Utilities Company
10/26/2007	Macquarie Infrastructure Partners	Puget Energy, Inc.
6/25/2007	Iberdrola, S.A.	Energy East Corporation
2/26/2007	KKR & Co. L.P. / TPG Capital	TXU Corp.
2/7/2007	Great Plains Energy Incorporated / Black Hills Corporation	Aquila, Inc.
7/10/2006	WPS Resources Corporation	Peoples Energy Corporation
7/5/2006	Macquarie Infrastructure Partners	Duquesne Light Holdings, Inc.
6/22/2006	Northern New England Energy Corporation	Green Mountain Power Corporation
2/27/2006	National Grid plc	KeySpan Corporation
5/24/2005	MidAmerican Energy Holdings Company	PacifiCorp
5/9/2005	Duke Energy Corporation	Cinergy Corp.
7/26/2004	PNM Resources, Inc.	TNP Enterprises, Inc.
2/3/2004	Ameren Corporation	Illinois Power Company
4/28/2002	Ameren Corporation	CILCORP Inc.
2/20/2001	Energy East Corporation	RGS Energy Group, Inc.
2/12/2001	Pepco Holdings, Inc.	Conectiv
6/29/2000	Emera Inc.	Bangor Hydro-Electric Company
6/14/1999	Energy East Corporation	Central Maine Power Company

To the extent publicly available, Lazard reviewed, among other things, the P/E multiples of each of the target companies implied by the selected transactions by comparing the per share acquisition price to the target company’s estimated EPS for the fiscal year following the year in which the relevant transaction was announced.  Estimated EPS for the target companies was based on I/B/E/S or other publicly available financial research.  The following table summarizes the results of this review:

Selected Precedent Transactions P/E Multiples
High	22.7x
Mean	16.1x
Median	16.6x
Low	11.9x

Based on an analysis of the relevant metrics for each of the transactions, Lazard applied a P/E multiples range of 15.0x to 17.0x to the 2011 estimated EPS of Central Vermont and a P/E multiples range of 14.0x to 16.0x to the 2012 estimated EPS of Central Vermont.  Lazard also applied a P/E multiples range of 15.0x to 17.0x to earnings estimates in the Central Vermont management case to calculate the 2015 estimated share price of Central Vermont, and then discounted that share price to present value at a cost of equity of 10.0%.  The 2011, 2012 and 2015 estimated EPS for Central Vermont were based on the Central Vermont management case, and Lazard selected an appropriate equity discount rate by analyzing the cost of equity capital for the Central Vermont comparable companies.  From this analysis, Lazard estimated an implied price per share range for shares of Central Vermont common stock, as compared to the merger consideration provided in the merger agreement, of:

Implied Price Per Share Range	Merger Consideration
$26.00 – $29.50	$35.25

Other Analyses

The analyses and data described below were presented to our board of directors for informational purposes only and were not material to the rendering of Lazard’s opinion.

52-Week High / Low Trading Prices

Lazard reviewed the range of trading prices of shares of Central Vermont common stock for the 52 weeks ended on May 4, 2011, the last trading day before the publication of a media report speculating as to a possible transaction involving Central Vermont.  Lazard observed that, during such period, the closing share price of Central Vermont common stock ranged from $19.38 per share to $23.60 per share, as compared to the merger consideration of $35.25 per share.

Premium-to-Market Analysis

Lazard performed a premium-to-market analysis based on premiums paid in the selected transactions listed above in “—Selected Precedent Transactions Multiples Analysis.”  The implied premiums in this analysis were calculated by comparing, to the extent publicly available, the per share acquisition price to the target company’s (i) closing share price one day prior to the date the relevant transaction was announced, (ii) average closing share price for the five-day period prior to the date the relevant transaction was announced and (iii) average closing share price for the twenty-day period prior to the date the relevant transaction was announced.  The median of premiums ranged from 19.5% to 23.8% and the mean of premiums ranged from 24.3% to 25.6%.

Based on the foregoing analysis, Lazard applied a range of premiums from these transactions from 15% to 30% to the closing share price of Central Vermont common stock as of May 4, 2011.  The results of this analysis implied an equity value per share range for Central Vermont common stock of $26.00 to $29.50, as compared to the merger consideration of $35.25 per share.

Miscellaneous

In connection with Lazard’s services as financial advisor to Central Vermont with respect to the merger, Central Vermont agreed to pay Lazard a fee equal to $7.9 million less previously paid retainers of $50,000, of which one-fourth was paid upon the rendering of a previous opinion of Lazard’s regarding an alternate transaction to acquire Central Vermont, one-fourth is payable upon approval of the merger by Central Vermont’s shareholders and one-half is payable upon the closing of the merger.  Central Vermont has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against various liabilities that may arise from or be related to Lazard’s engagement, including certain liabilities under United States federal securities laws.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes.  In addition, in the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and their respective affiliates may actively trade securities of Central Vermont, Gaz Métro and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Central Vermont, Gaz Métro and certain of their respective affiliates.  The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services.  Lazard was selected to act as investment banker to Central Vermont because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of Central Vermont.

Central Vermont and Gaz Métro determined the merger consideration of $35.25 in cash, without interest, per share of Central Vermont common stock to be paid to the holders Central Vermont common stock in the merger through arm’s-length negotiations, and our board of directors unanimously approved the merger consideration.  Lazard did not recommend any specific consideration to our board of directors or any other person or indicate that any given consideration constituted the only appropriate consideration for the merger.  Lazard’s opinion was one of many factors considered by our board of directors.

Forward-Looking Financial Information

Central Vermont does not as a matter of practice make public detailed projections as to future revenues, earnings or other results, other than for providing estimated ranges of expected earnings for as much as one year in advance in its regular earnings press releases and other investor materials.  However, in the course of our discussions with the various parties, we provided them, including Gaz Métro, with certain business and financial information which we believe was not publicly available.  The information provided to Gaz Métro included forward-looking financial information for years 2011 through 2015 based upon projections developed by Central Vermont through a regular internal planning and forecasting process.  The information provided to Gaz Métro and summarized below was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accounts for preparation and presentation of prospective financial information.  In the view of Central Vermont’s management, the information was prepared on a reasonable basis and reflected the best available estimates and judgments at the time of its preparation, and presented at the time of its preparation, to the best of Central Vermont management’s knowledge and belief, a reasonable projection of future financial performance of Central Vermont.  However, the information provided to Gaz Métro has not been updated, is not fact and should not be relied upon as being indicative of future results, and you are cautioned not to rely on this forward-looking financial information.

Neither Central Vermont’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the forward-looking information contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the forward-looking financial information.

The following table is a portion of the forward-looking financial information Central Vermont provided to Gaz Métro for years 2011 through 2015:

	Year Ended December 31
	2011E	2012E	2013E	2014E	2015E
	(dollars in millions except per share amounts)
Net Income	$23.0	$26.9	$30.6	$32.3	$35.6
Earnings Per Share	$1.72	$2.01	$2.26	$2.38	$2.60

Central Vermont did not provide a separate unlevered free cash flow calculation to Gaz Métro or other bidders.

The forward-looking financial information was based upon various assumptions, including, but not limited to, the following principal assumptions:

•	Central Vermont would maintain an equity ratio of between 52% and 55% ;

•	Central Vermont would make a total of $369 million of combined utility capital expenditures and equity investments in VELCO between 2011 and 2015;

•	A 10-year Treasury yield of 3.75% in 2011 and 4.25% in 2012-2015;

•	An authorized return on equity of 9.45% in 2011, 10.05% in 2012 and 10.30% in 2013, 2014 and 2015, respectively;

•	No issuances of stock other than approximately 300,000 shares pursuant to our dividend reinvestment plan;

•	75% of equity incentive plan expense for non-executive employees would be recoverable in 2011, increasing to 100% in 2012-2015; and

•
An adjustment for capital projects not meeting a regulatory “known and measurable” standard of, and thus excluded from rate base for the year in which they are placed into service, of -35% in 2012 and 2013 and -25% in 2014 and 2015.

The estimates and assumptions underlying the forward-looking financial information are inherently uncertain and, though considered reasonable by the management of Central Vermont as of the date of its preparation, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking financial information. See “Special Note Regarding Forward-Looking Statements” on page 19. Accordingly, there can be no assurance that the forward-looking results are indicative of the future performance of Central Vermont or that actual results will not differ materially from those presented in the forward-looking financial information. Inclusion of the forward-looking financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the forward-looking financial information will be achieved.

Central Vermont does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations other than for providing estimated ranges of expected earnings for as much as one year in advance in its regular earnings press releases and other investor materials. Accordingly, Central Vermont does not intend to update or otherwise revise the forward-looking financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Central Vermont does not intend to update or revise the forward-looking financial information to reflect changes in general economic or industry conditions.

The information concerning forward-looking financial information provided by Central Vermont is not included in this proxy statement in order to induce any shareholder to vote in favor of the merger agreement or to acquire securities of Central Vermont.

Merger Consideration

As of the effective time of the merger, all shares of our common stock, excluding shares held by us or any of our wholly-owned subsidiaries or by Gaz Métro or Merger Sub or any direct or indirect wholly-owned subsidiary of Gaz Métro, and shares for which the holder has exercised its right to dissent pursuant to the provisions of Chapter 13 of the Vermont Business Corporation Act, will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any shares of our common stock at the time of the completion of the merger will cease to have any rights as a shareholder, except the right to receive $35.25 in cash per share, without interest. Shares held by us or any of our wholly-owned subsidiaries or by Gaz Métro or Merger Sub or any direct or indirect wholly-owned subsidiary of Gaz Métro will be canceled at the effective time of the merger.

Interests of Directors and Executive Officers in the Merger

Members of our board of directors and our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of our shareholders generally.  You should keep this in mind when considering the recommendation of our board of directors for the approval of the merger proposal.  The members of our board of directors were aware of these interests and considered them at the time they approved the merger proposal.

The following table sets forth the cash proceeds that each of our directors and Messrs. Deehan, Keefe, Kraus, Reilly, and Rocheleau, and Mmes. Gamble and Keefe, who we refer to in this proxy statement as our executive officers, could receive at the closing of the merger based on his or her beneficial ownership as of July 31, 2011:

Interested Party	Shares Beneficially Owned (#)		Stock Options (#)		Performance Shares (#)		Deferred (Phantom) Stock Units (#)		Total Cash Proceeds Consideration ($)	(14)
Robert L. Barnett	18,394		0		0		2,048		$ 720,581
Robert G. Clarke	12,805	(5)	0		0		3,617		578,876
William J. Deehan	18,308		18,277		4,570		0		1,091,240
Joan F. Gamble	3,843	(6)	13,127		4,570		12,390		926,632
John M. Goodrich	2,008		0		0		920		103,212
Robert B. Johnston (7)	594		0		0		323		32,324
Brian P. Keefe	1,427	(8)	0		4,570		4,498		369,949
Pamela J. Keefe	1,771		0		7,124		6,670		548,666
Joseph M. Kraus	35,158		37,064		6,885		0		2,072,514
Lawrence J. Reilly	4,699	(9)	0		0		485		182,736
Elisabeth B. Robert	686		0		0		593		45,085
Dale A. Rocheleau	6,399	(10)	19,104		6,885		6,601		982,302
William R. Sayre	5,148		0		0		0		181,467
Janice L. Scites	12,688		0		0		0		447,252
William J. Stenger	601		0		0		6,088		235,787
Douglas J. Wacek	3,479	(11)	0		0		7,940		402,520
Robert H. Young (12)	161,291	(13)	167,325		0		0		8,352,623
Total	289,299	(1)	254,897	(2)	34,604	(3)	52,173	(4)	$17,273,765

(1)
289,299 shares worth approximately $10,197,790, which represents the total value of the shares held by directors and executive officers based on $35.25 per share.  On May 27, 2011, the last full trading day prior to the public announcement of the Fortis merger agreement, the total value of these shares was $7,035,752, based on $24.32, the closing price of our common stock on that date.

(2)
254,897 shares worth approximately $4,017,086, which represents the excess of $35.25 per share over the option price per share under options held by our executive officers multiplied by the number of shares covered by the options.  On May 27, 2011, the last full trading day prior to the public announcement of the Fortis merger agreement, the total amount by which $24.32, the closing price of our common stock on that date, exceeded the option price per share for these options was $1,231,062.

(3)
34,604 shares worth approximately $1,219,791, which represents the total value of performance shares (paid at target based on the pro-rata portion of the three-year performance cycle that executives have worked as of July 31, 2011) for the three outstanding performance cycles for the executive officers under the Performance Share Incentive Plan.  On May 27, 2011, the last full trading day prior to the public announcement of the Fortis merger agreement, the total value of these shares was $841,569, based on $24.32, the closing price of our common stock on that date. The shares represented in this column are subject to change as the shares awarded will ultimately be pro-rated as of the date of closing.

The pro-ration of performance shares at target as of July 31, 2011 are also shown in the accelerated equity award values shown in the golden parachute compensation table on page 51 for executive officers who are not retirement age.

(4)
52,173 shares worth approximately $1,839,098, which represents the total value of stock-based units deferred by directors and executive officers under the Deferred Compensation Plan for Officers and Directors of Central Vermont Public Service Corporation that have not yet been paid under the deferral agreements. Payments to individual participants will vary depending on the individual’s prior selection of payment dates.  On May 27, 2011, the last full trading day prior to the public announcement of the Fortis merger agreement, the total value of these shares was $1,268,847, based on $24.32, the closing price of our common stock on that date.

(5)	Mr. Clarke owns 12,805 shares directly. Of these shares, all are held jointly with his spouse with whom he shares voting and investment power.

(6)	Ms. Gamble owns 3,843 of these shares directly or in her 401(k) plan.

(7)
Mr. Johnston represents one of our largest shareholders, Anita Zucker, who owns 852,000 shares and is subject to the restrictions outlined in the agreement between the Company, The Article 6 Marital Trust, Anita G. Zucker, Trustee, and Robert B. Johnston entered into November 7, 2010 in which Mr. Johnston agreed not to take certain actions that could affect control of the Company.

(8)
Mr. Keefe owns 1,427 of these shares directly or in his 401(k) plan.  Of those shares, eight are owned by his child for whom Mr. Keefe serves as custodian; Mr. Keefe disclaims any beneficial interest in the eight shares owned by his child.

(9)
4,699 shares for Mr. Reilly awarded March 1, 2011 with three-year cliff vesting from date of award under the Omnibus Stock Plan, which we refer to in this proxy statement as OSP.  Vesting will be accelerated at effective date of closing.  The value of these shares is included in the accelerated equity award value shown in the golden parachute table on page 51.

(10)	Mr. Rocheleau owns 6,399 of these shares directly or in his 401(k) plan.

(11)	Mr. Wacek owns 3,479 shares directly. Of these shares, 1,838 shares are held jointly with his spouse with whom he shares voting and investment power.

(12)	Mr. Young retired from his duties as Executive Chair of the Company on May 3, 2011.

(13)
Mr. Young owns 161,291 shares directly.  His spouse owns 1,117 and his son owns one of these shares.  Mr. Young disclaims any beneficial interest in the 1,117 shares or the one share held by his spouse and son, respectively.

(14)	Proceeds are calculated using $35.25 per share. Stock options values have been calculated using $35.25 per share net of exercise price.

Change in Control Payments.  Change in control, referred to in this proxy statement as CIC, agreements providing severance and other benefits apply to all named executive officers.  A CIC under the agreements is deemed to occur upon the happening of one of the following events:

(1)   an acquisition of 20% or more of the Company’s outstanding voting securities;

(2)   a change of more than two-thirds of our board of directors over the term of the agreement except where the new board members were approved by a vote of at least two-thirds of the incumbent members of the board of directors;

(3)   a consummation of a reorganization, merger, or consolidation or sale or other disposition of more than 50% of the assets of the Company; or

(4)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

A payment event would occur under the CIC agreement if at any time within the three-year period following a CIC a covered executive’s employment is terminated in a manner that constitutes a separation from service as defined for purposes of Internal Revenue Code Section 409A for any reason other than (i) a voluntary termination by the covered executive without good reason, (ii) by the Company as a result of executive’s incapacity due to a physical or mental illness or for Cause (as defined in the CIC agreement), or (iii) due to the executive’s death.  For this purpose, “good reason” allows a covered executive to terminate employment for any reason during the thirteenth month after a CIC if a majority of the Company’s board of directors at such time is comprised of individuals who were not members of the board of directors at the time of the CIC.  However, under such circumstances, the CIC benefits will be reduced to the extent necessary to fall below the Internal Revenue Code Section 280(G) limit, i.e., three times the executive’s average W-2 compensation paid by the Company for the five calendar years preceding the CIC event.

The table below provides the incremental benefits available upon a CIC event as of July 31, 2011.  The actual amounts will vary based on the date of any change of control payments and the related impacts on payment and benefit provisions.

Golden Parachute Compensation
Name and Principal Position	Cash Severance Payment (1)	Acceleration of Equity Awards(2)	Annual Incentive(3)	SERP, Outplacement and Welfare Benefit Value(4)	Excise Tax and Related Gross Ups(5)	Reduction to IRC 280(G) Limit(6)	Total Payments under a Change in Control
Lawrence Reilly President and CEO	$900,000	$165,640	62,300	$36,830	$0	$(70,694)	$1,094,076

Pamela J. Keefe Senior Vice President, CFO, and Treasurer	604,500	251,121	40,434	107,322	353,698	0	1,357,075

Joan F. Gamble Vice President —Strategic Change and Business Services	783,006	161,093	30,362	264,901	0	(34,822)	1,204,540

Joseph M. Kraus Senior Vice President — Operations, Engineering and Customer Service	913,445	0	40,869	320,138	0	0	1,274,452

Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary	608,400	242,696	40,695	154,378	0	0	1,046,169

William J. Deehan Vice President— Power Planning and Regulatory Affairs	769,925	0	29,855	160,662	0	0	960,442

Brian Keefe Vice President — Government and Public Affairs	382,500	161,093	22,174	223,166	224,048	0	1,012,981

(1)
Equals annual base salary plus target annual incentive compensation times severance multiplier of 2.99 for Messrs. Deehan and Kraus, and Ms. Gamble and 2.00 for Mr. Rocheleau, Ms. Keefe, Mr. Keefe, and Mr. Reilly.

(2)
Performance Shares and Accelerated Stock Awards (including reinvested dividends) valued at the fixed purchase price of $35.25 per share. Performance Shares were assumed to be paid at target based on the pro-rata portion of the three-year performance cycle that executives have worked at the time of the CIC. The pro-ration of performance shares at target as of July 31, 2011 are also shown in the table on page 49 for executive officers who are not retirement age. Accelerated Stock Awards are fully vested upon C1C.

(3)	Annual Incentive was assumed to be paid at target based on the pro-rata portion of the year that executives have worked at the time of CIC.

(4)
These incremental benefits (limited to five-year average W-2 pay) are intended to be reasonable compensation for the executive officer's commitment to provide consulting services as required by the Company for one year post-termination and satisfaction of restrictive covenants including not competing with the Company for one year post-termination. To the extent that these benefits (limited to five-year average W-2 pay) exceed reasonable compensation for the post-termination consulting services and satisfaction of restrictive covenants, the benefits may be reduced or additional tax gross-ups may apply in accordance with the conditional tax gross-up provision described in notes (5) and (6) below.

Incremental SERP benefit values are included for those who are eligible to participate and are based on the following standard actuarial assumptions:

Discount rate	5.75%

Mortality (post-retirement only)	IRS Generational Mortality Table

Benefit commencement and payment form
If eligible for early retirement, lump sum payable upon termination (Messrs. Deehan and Kraus), otherwise single life annuity payable at the earliest unreduced retirement age (62 for Ms. Gamble, and 65 for Ms. Keefe and Messrs. Keefe and Rocheleau). Not applicable for Mr. Reilly whose agreement does not provide retirement benefit enhancements.

The Health and Welfare benefit values reflecting three years (Messrs. Deehan, Kraus and Ms. Gamble) and two years (Messrs. Keefe, Reilly and Rocheleau and Ms. Keefe) of continued participation were estimated at three and two times the current cost of coverage, respectively, and based on 2011 benefit elections. Health and Welfare benefits include medical, dental, life insurance, short-term disability, and long-term disability coverage. Mr. Reilly's Health and Welfare benefits only include life insurance, short- term disability, and long-term disability coverage since he waived medical and dental coverage in 2011.

A one-time $15,000 outplacement benefit has been included in this item.

A tax gross-up applies to health care benefits (medical and dental) and the outplacement benefit and is reflected in this item.

(5)
Upon a CIC, executives may be subject to certain excise taxes under Section 280(G) of the Internal Revenue Code. The Company has agreed to reimburse the affected employees, based on the conditional tax gross-up provision described in footnote (6) below, for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the 280(G) excise taxes. The amounts in the table are based on a 280(G) excise tax rate of 20%, a 35% federal marginal income tax rate, a Vermont State tax rate of 8.95%, and a 1.45% Medicare tax rate.

(6)
There is a conditional gross-up for excise tax on the termination payments under Section 4999 of the Internal Revenue Code which does not apply if the executive exercises his or her right to terminate during the 30 days following the one year anniversary of a CIC for good reason (as defined in the CIC agreement) only in circumstances where the CIC benefits are over the 1RC Section 280(G) limits by more than 10%. If CIC benefits are between 100% and 110% of the IRC Section 280(G) limits, the total CIC benefit is reduced to 100% of the IRC Section 280(G) limit.

Director and Officer Indemnification and Insurance. Under the terms of the merger agreement, for six years following the effective time of the merger, Gaz Métro will cause the surviving corporation to indemnify and hold harmless all past and present directors, officers and employees of Central Vermont or any subsidiary of Central Vermont to the same extent such persons are indemnified as of the date of the merger agreement pursuant to applicable law, Central Vermont’s and its subsidiaries’ organizational documents and indemnification agreements filed with the SEC arising out of acts or omissions in their capacity as directors, officers or employees of Central Vermont or any subsidiary of Central Vermont occurring at or prior to the effective time of the merger.  Gaz Métro has also agreed to cause the surviving corporation to advance expenses (including reasonable legal fees and expenses) incurred in the defense of any claim or investigation related thereto in accordance with the procedures and limitations in Central Vermont’s and its subsidiaries’ organizational documents and indemnification agreements.

In addition, for not less than six years following the effective time, Gaz Métro will cause the organizational documents of the surviving corporation to contain provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable as the exculpation, indemnification and advancement of expenses provisions contained in the organizational documents of Central Vermont in effect on the date of the merger agreement.  Gaz Métro will cause the surviving corporation to assume, following the effective time, any indemnification agreements in existence as of the date of the merger agreement and filed with the SEC.

Under the terms of the merger agreement, we are permitted, prior to the effective time of the merger, to obtain and fully pay the premium for a directors and officers insurance policy that provides coverage for a period of six years after the effective time of the merger for events occurring prior to the effective time of the merger that is substantially equivalent to our existing policy.  If we are unable to purchase such a policy, the surviving corporation is obligated to, as of the effective time of the merger, obtain and fully pay the premium for a directors and officers insurance policy on terms substantially equivalent to, and in any event not less favorable in the aggregate than, our existing policy.  However, the surviving corporation will not be required to pay annual premiums in excess of 300% of the last annual premium paid by Central Vermont for our existing policy.  In that event, the surviving corporation will be obligated to provide the maximum available coverage as may be obtained for 300% from an insurance carrier with the same or better credit rating than the primary carrier of our existing policy.

Financing of the Merger

The merger is not conditioned upon any financing.  Gaz Métro currently intends to finance the equity portion of the transaction of approximately $485 million with availability under current lines of credit, one or more sales of private or public debt and equity contributions from partner’s equity. As of March 31, 2011, Gaz Métro had Cdn$3.6 billion in total assets and Cdn$1.1 billion in partner’s equity. Gaz Métro has not made any final decisions concerning the sources mix it will utilize to finance the merger. Such decisions will depend upon a number of factors including prevailing interest rates, financial, economic, and market conditions, and such other factors as Gaz Métro deems advisable and appropriate.

Effects of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Vermont law, at the effective time of the merger, Merger Sub, an indirect wholly-owned subsidiary of Gaz Métro formed for purposes of the merger, will be merged with and into Central Vermont, and Central Vermont will survive the merger as a subsidiary of Gaz Métro and will continue its corporate existence under Vermont law.

Regulatory Approvals

Antitrust Approvals. Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until we and Gaz Métro file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. We and Gaz Métro intend to file notification and report forms under the HSR Act with the FTC and the Antitrust Division during the third quarter of 2011. At any time before or after completion of the merger, notwithstanding the expiration or early termination of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Central Vermont  or Gaz Métro. At any time before or after the completion of the merger, and notwithstanding the expiration or early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Central Vermont or Gaz Métro. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

While there can be no assurance that the merger will not be challenged by a governmental authority or private party on antitrust grounds, we and Gaz Métro believe that the merger can be effected in compliance with federal and state antitrust laws. Under the terms of the merger agreement, however, Gaz Métro is not required to, and we may not, consent to or take any action that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on NNEEC, the surviving corporation and the subsidiaries of NNEEC, taken as a whole. See “The Agreement and Plan of Merger—Efforts to Consummate the Merger; Regulatory Matters.”

CFIUS Approval. The Exon-Florio Amendment to the Defense Production Act of 1950, or Exon-Florio provision, provides the President of the United States with the authority to investigate and, where necessary, suspend or prohibit any foreign acquisition, merger or takeover of companies engaged in U.S. interstate commerce, determined to threaten U.S. national security:

•	if there is credible evidence that leads the President to believe that the foreign interest exercising control might take action that threatens to impair the national security; and

•
if provisions of law, other than the Exon-Florio provision and the International Emergency Economic Powers Act, do not in the President’s judgment provide adequate and appropriate authority for the President to protect the national security in the matter before the President.

By executive order, the President has delegated his investigatory powers under the Exon–Florio provision to the CFIUS, an interagency committee chaired by the U.S. Treasury Department. We and Gaz Métro intend to file a voluntary notification of the proposed merger with the CFIUS during the third quarter of 2011, seeking confirmation that the transactions contemplated by the merger agreement do not threaten national security. The CFIUS has 30 days from the date of that filing in which to determine whether to seek a further investigation of the merger. We cannot assure you whether or not the CFIUS will decide to seek such investigation, or what action, if any, the President may decide to take with respect to the transaction. Among other actions, the President could block or otherwise require conditions on the proposed merger.

FERC Approval. Section 203 of the Federal Power Act provides that no public utility may sell or otherwise dispose of its jurisdictional facilities with a value in excess of $10 million, directly or indirectly merge or consolidate its jurisdictional facilities with those of any other person or acquire any security of any other public utility with a value in excess of $10 million without first having obtained authorization from the FERC. Because we own “jurisdictional facilities” under the Federal Power Act with a value in excess of $10 million, the approval of the FERC under Section 203 is required before we and Gaz Métro may consummate the merger.

Section 203, as amended by the Energy Policy Act of 2005, provides that the FERC is required to grant its approval if the merger is found to be “consistent with the public interest” and will not result in cross-subsidization of a non-utility associate company, unless the FERC determines that the cross-subsidization, pledge or encumbrance will be consistent with the public interest. The FERC stated in its 1996 Merger Policy Statement that, in analyzing whether a merger is consistent with the public interest under Section 203, it will evaluate the following criteria:

•	the effect of the merger on competition in electric power markets;

•	the effect of the merger on the applicants’ wholesale and transmission rates; and

•	the effect of the merger on state and federal regulation of the applicants.

If the FERC finds that the merger would adversely affect competition, wholesale rates or regulation or will result in cross-subsidies, it may, pursuant to the Federal Power Act, deny approval of the merger or impose remedial conditions intended to mitigate such effects; we and Gaz Métro then could review whether to accept such remedial conditions.

We plan to file our application under Section 203 during the third quarter of 2011.

VPSB Approval. We are subject to the jurisdiction of the VPSB. Under 30 V.S.A. §§ 104, 107, 109 and 311, the approval of the VPSB is required in connection with the amendment to the articles of incorporation of, and with the acquisition of a controlling interest in, or merger involving any company under its jurisdiction. In considering the merger, the VPSB is required to determine that it will promote the general good of the state and will not result in obstructing or preventing competition with respect to any product or service sold, purchased or manufactured by us and Gaz Métro.

FCC Approval.  We hold certain radio frequency licenses issued by the FCC that are utilized in connection with our utility operations.  FCC approval is required prior to the transfer of control of any entity holding such FCC licenses. The FCC will review whether the transfer of control of Central Vermont and our licenses is in the public interest. We plan to file our application for approval of the transfer of such licenses with the FCC during the third quarter of 2011.

Nuclear Regulatory Commission Approval.  We are subject to the jurisdiction of the NRC as a result of our ownership interest in the Millstone Unit #3 and potentially as a result of our shareholder interests in Maine Yankee Atomic Power Company, Connecticut Yankee Atomic Power Company, and Yankee Atomic Power Company, and Yankee Atomic Electric Company (which we refer to as the Yankee Companies).  The Atomic Energy Act of 1954 provides that a license may not be transferred or in any manner disposed of, directly or indirectly, through transfer of control unless the NRC finds that the transfer complies with the Atomic Energy Act and consents to the transfer.  We plan to file our application for approval with the NRC during the third quarter of 2011. The Atomic Energy Act and NRC regulations impose restrictions on foreign ownership, control, or domination of owners and operators of nuclear power plants.  To satisfy the NRC's foreign ownership, control, or domination restrictions, we plan to implement negation measures in accordance with NRC requirements to preclude foreign control over our ownership interests in Millstone Unit No. 3 and the Yankee Companies.

NYPSC Approval.  In connection with the merger, we plan to file our application pursuant to Section 70 of the Public Service Law during the third quarter of 2011 to obtain any necessary approvals.

NHPUC Approval. In connection with the merger, we plan to file our application pursuant to RSA 373:33 during the third quarter of 2011 to obtain any necessary approvals.

MPUC Approval.  Gaz Métro will need to file an application with the MPUC pursuant to 35-A M.R.S.A. § 708 and to obtain any necessary approvals.

Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders

The following is a summary of U.S. federal income tax consequences of the merger to U.S. shareholders whose shares of our common stock are converted into the right to receive cash in the merger. The discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. The discussion is based on current law, which is subject to change, possibly with retroactive effect. The discussion applies only to shareholders who hold shares of our common stock as capital assets, and may not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation or common stock held as part of a straddle, constructive sale, hedging conversion or other integrated transaction, to certain types of shareholders (such as insurance companies, banks, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules, or to taxpayers subject to the alternative minimum tax.  This discussion does not address the tax consequences to any shareholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust or to the beneficial owner of an entity that is treated as a partnership for U.S. federal income tax purposes.  In addition, this discussion does not address any aspect of state, local or foreign tax laws, or other federal tax law.

The exchange of shares of our common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a shareholder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between $35.25 per share and the shareholder’s adjusted tax basis in each of the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if a shareholder’s holding period for such shares is more than one year at the time of the consummation of the merger. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

In general, backup withholding will apply to all cash payments to which a shareholder is entitled under the merger proposal, unless the shareholder provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other shareholders), certifies that such number is correct, and otherwise complies with the backup withholding tax rules or unless an exemption applies. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a shareholder’s U.S. federal income tax liability, provided the shareholders furnishes the required information to the Internal Revenue Service.

The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder’s tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger, including the application of state, local and foreign tax laws.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Consequences if the Merger is Not Completed

In the event that the merger proposal is not approved by the holders of a majority of all shares of our common stock entitled to vote thereon or if the merger is not completed for any other reason, you would not receive any consideration from Gaz Métro or Merger Sub for your shares of Central Vermont common stock. Instead, we would remain an independent public company, our common stock would continue to be listed and traded on the NYSE and the holders of shares of our common stock would continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of Central Vermont common stock. If the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of our common stock, including the risk that the market price of our common stock may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger proposal is not approved by the holders of a majority of all shares of our common stock entitled to vote thereon or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us would be offered or that our business, prospects or results of operations would not be adversely impacted.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from the New York Stock Exchange and will be deregistered under the Exchange Act.

Dissenters’ Rights

The holders of shares of our common stock at the effective time of the merger will have certain rights pursuant to the provisions of Chapter 13 of the Vermont Business Corporation Act (Title 1 1A, V.S.A. Section 13.01 et seq.), which we refer to in this proxy statement as Chapter 13, to dissent from the merger and obtain payment of fair value for their shares of our common stock. The fair value is initially determined by Central Vermont. Under Chapter 13, dissenting shareholders who comply with the applicable statutory procedures will be entitled to receive a judicial appraisal of the fair value of their shares of our common stock (exclusive of any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable) and to receive payment of such fair value in cash, together with interest from the effective date of the merger until the date of payment. Any such judicial determination of the fair value of shares of our common stock could be based upon factors other than, or in addition to, the price per share to be paid in the merger or the market value of the shares of our common stock. The judicially determined value could be more or less than the price per share to be paid in the merger. The foregoing summary of Chapter 13 does not purport to be complete and is qualified in its entirety by reference to Chapter 13. Failure to follow the steps required by Chapter 13 for exercising  dissenters’ rights may result in the loss of such rights.

Pursuant to Chapter 13, any holder of shares of our common stock who objects to the merger is entitled to dissent from the merger and to have the fair value of such shares of our common stock, which we refer to in this proxy statement as dissenting stock, as determined by us or, if necessary, judicially determined, paid to that holder, by complying with the provisions of Chapter 13. Failure to take any steps set forth in Chapter 13 in connection with the exercise of such rights may result in termination or waiver thereof.

The following is a summary of the statutory procedures required to be followed by a holder of dissenting stock, whom we refer to in this proxy statement as a dissenting shareholder, in order to exercise that holder’s rights under Vermont law. This summary is qualified in its entirety by reference to Chapter 13, the text of which is attached as Annex C to this proxy statement.

If a shareholder elects to exercise dissenters’ rights with respect to the merger, such shareholder must (i) deliver to us prior to the vote on the approval of the merger agreement at the special meeting a written notice of intention to demand payment for the holder’s shares of our common stock if the merger is effectuated and (ii) not vote in favor of approval of the merger agreement. The written notice required to be delivered to us by a dissenting shareholder is in addition to and separate from any proxy or vote against the merger proposal. Neither voting against nor failing to vote for the merger will constitute the written notice required to be filed by a dissenting shareholder. Failure to vote against the merger proposal, however, will not constitute a waiver of rights under Chapter 13, provided that a written objection has been properly filed and the shareholder does not vote in favor of the merger proposal. A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the merger proposal and will be deemed a waiver of dissenters’ rights. See “The Special Meeting—How to Vote and Revocation of Proxies” on page 22 of this proxy statement.

A beneficial shareholder may assert dissenters’ rights as to shares of our common stock held on that shareholder’s behalf only if (i) such shareholder submits to us the record shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights and (ii) such shareholder does so with respect to all shares of our common stock of which that shareholder is the beneficial owner or over which that shareholder has the power to direct the vote. If the beneficial shareholder holds shares of our common stock through a fiduciary, such as through a trustee of an employee benefit plan such as the 401(k) Plan, the beneficial shareholder should send written notice to such fiduciary of the shareholder's intent to assert dissenters' rights and request that the fiduciary provide its written consent to the dissent.  A record holder of shares of our common stock may dissent on behalf of any beneficial owner with respect to all, but not less than all, of the shares of common stock of such owner if the record holder notifies us in writing of the name and address of each such person on whose behalf such record holder asserts dissenters’ rights. All notices of intention to demand payment should be addressed to: Central Vermont Public Service Corporation, 77 Grove Street, Rutland, Vermont, 05701, Attention: General Counsel.

If the merger agreement is approved, we are obligated to give written notice of the approval to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the merger agreement no later than 10 days after the date that the merger becomes effective. The notice must be accompanied by a copy of Chapter 13 and must:

•	state where a demand for payment must be sent and where and when certificates representing dissenting stock must be deposited in order to obtain payment;

•	inform holders of uncertificated shares of our common stock to what extent transfer of the shares of our common stock will be restricted after the payment demand is received;

•
be accompanied by a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed merger (May 30, 2011) and requires that the person asserting dissenters’ rights certify whether or not he or she acquired beneficial ownership of the dissenting stock before that date; and

•	set a date by which we must receive the payment demand, which date shall not be less than 30 days nor more than 60 days after the date the notice is delivered.

A dissenting shareholder who fails to demand payment or to deposit certificates for dissenting stock as required shall have no right under Chapter 13 to receive payment for the dissenting stock.

Unless the merger has been effected within 60 days after the date for demanding payment and depositing certificates for dissenting stock, which 60 day period we refer to in this proxy statement as the demand period, we will return any certificates for dissenting stock so deposited and release any transfer restrictions imposed on uncertificated shares of our common stock. If certificates for such dissenting stock have been returned and such transfer restrictions have been released by us, we must at a later time send a new notice conforming to the requirements herein described if the merger is effected after the demand period.

Upon consummation of the merger, our obligations under Chapter 13 will be assumed by the surviving corporation.

As soon as the merger has been consummated, or upon receipt of demand for payment if the merger has already been consummated, except as set forth in the immediately following sentence, we will remit to each dissenting shareholder who has made proper demand and deposited that shareholder’s certificates with us the amount which we deem to be the fair value of that shareholder’s dissenting stock, with accrued interest, if any, accompanied by:

•	our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment;

•	an income statement and a statement of changes in shareholders’ equity for such fiscal year;

•	our latest available interim financial statements, if any;

•	a statement of our estimate of the fair value of the dissenting stock and how such estimate was calculated;

•	an explanation of how interest (if any) was calculated; and

•	a statement of the dissenting shareholders’ right to demand payment pursuant to Section 13.28 of Chapter 13, together with a copy of Chapter 13.

To the extent that a dissenting shareholder acquired dissenting shares after July 12, 2011, shares which we refer to in this proxy statement as after acquired shares, we may offer to pay our estimate of the fair value of after acquired shares, plus accrued interest, to each dissenting shareholder who agrees to accept it in full satisfaction of that shareholder’s demand instead of immediately paying such amount. “Fair value” of dissenting stock means the value of such stock immediately before the effective time of the merger, excluding any change in value in anticipation of the merger unless such exclusion would be inequitable (which fair value may be more, less, or the same as the merger consideration).

If:

•
we fail to remit such fair value to a dissenting shareholder or offer to pay fair value to a dissenting shareholder with respect to after acquired shares within 60 days after the date set for demanding payment;

•	a dissenting shareholder believes that the amount remitted or offered is less than the fair value of such holder’s dissenting stock (or that the interest, if any, is not correct); or

•	we do not complete the merger and fail to return any deposited certificates for dissenting stock or release any transfer restrictions imposed on uncertificated shares of our common stock;

the affected dissenting shareholder may reject our offer and send us such shareholder’s own estimate of fair value (and interest, if any) and demand payment of the deficiency. If the dissenting shareholder does not file the estimate within 30 days of when we make or offer payment for the dissenting stock, such shareholder shall be entitled to no more than the amount remitted or offered.

If a dissenting shareholder holds dissenting shares at the time that the merger shall be deemed effective, and this dissenting shareholder withdraws the demand for payment for dissenting shares or otherwise loses the right to payment for shares, pursuant to the Vermont Business Corporation Act, the dissenting shares shall be deemed to be converted into, as of the effective date of the merger, the right to receive payment of the merger price for the shares.

Within 60 days after a demand for payment of a deficiency, if the demand remains unsettled, we will commence a proceeding in a Vermont Superior Court and petition the Court to determine the fair value of the dissenting stock and accrued interest. We will make all dissenting shareholders whose demands have not been settled parties to such action, and all parties shall be served a copy of the complaint. The Court will determine the fair value of the dissenting stock and each dissenting shareholder will be entitled to judgment for the amount, if any, by which the amount previously remitted by us is exceeded by the Court’s determination of fair value, plus interest, or for judgment equal to the value of the after acquired shares, plus interest. If we do not file a petition within 60 days, each dissenting shareholder who has made demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest.

There are no specific valuation methods prescribed under Vermont law to which the Court would be bound in determining fair value. The Court would consider the evidence that it deemed relevant and material and render its decision based on that evidence.

The Company may elect to withhold remittances to any dissenting shareholder who did not own his or her shares of our common stock before July 12, 2011, the day the merger was announced. With respect to these shares of common stock, upon consummation of the merger, we will give our fair value estimate and explain the basis thereof and offer to pay the amount plus accrued interest to such holders who agree to accept it in full satisfaction of their demands. If the dissenting shareholder disagrees, that shareholder may within 30 days mail to us his or her estimate and demand payment. If the dissenting shareholder fails to mail such a response, that shareholder is entitled only to our offer. If demand is made and remains unsettled, further proceedings will follow the procedures for judicial appraisal of shares of our common stock set forth above.

Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, will be determined by the Court and assessed against us, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the Court finds to be arbitrary, vexatious, or not in good faith in demanding payment under Section 13.28 of Chapter 13. Fees and expenses of counsel and experts for the respective parties may be assessed against us if the Court finds that we failed to comply substantially with the requirements of Chapter 13 or may be assessed against us or all or some of the dissenting shareholders if such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Chapter 13. If the Court finds that the services of counsel for any dissenting shareholder are of substantial benefit to other dissenting shareholders similarly situated and that the fees for those services should not be assessed against us, the Court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

Any shareholder wishing to exercise dissenters’ rights is urged to consult legal counsel before attempting to exercise dissenters’ rights. Failure to follow the steps required by Chapter 13 of the Vermont Business Corporation Act may result in the loss of a shareholder’s dissenters’ rights.

Litigation Related to the Merger

On July 13, 2011, a putative class action lawsuit challenging the merger was filed in the U.S. District Court, District of Vermont, against Central Vermont, our board of directors, Gaz Métro and Merger Sub. The complaint, captioned Davis v. Central Vermont Public Service Corporation, Case No. 5:11-cv-181, alleges that our directors failed to fulfill their fiduciary duties with respect to Central Vermont’s entrance into the merger agreement by, among other things, allegedly obtaining an unfair and inadequate price, failing to undertake an adequate sales process, engaging in self-dealing, including various “deal protection devices,” and failing to disclose to the Company’s shareholders information necessary to make an informed decision with respect to the merger. The lawsuit also alleges that Central Vermont, Gaz Métro and Merger Sub aided and abetted our board of directors in breaching their fiduciary duties. On August 2, 2011, an Amended Class Action Complaint was filed reiterating the previous claims of breaches of fiduciary duty and adding claims that the Company’s proxy materials regarding the merger are materially misleading and/or incomplete in various respects, in alleged violation of fiduciary duties and the federal securities laws. The Davis action seeks injunctive and other equitable relief against the proposed transaction with Gaz Metro, damages, and attorneys’ fees and costs. We believe the allegations in this lawsuit are without merit, and we intend to defend against them vigorously.

In addition to the above mentioned complaint, in connection with the Fortis merger agreement, on or about June 2, 2011, an alleged Central Vermont shareholder, David Raul, filed a purported class action complaint on behalf of himself and all other similarly situated shareholders of Central Vermont in the Vermont Superior Court, Rutland Unit, captioned Raul v. Reilly, et al., Case No. 377-6-11-RDCV.  Central Vermont received an amended complaint dated June 23, 2011.  The lawsuit names as defendants Central Vermont and the ten members of our board of directors, as well as Fortis and its merger subsidiary.  On or about June 17, 2011, a second class action complaint was filed on behalf of the same purported class against Central Vermont, the ten members of our board of directors, Fortis and its merger subsidiary titled, IBEW Local 98 Pension Fund v. Central Vermont Public Service Corporation, et al., Case No. 417-6-11-RDCV.  On or about June 20, 2011, a third class action complaint was filed on behalf of the same purported class against Central Vermont, the ten members of our board of directors, Fortis and its merger subsidiary titled, Halberstam v. Central Vermont et al. Case No. 425-11RCV.

These state court complaints allege, among other things, that our directors ignored or did not protect against their conflicts of interests with respect to the merger, and breached their fiduciary duties in connection with the negotiation, consideration and approval of the merger agreement with Fortis by, among other things, conducting a flawed sales process and agreeing to sell Central Vermont for inadequate consideration and on otherwise inappropriate terms.  The complaints also allege that Central Vermont, Fortis and its merger subsidiary aided and abetted the alleged breaches of fiduciary duty by our directors.  Based on these allegations, the complaints seek equitable relief, including an injunction of the Fortis merger, and costs and expenses of the litigation, including attorneys’ fees. On July 22, 2011, the Halberstam plaintiffs filed an amended complaint, which added Gaz Métro and one of its affiliates as defendants in addition to the defendants named in the original complaint, and contains fiduciary breach claims and allegations similar to those in the Davis complaint and seeks similar relief.  On  or about August 17, 2011, the state court consolidated the three state court lawsuits, required the filing of a single consolidated amended complaint, and stayed all discovery pending a motion to dismiss.  On August 23, 2011, the state court plaintiffs filed a consolidated amended complaint alleging breaches of fiduciary duty in connection with both the Fortis merger agreement and Gaz Métro merger agreement similar to those previously alleged and also alleging disclosure violations in connection with shareholder approval of the Gaz Métro merger.  We believe the allegations in these lawsuits are without merit, and we intend to defend against them vigorously.

THE AGREEMENT AND PLAN OF MERGER

The summary of the material provisions of the merger agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read the merger agreement carefully in its entirety.

The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Central Vermont or Gaz Métro or their respective businesses.  Such information can be found elsewhere in this proxy statement and in the public filings that Central Vermont makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov.

Effective Date of the Merger Agreement

The merger agreement was executed by Gaz Métro and Merger Sub on July 8, 2011, and was open for acceptance by Central Vermont until noon, Eastern time, on July 19, 2011.  Central Vermont executed the merger agreement on July 11, 2011, which date we refer to this in proxy statement as the effective date of the merger agreement.

The Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, and in accordance with Vermont law, at the effective time of the merger, Merger Sub will be merged with and into Central Vermont and, as a result of the merger, the separate corporate existence of Merger Sub will cease and Central Vermont will continue as the surviving corporation and a wholly-owned subsidiary of NNEEC, which is itself a wholly-owned subsidiary of Gaz Métro.

Closing

The closing of the merger will take place on a date to be specified by Gaz Métro, Merger Sub and Central Vermont, which will be no later than the second business day after satisfaction or waiver of all the conditions to closing of the merger set forth in the merger agreement and described in this proxy statement, unless another time or date is agreed to by Gaz Métro and Central Vermont.  On the closing date, Gaz Métro, Merger Sub and Central Vermont will file the articles of merger with the Secretary of State of the State of Vermont in accordance with Vermont law (at which time we expect the merger to become effective) and will make all other filings or recordings required under Vermont law.

At the effective time of the merger, Gaz Métro will cause the articles of incorporation of the surviving corporation to be amended in their entirety to be identical to the articles of incorporation of Merger Sub, except that the name of the surviving corporation will be changed to “Central Vermont Public Service Corporation,” until thereafter changed as provided in the articles of incorporation of the surviving corporation.  At the effective time of the merger, the bylaws of Merger Sub will become the bylaws of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law.

Directors and Officers

The merger agreement provides that the directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation.  Gaz Métro will consider current members of our board of directors for election to the board of directors of the surviving corporation or the board of directors of another Vermont-based affiliate of Gaz Métro following the effective time, with the selection of any such member of our board of directors to be in Gaz Métro’s sole discretion.  At the effective time, Gaz Métro will designate the persons who will serve as officers of the surviving corporation from and after the effective time.

Merger Consideration

Outstanding Central Vermont Common Stock

Except as described below, at the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than dissenting shares) will be converted into the right to receive $35.25 in cash, without interest, less withholding with respect to applicable taxes.

Treasury Shares; Shares Owned by Gaz Métro

At the effective time of the merger, each share of our common stock (i) held in our treasury, (ii) owned of record by any subsidiary of ours or (iii) owned of record by Gaz Métro, Merger Sub or any of their respective wholly-owned subsidiaries will, in each case, be canceled and cease to exist, and no consideration will be delivered in exchange for those shares.

Merger Sub Common Stock

At the effective time of the merger, each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock of the surviving corporation.

Treatment of Stock Options, Restricted Stock, RSUs, 401(k) Plan and Equity Plans

Each option to purchase shares of our common stock outstanding immediately prior to the effective time of the merger will be fully vested and canceled and, in exchange therefor, former holders of such options will be entitled to receive a cash payment, without interest, in an amount equal to the product of (i) the total number of shares of common stock subject to such option and (ii) the excess, if any, of the merger consideration of $35.25 per share over the exercise price per share of such option, less withholding with respect to applicable taxes.

Each share of our restricted stock outstanding immediately prior to the effective time of the merger will vest in full and all restrictions thereon will lapse and, as of the effective time of the merger, each such share of restricted stock will be converted into the right to receive the merger consideration of $35.25 in cash, without interest, less withholding with respect to applicable taxes.

Each restricted stock unit granted pursuant to our performance share incentive plans and outstanding immediately prior to the effective time of the merger will be  canceled and, in exchange therefor, former holders of such restricted stock units will be entitled to receive a cash payment, without interest, in an amount equal to the product of (i) the merger consideration of $35.25 per share and (ii) the number of shares of common stock subject to the vested portion of such restricted stock unit as of the effective time of the merger (prorated for time at target level of performance including dividends), less withholding with respect to applicable taxes.

If the merger is completed, each participant in the 401(k) Plan will be entitled to receive the merger consideration for each share of Central Vermont’s common stock attributable to the units of the Central Vermont Public Service Common Stock Fund that the participant holds in his or her 401(k) Plan account.  However, participants will not receive the cash proceeds from their 401(k) Plan units directly.  Instead, all merger proceeds will remain in the participant’s 401(k) Plan and may be withdrawn only in accordance with the terms of the 401(k) Plan.  Following the merger, the Central Vermont Public Service Common Stock Fund will cease to exist as an investment option under the 401(k) Plan.  A similar company common stock investment fund will not be created.  Additional information regarding the effect of the merger on the 401(k) Plan and fund options will be provided at a later date to 401(k) participants.

After the effective time of the merger, all of our equity plans (including the employee stock funds in the 401(k) Plan) will be terminated and no further options, restricted stock, RSUs or other rights with respect to shares of our common stock will be granted pursuant to such equity plans.

At the effective time of the merger, Gaz Métro will make, or cause to be made, a cash contribution to the surviving corporation to permit the surviving corporation to make the foregoing payments.

Exchange Procedures

Prior to the effective time of the merger, Gaz Métro will designate a financial institution reasonably acceptable to us to act as paying agent, and will establish, or cause to be established, with the paying agent an exchange fund to hold cash in an amount equal to the aggregate merger consideration to be paid to our common shareholders in connection with the merger.

As promptly as practicable after the effective time of the merger, Gaz Métro will cause the paying agent to mail to each record holder of our common stock a letter of transmittal and instructions for surrendering the record holder’s stock certificates or book-entry shares in exchange for the amount in cash to be paid to such holder pursuant to the merger.  Upon delivery of a duly executed letter of transmittal in proper form and, if applicable, proper surrender of a Central Vermont stock certificate, the holder of such stock certificate or uncertificated shares will be entitled to receive the portion of the merger consideration payable to such holder pursuant to the merger.  The surrendered certificates representing shares of our common stock will be canceled.

Until surrendered as described above, at any time after the effective time of the merger, each certificate or uncertificated share representing Central Vermont common stock will be deemed to represent only the right to receive the merger consideration.  No interest will be paid or will accrue on the cash payable upon surrender of any such certificate or uncertificated share.  The cash paid upon surrender of any such certificate or uncertificated share will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Central Vermont common stock formerly represented by such certificate or uncertificated share.

Holders of our common stock should not send in their stock certificates until they receive a letter of transmittal from the paying agent with instructions for the surrender of their stock certificates.

Lost, Stolen and Destroyed Certificates

If a Central Vermont stock certificate is lost, stolen or destroyed, the holder of such certificate must deliver an affidavit of that fact prior to receiving any merger consideration and, if required by Gaz Métro in its reasonable discretion, may also be required to provide a bond (in such amount as may be reasonably directed by Gaz Métro) prior to receiving any merger consideration.

Dissenting Shares

Under the Vermont Business Corporation Act, shareholders who do not vote in favor of the approval of the merger agreement will be entitled to exercise dissenters’ rights in connection with the merger, and shares of our common stock held by any such shareholders will not be converted into the right to receive the merger consideration at the effective time of the merger.  Shareholders desiring to exercise such dissenters’ rights will have the rights and duties and must follow the procedures set forth in Chapter 13 of the Vermont Business Corporation Act, the full text of which is set forth in Annex C to this proxy statement.  Shareholders who wish to exercise dissenters’ rights must carefully follow the procedures described in Chapter 13 of the Vermont Business Corporation Act and are urged to read Annex C in its entirety.

Representations and Warranties

Central Vermont, on the one hand, and Gaz Métro and Merger Sub, on the other hand, have each made representations and warranties to each other in the merger agreement.  The representations and warranties described below and included in the merger agreement were made solely for the benefit of the parties to the merger agreement. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by Central Vermont and Gaz Métro in connection with negotiating the terms of the merger agreement.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been made for the purpose of allocating risk between Central Vermont and Gaz Métro rather than establishing the matters addressed by such representations and warranties as facts.  The representations and warranties of each of the parties to the merger agreement will expire at the effective time of the merger.

Representations and Warranties of Central Vermont

We have made a number of representations and warranties to Gaz Métro and Merger Sub in the merger regarding aspects of our business and other matters pertinent to the merger.  The topics covered by our representations and warranties include the following:

•	the organization, qualification to do business and good standing of Central Vermont and its subsidiaries;

•	our interests in significant joint ventures and jointly-owned plants;

•	the capital structure of, and the absence of restrictions or encumbrances with respect to the capital stock of, Central Vermont and its subsidiaries;

•	our authority to enter into and consummate the transactions contemplated by the merger agreement;

•
the absence of any conflict or violation of the organizational documents of Central Vermont, its subsidiaries or Vermont Electric Power Company, Inc. and its wholly-owned subsidiary Vermont Electric Transmission Company, Inc. and its affiliate Vermont Transco LLC, which collectively we refer to in this proxy statement as VELCO, any laws applicable to Central Vermont, its subsidiaries or VELCO, any contract to which Central Vermont, its subsidiaries or VELCO is a party or the creation of an encumbrance on any of property or assets of Central Vermont, its subsidiaries or VELCO as a result of entering into and consummating the transactions contemplated by the merger agreement;

•	the governmental and regulatory approvals required to complete the merger;

•	the authorizations, licenses and permits of Central Vermont, its subsidiaries and VELCO;

•	our SEC filings and the financial statements contained in those filings;

•	our internal controls over financial reporting and disclosure controls and procedures;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events since December 31, 2010;

•	the accuracy of the information supplied for this proxy statement;

•	our benefit plans, labor and employment matters;

•	our material contracts and the absence of breaches of such contracts;

•	the absence of material litigation against Central Vermont, its subsidiaries or VELCO;

•	our owned and leased real properties;

•	environmental matters;

•	our intellectual property;

•	our taxes and tax returns;

•	our receipt of a fairness opinion from Lazard;

•	our insurance policies;

•	the vote of our common shareholders required to approve the merger agreement;

•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the merger agreement;

•	our regulation as a utility;

•	takeover laws;

•	compliance with our risk management guidelines with respect to trading by Central Vermont and its subsidiaries; and

•	our termination of the Fortis merger agreement.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.”  Under the terms of the merger agreement, a material adverse effect on Central Vermont means any fact, change, event, circumstance, occurrence, effect or development that is materially adverse to (i) the business, assets, liabilities, financial condition or results of operations of Central Vermont and its subsidiaries, taken as a whole (including any fact, change, event, circumstance, occurrence, effect or development relating to VELCO or any jointly owned plant), or (ii) our ability to consummate the transactions contemplated by the merger agreement or to perform our obligations under the merger agreement on a timely basis in accordance with the terms of the merger agreement and applicable law.  However, the following items are not taken into account in determining whether there has been a material adverse effect on Central Vermont:

•
any change affecting the general economy or political, regulatory, business, economic, financial, credit or capital market conditions in the United States, including interest rates or exchange rates, except to the extent such change has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•
any change affecting the national, regional, state or local wholesale or retail markets for electric power or the national, regional, state or local electric transmission or distribution systems, except to the extent such change has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•
any change attributable to the execution or announcement of the merger agreement, or the pendency of the transactions contemplated by the merger agreement, including any litigation resulting therefrom, any reduction in sales resulting therefrom, any adverse change in supplier, distributor, employee, financing source, shareholder, partner or similar relationships resulting therefrom or any change in the credit rating of Central Vermont or any of its subsidiaries resulting therefrom;

•	any action taken, or failure to act, at the request or with the consent of Gaz Métro;

•	the implementation of the VPSB’s 2001 sharing order and the sharing of proceeds with our ratepayers pursuant thereto;

•
acts of war, the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions, except to the extent such fact, event or development has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•
any change in national, regional, state or local wholesale or retail electric power and capacity prices or in the market price for commodities, except to the extent such change has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•
any shutdown or suspension of operations at the Vermont Yankee nuclear power plant, except to the extent such event has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•
any hurricane, earthquake, flood or other natural disasters or acts of God, except to the extent such event has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•
any change resulting from weather conditions or customer use patterns, except to the extent such change has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•
any adoption, proposal or implementation of, or change in, any applicable law, or any interpretation thereof by any governmental entity, except to the extent such change has a materially disproportionate effect on Central Vermont and its subsidiaries, taken as a whole, compared with other persons operating in the electric utility industry;

•	any changes in U.S. generally accepted accounting principles after the date the merger agreement is signed or any interpretation thereof by any governmental entity;

•
any failure by us to meet any estimates of revenues, earnings, projections or other economic performance, whether published, internally prepared or provided to Gaz Métro, except that the facts and circumstances giving rise to such failure may be taken into account in determining whether there has been a material adverse effect on Central Vermont; and

•
any change in the price or trading volume of our common stock on the NYSE or any suspension of trading in securities generally on the NYSE, except that the facts and circumstances giving rise to such change may be taken into account in determining whether there has been a material adverse effect on Central Vermont.

Representations and Warranties of Gaz Métro and Merger Sub

Gaz Métro and Merger Sub have made a number of representations and warranties to us in the merger agreement, including representations and warranties relating to the following:

•	organization, qualification to do business and good standing of Gaz Métro and Merger Sub;

•	their authority to enter into and consummate the transactions contemplated by the merger agreement;

•
the absence of any conflict or violation of the organizational documents of Gaz Métro or Merger Sub, any applicable laws or any contract of Gaz Métro or any of its subsidiaries or the creation of an encumbrance on any of Gaz Métro’s or any of its subsidiaries’ property or assets as a result of entering into and consummating the transactions contemplated by the merger agreement;

•	the governmental and regulatory approvals required to complete the merger;

•	the accuracy of the information supplied by Gaz Métro and Merger Sub for this proxy statement;

•	the absence of material litigation;

•	the absence of ownership of our common stock;

•	the sufficiency of funds to consummate the merger;

•	the ownership of Merger Sub by Gaz Métro and Merger Sub’s lack of other operating activity;

•	the absence of any agreements, arrangements or understandings with any of our or our subsidiaries’ officers or directors; and

•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the merger agreement.

Covenants Regarding Conduct of Business by Central Vermont Prior to the Merger

Under the merger agreement, we have agreed, until the effective time of the merger, except as contemplated by the merger agreement, as required by applicable law, by a governmental entity or by the rules of the NYSE, or as consented to in writing by Gaz Métro, to, and to cause our subsidiaries to and to use our commercially reasonable efforts to cause VELCO to:

•	conduct our and their operations only in the ordinary course of business utilizing good utility practices;

•	comply in all material respects with all laws, orders and permits applicable to us and them; and

•
use commercially reasonable best efforts to preserve substantially intact our and their business organization and maintain satisfactory relationships with third parties and governmental entities having significant business dealings with us and them and to keep available the services of our and their key officers and employees.

In addition, we have agreed that, until the effective time of the merger, except as contemplated by the merger agreement, as required by applicable law, by a governmental entity or by the rules of the NYSE or as consented to in writing by Gaz Métro, we will not, and will not permit our subsidiaries to:

•	amend our or our subsidiaries’ articles of association, by-laws or equivalent organizational documents;

•
issue, sell or encumber any equity securities, or issue rights of any kind to acquire equity securities, subject to certain exceptions including issuances pursuant to our equity plans (not to exceed $2.5 million in aggregate value) or our dividend reinvestment plan;

•
dispose of or encumber any material property or assets, except pursuant to existing contracts, for dispositions of obsolete assets in the ordinary course of business or for dispositions in amounts not to exceed $2 million individually or $7.5 million in the aggregate;

•
pay dividends, other than (i) regular quarterly cash dividends on our common stock in an amount per share of not more than $0.23 per share, (ii) dividends payable on shares of our preferred stock, (iii) dividends paid by our subsidiaries to us or another subsidiary and (iv) dividend equivalent rights on RSUs;

•
reclassify, redeem or purchase securities, other than in the case of our subsidiaries, in connection with the cashless exercise of options to acquire our stock or tax withholdings on our restricted stock or RSUs or the redemption of our preferred stock;

•	merge, consolidate or adopt a plan of complete or partial liquidation or resolutions providing for a liquidation, dissolution or other reorganization of us or our subsidiaries;

•
acquire any interest in any entity or any assets, other than acquisitions of assets in the ordinary course of business for consideration not to exceed $2 million individually or $7.5 million in the aggregate;

•
incur any indebtedness or issue any debt securities, or assume or guarantee any obligations (other than obligations of a wholly-owned subsidiary of Central Vermont), except refinancings of existing indebtedness as such indebtedness matures upon market terms and conditions, borrowings in the ordinary course of business under our existing credit facilities or indebtedness that is prepayable at any time without penalty, not to exceed $7.5 million in the aggregate;

•	make any loans, advances or capital contributions to, or investments in, any other person (other than any wholly-owned subsidiary of Central Vermont) in excess of $7.5 million in the aggregate;

•
(i) increase the compensation or benefits payable to, or grant any severance or termination pay rights, or enter into any employment or severance agreement with, any director, officer or, other than in the ordinary course of business, employee, or adopt or amend any collective bargaining, bonus, profit sharing, thrift, retirement, deferred compensation, employment, termination, severance or other plan or agreement for the benefit of any director, officer or, other than in the ordinary course of business, employee or (ii) amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any of our benefit plans except, in the case of clauses (i) and (ii), to the extent required by the existing terms of any of our existing benefit plans;

•	make any material tax election or settle or compromise any material tax liability or prepare any material tax return in a manner inconsistent with past practices;

•	make any material change in accounting policies or procedures except as required by GAAP;

•
make or commit to capital expenditures exceeding by $5.0 million the amount budgeted from the effective date of the merger agreement until December 31, 2011, or in the 12 month period ending December 31, 2012, except as required by a governmental entity or for emergency capital expenditures necessary to maintain or restore safe, adequate and reliable electric service to customers following a casualty, accident or natural disaster;

•	terminate or permit any permits to lapse, other than in accordance with their terms and regular expiration, or fail to timely apply for any renewal of a renewable permit;

•
(i) enter into, terminate, renew, amend or modify in any material respect certain specified contracts or (ii) waive, release, discharge, settle or satisfy any material claims, liabilities or obligations, other than, in the case of clauses (i) and (ii), in the ordinary course of business consistent with past practice;

•	plan, announce, implement or effect any reduction in force, lay-off, early retirement plan or severance program, other than employee terminations in the ordinary course of business;

•	hire an officer-level employee or terminate the employment, other than for cause, of any officer-level employee;

•	institute or settle any material litigation, investigation, proceeding or other claim pending or threatened before any arbitrator, court or other governmental entity;

•
redeem, repurchase, defease, cancel or otherwise acquire any indebtedness for borrowed money, subject to certain exceptions including at or within 120 days of stated maturity and pursuant to refinancings permitted pursuant to the eighth bullet above;

•
permit any material change in policies governing energy price risk management or marketing of energy, other than as a result of acquisitions or capital expenditures otherwise permitted under the merger agreement, or enter into any physical commodity transactions, exchange-traded futures and option transactions, over-the-counter transactions and similar transactions, other than as permitted by Central Vermont’s trading guidelines; or

•	authorize or enter into any contract to do any of the foregoing.

In addition, we have agreed to, and to cause our subsidiaries to, consult with Gaz Métro prior to initiating any general rate case, making any material changes in our or our subsidiaries’ rates or charges, standards of service or accounting from those in effect on the effective date of the merger agreement or initiating any proceeding, or effecting any agreement, commitment, arrangement or consents with respect thereto.

Treatment of Preferred Stock

The merger agreement provides that, prior to the closing of the merger, we must redeem all outstanding shares of our preferred stock pursuant to the terms of such preferred stock.

Obligations with respect to this Proxy Statement and the Special Meeting

Under the terms of the merger agreement, we have agreed to call, give notice of, convene and hold the special meeting of our common shareholders as promptly as reasonably practicable following the date that we learn that this proxy statement will not be reviewed or that the staff of the SEC has no further comments on this proxy statement.  Unless there has been a change of board recommendation (as described below under “—Obligation of Our Board of Directors with respect to Its Recommendation”), our board of directors has agreed to recommend the approval of the merger agreement to our common shareholders.  We have also agreed to take all other action necessary or advisable to obtain the approval of the merger by our common shareholders, absent a change of board recommendation.

No Solicitation

Under the terms of the merger agreement, subject to certain exceptions described below, we have agreed that we will not, will cause our subsidiaries not to and will not authorize or permit any of our officers, directors or employees to, and will instruct and cause our representatives not to, directly or indirectly:

•
initiate, solicit or knowingly encourage or facilitate the submission of any acquisition proposal (as defined in the merger agreement and described below), or any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal; or

•
participate in any discussions or negotiations with any person, or furnish to any person any information, with respect to an acquisition proposal, or any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal.

Notwithstanding the foregoing prohibitions, if, at any time following the effective date of the merger agreement and prior to the approval of the merger agreement by our common shareholders, (i) we receive a bona fide written acquisition proposal from a third party that was not solicited after the effective date of the merger agreement by us, our subsidiaries or our representatives and did not otherwise result from a breach of the non-solicitation provisions of the merger agreement and (ii) our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the merger agreement and described below), we may, subject to providing prior notice to Gaz Métro of our decision to take any such action, (a) furnish information with respect to us and our subsidiaries to the person making such acquisition proposal (and its representatives) and (b) participate in discussions or negotiations with the person making such acquisition proposal (and its representatives) regarding such acquisition proposal; provided that we (x) must first enter into a confidentiality agreement with the person making such acquisition proposal that contains confidentiality provisions of such person that are no less favorable in the aggregate to us than those contained in the confidentiality agreement between us and Gaz Métro and (y) must as promptly as practicable provide to Gaz Métro any material information concerning us or our subsidiaries provided or made available to the person making such acquisition proposal (or its representatives) which was not previously provided or made available to Gaz Métro.

We are also obligated, as promptly as practicable (and in any event within 24 hours), to notify Gaz Métro in writing in the event that we receive any written acquisition proposal, including the material terms and conditions of such acquisition proposal, or any inquiry that would reasonably be expected to lead to an acquisition proposal.  In addition, we are obligated to keep Gaz Métro informed, in all material respects, on a prompt basis, of the status and details of any such acquisition proposal (including any change to the material terms and conditions of such acquisition proposal) and to provide to Gaz Métro as soon as practicable (and in any event within 24 hours and at least 24 hours prior to making any determination with respect to such acquisition proposal) after receipt or delivery of such acquisition proposal copies of all correspondence and other written material (including draft agreements) relating to the material terms and conditions of such acquisition proposal exchanged between us, our subsidiaries or our representatives, on the one hand, and the person making such acquisition proposal (or its representatives), on the other hand.

An “acquisition proposal” is defined in the merger agreement to mean any inquiry, offer, indication of interest or proposal (whether or not in writing) from, or public announcement by, any person relating to any transaction or series of transactions involving:

•	any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Central Vermont;

•
any sale, lease, license or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, joint venture, sale of equity interests or otherwise), of assets of Central Vermont or its subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Central Vermont and its subsidiaries, taken as a whole;

•	the issuance, sale or other disposition, directly or indirectly, of equity interests representing 20% or more of the voting power of Central Vermont;

•
any direct or indirect acquisition of securities, tender offer or exchange offer or other similar transaction that, if consummated, would result in any person or group of persons, directly or indirectly acquiring beneficial or record ownership of more than 20% of Central Vermont’s common shares then outstanding; or

•	any combination of the foregoing, in each case, other than the merger.

A “superior proposal” is defined in the merger agreement to mean any bona fide written acquisition proposal (except that all percentages therein shall be changed to 80%) made by a third party that, in the good faith judgment of our board of directors, after consultation with its financial advisors and outside counsel, taking into account all the terms and conditions of such proposal that our board of directors deems relevant (including the legal, financial, regulatory, timing, likelihood of consummation and other aspects of the proposal and any changes to the terms of the merger agreement proposed by Gaz Métro in response to such proposal or otherwise), is more favorable to the holders of our common stock than the merger; provided that if such acquisition proposal is contingent upon such third party obtaining financing or if such acquisition proposal is not conditioned upon financing but requires financing and such financing is not reasonably available, then such acquisition proposal will not be a “superior proposal”.

Obligation of Our Board of Directors with respect to Its Recommendation

The merger agreement provides that neither our board of directors nor any committee of our board of directors will:

•
(i) approve or recommend, or publicly propose to approve or recommend, any acquisition proposal, or any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal or take any action or make any statement inconsistent with our board of directors’ recommendation of the merger agreement and the merger, (ii) withdraw or modify, in a manner adverse to Gaz Métro, our board of directors’ recommendation of the merger agreement and the merger (it being understood that taking a neutral or no position with respect to an acquisition proposal will be considered an adverse modification) or (iii) following the date any acquisition proposal or any material modification thereto is first made public, sent or given to our shareholders, fail to issue a press release that expressly reaffirms our board of directors’ recommendation of the merger agreement and the merger within five business days following Gaz Métro’s written request to do so (any action set forth in the foregoing clauses (i), (ii) or (iii) a “change of board recommendation”); or

•
(i) allow or cause us or any of our subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to any acquisition proposal or requiring us to abandon, terminate, delay or fail to consummate the merger or any other transaction contemplated by the merger agreement, (ii) release any third party from, grant any waiver of, or fail to enforce, any standstill or similar agreement or (iii) take any action pursuant to which any person (other than Gaz Métro, Merger Sub or their respective affiliates) or acquisition proposal would become exempt from or not otherwise subject to any takeover statute or article of incorporation provision relating to acquisition proposals.

Notwithstanding the foregoing, at any time prior to the approval of the merger agreement by our common shareholders, and so long as we are in compliance with our non-solicitation obligations under the merger agreement, if:

•
we receive an acquisition proposal which our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a superior proposal and such acquisition proposal is not withdrawn; or

•
there occurs any fact, change, event, circumstance, occurrence, effect or development that affects or would be reasonably likely to affect the business, assets, liabilities, financial condition or results of operations of Central Vermont and its subsidiaries, taken as a whole, that (i) is material, individually or in the aggregate, with any other such fact, change, event, circumstance, occurrence, effect or development, (ii) does not involve or relate to an acquisition proposal and (iii) is not known to our board of directors on the effective date of the merger agreement, then, in either of the foregoing events, our board of directors may make a change of board recommendation if:

•
we have provided prior written notice to Gaz Métro that our board of directors intends to effect a change of board recommendation (a “notice of change of recommendation”), which notice must specify the reasons for such change and, in the case of superior proposal, include the material terms and conditions of such superior proposal and attach a copy of the most current draft of any written agreement relating thereto;

•
we have negotiated in good faith with Gaz Métro (including by making our representatives reasonably available to negotiate) with respect to any changes to the terms of the merger agreement proposed by Gaz Métro for at least five business days following Gaz Métro’s receipt of the notice of change of recommendation (and, in the case of a superior proposal, any amendment to any material term of such superior proposal shall require a new notice of change of recommendation and an additional three business day period from the date of such notice); and

•
taking into account any changes to the terms of the merger agreement proposed by Gaz Métro, our board of directors has determined in good faith, after consultation with its financial advisors and outside counsel, that the failure by it to make a change of board recommendation would be a breach of its fiduciary duties under applicable law and, in the case of a superior proposal, such superior proposal continues to meet the definition of the term “superior proposal”.

Notwithstanding any change of board recommendation, we are required to submit the merger agreement to our shareholders at the special meeting for the purpose of approving the merger, and nothing contained in the merger agreement, including any rights of us to take any of the foregoing actions, will be deemed to relieve us of such obligation.

Termination of the Merger Agreement in the Event of a Superior Proposal

If we receive an acquisition proposal which our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a superior proposal and such acquisition proposal has not been withdrawn, we may terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal if:

•
we have provided prior written notice to Gaz Métro that we intend to terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal (a “notice of superior proposal”), which notice must specify the material terms and conditions of such superior proposal and attach a copy of the definitive agreement proposed to be entered into with respect to such superior proposal;

•
we have negotiated in good faith with Gaz Métro (including by making our representatives reasonably available to negotiate) with respect to any changes to the terms of the merger agreement proposed by Gaz Métro for at least five business days following Gaz Métro’s receipt of the notice of superior proposal (and an additional three business days for any amendment to any material term of such superior proposal);

•
taking into account any changes to the terms of the merger agreement proposed by Gaz Métro, our board of directors has determined in good faith, after consultation with its financial advisors and outside counsel, that such superior proposal continues to meet the definition of the term “superior proposal” and the failure by our board of directors to terminate the merger agreement to enter into the definitive agreement with respect to such superior proposal would be a breach of its fiduciary duties under applicable law; and

•	concurrently with such termination we pay Gaz Métro the termination fee and reimburse it for its expenses, in each case as described below under “—Termination Fee; Expenses”.

Efforts to Consummate the Merger; Regulatory Matters

Under the terms of the merger agreement, we and Gaz Métro have each agreed to use our respective reasonable best efforts to take all appropriate action and to do all things necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including:

•
obtaining any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained from any governmental entity, or to avoid any action or proceeding by any governmental entity (including those in connection with the HSR Act and Vermont law);

•	causing the satisfaction of all conditions to closing set forth in the merger agreement, as described below under “—Conditions to the Merger”;

•
vigorously defending all lawsuits or other legal, regulatory or other governmental proceedings challenging or affecting the merger agreement or the consummation of the transactions contemplated thereby, in each case until a final, non-appealable order is issued;

•	seeking to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transactions contemplated by the merger agreement;

•
proposing, negotiating, committing to and effecting the sale, divestiture, licensing or disposition of such assets of Gaz Métro or Central Vermont or any of Gaz Métro’s or Central Vermont’s respective subsidiaries;

•
accepting any operational restrictions, including restrictions on the ability to change rates or charges or standards of service, that limit Gaz Métro’s or any of its subsidiaries’ freedom of action with respect to, or its ability to retain or freely operate, any of the assets, properties, licenses, rights, product lines, operations or businesses of Gaz Métro, Central Vermont or any of Gaz Métro’s or Central Vermont’s  respective subsidiaries; and

•
as promptly as practicable, and in any event within 60 days after the effective date of the merger agreement, making all necessary applications, filings and any other required submissions, and paying any related fees, with respect to the merger agreement and the merger and subsequent merger required under the HSR Act, Vermont Law and Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Omnibus Trade and Competitiveness Act of 1988 (relating to the approval of the CFIUS), and any other applicable law.

Notwithstanding the foregoing, Gaz Métro is not required to, and we may not, consent to or taken any action of the types described above that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on NNEEC, the surviving corporation and the subsidiaries of NNEEC, taken as a whole.  None of the exclusions to the definition of “material adverse effect” noted above under “—Representations and Warranties—Representations and Warranties of Central Vermont” shall be deemed to apply to the foregoing use of “material adverse effect”.

Under the terms of the merger agreement, we and Gaz Métro have agreed to cooperate with each other in determining whether any action by, or filing with, any governmental entity is required in connection with the merger and in seeking any such actions, consents, approvals or waivers or making any such filings.  We and Gaz Métro have also agreed to provide to each other all information required for any application or other filing under any applicable law in connection with the transactions contemplated by the merger agreement.  Neither party may consent to any voluntary delay of the closing at the behest of any governmental entity without the consent of the other party.  In addition, neither party shall, directly or indirectly, take any action that would reasonably be expected to cause a material delay in the satisfaction of the conditions to closing set forth in the merger agreement or the consummation of the merger.

We and Gaz Métro have also agreed to give any notices to third parties and use our respective reasonable best efforts to obtain any third-party consents necessary, proper or advisable to consummate the merger and the transactions contemplated by the merger agreement, or otherwise required by the merger agreement.

Access to Information

Under the merger agreement, we have agreed to, will cause our subsidiaries to and will use our reasonable best efforts to cause VELCO and each of Central Vermont’s and VELCO’s respective directors, officers, employees and other representatives to, afford Gaz Métro and its representatives reasonable access during normal business hours to the officers, employees, auditors, properties, offices and other facilities of Central Vermont, its subsidiaries and VELCO and the books and records thereof, and furnish promptly such information regarding the business, properties, contracts, assets and liabilities of Central Vermont, its subsidiaries and VELCO as Gaz Métro and its representatives may reasonably request.  Notwithstanding the foregoing obligations, we are not required to afford such access or furnish information to the extent that we believe in good faith that doing so would result in the loss of attorney-client privilege, violate confidentiality obligations or otherwise breach a contract to which we or any of our subsidiaries is a party or contravene any applicable law.

Gaz Métro is required to comply, and cause its subsidiaries and representatives to comply, with its obligations under the confidentiality agreement executed by Gaz Métro and Central Vermont dated as of February 18, 2011.

Director and Officer Indemnification and Insurance

Under the terms of the merger agreement, for six years following the effective time of the merger, Gaz Métro will cause the surviving corporation to indemnify and hold harmless all past and present directors, officers and employees of Central Vermont or any subsidiary of Central Vermont to the same extent such persons are indemnified as of the effective date of the merger agreement pursuant to applicable law, Central Vermont’s and its subsidiaries’ organizational documents and indemnification agreements filed with the SEC arising out of acts or omissions in their capacity as directors, officers or employees of Central Vermont or any subsidiary of Central Vermont occurring at or prior to the effective time of the merger.  Gaz Métro has also agreed to cause the surviving corporation to advance expenses (including reasonable legal fees and expenses) incurred in the defense of any claim or investigation related thereto in accordance with the procedures and limitations in Central Vermont’s and its subsidiaries’ organizational documents and indemnification agreements.

In addition, for not less than six years following the effective time, Gaz Métro will cause the organizational documents of the surviving corporation to contain provisions with respect to exculpation, indemnification and advancement of expenses that are no less favorable as the exculpation, indemnification and advancement of expenses provisions contained in the organizational documents of Central Vermont in effect on the effective date of the merger agreement.  Gaz Métro will cause the surviving corporation to assume, following the effective time, any indemnification agreements in existence as of the effective date of the merger agreement and filed with the SEC.

Under the terms of the merger agreement, we are permitted, prior to the effective time of the merger, to obtain and fully pay the premium for a directors and officers insurance policy that provides coverage for a period of six years after the effective time of the merger for events occurring prior to the effective time of the merger that is substantially equivalent to our existing policy.  If we are unable to purchase such a policy, the surviving corporation is obligated to, as of the effective time of the merger, obtain and fully pay the premium for a directors and officers insurance policy on terms substantially equivalent to, and in any event not less favorable in the aggregate than, our existing policy.  However, the surviving corporation will not be required to pay annual premiums in excess of 300% of the last annual premium paid by Central Vermont for our existing policy.  In that event, the surviving corporation will be obligated to provide the maximum available coverage as may be obtained for 300% from an insurance carrier with the same or better credit rating than the primary carrier of our existing policy.

Employee Benefits

Under the terms of the merger agreement, Gaz Métro has agreed, for two years following the effective time of the merger, to either (i) assume and maintain our compensation and benefit plans (other than our equity plans) for the benefit of our employees immediately prior to the effective time of the merger at the benefit levels in effect on the date Gaz Métro and Merger Sub executed the merger agreement, and provide compensation and benefits under plans of Central Vermont or Gaz Métro that have a value sufficient to replace the value of the compensation and benefits provided to our employees under our compensation and benefit plans immediately prior to the effective time of the merger (not taking into account equity compensation), or (ii) provide compensation and benefits to each employee that, taken as a whole, is not less favorable in the aggregate than the compensation and benefits provided to such employee immediately prior to the effective time of the merger (not taking into account equity compensation).

In addition, Gaz Métro will assume and continue our employment, severance and termination plans, policies, programs, agreements and arrangements as in effect at the effective time of the merger without any amendment or modification, except as required by applicable law or as consented to by the parties.

Following the merger, our employees’ pre-merger service with us and our subsidiaries will be treated as service with Gaz Métro or one of its subsidiaries for all purposes under the benefit plans of Gaz Métro and its subsidiaries, except for purposes of benefit accrual under certain defined benefit pension plans or unless that recognition of service results in duplication of benefits.  Gaz Métro has further agreed to waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Gaz Métro or one of its subsidiaries in which such employees may be eligible to participate (other than limitations or waiting periods that would not have been waived under the comparable benefit plan of Central Vermont prior to the effective time of the merger).  Any co-payments, deductibles and similar expenses incurred by our employees during the calendar year in which the closing occurs will be taken into account for purposes of satisfying applicable deductible and co-payment limitations under the relevant benefit plans in which the employees participate from and after the effective time of the merger.

Prior to the effective time of the merger, we are permitted to implement a retention plan for the benefit of our employees, in an aggregate amount not to exceed $3,000,000.  Up to 50% of such retention plan amount will be payable to eligible employees prior to the effective time of the merger, and the remaining portion will be payable within six months after the effective time of the merger.  We are required to consult with, and obtain the consent of, Gaz Métro regarding payments of the retention plan amount, and there is no requirement that we distribute the entire retention plan amount.

Post-Merger Operations

Pursuant to the merger agreement, Gaz Métro has agreed to (i) maintain two head offices:  a headquarters for Operations and Energy Innovation in Rutland, Vermont, and a headquarters for Corporate Services and Northern Operations in Colchester, Vermont, (ii) cause the surviving corporation to make annual charitable contributions within the communities served by the surviving corporation consistent with the level of charitable contributions made by Central Vermont as of the effective date of the merger agreement, (iii) cause the surviving corporation to act as an owner of VELCO in accordance with the regulatory orders and other agreements related thereto, (iv) cause the surviving corporation to perform Central Vermont’s obligations under its agreement with Local Union No. 300, affiliated with the International Brotherhood of Electrical Workers, (v) cause the surviving corporation to maintain separate debt instruments and its own corporate and debt credit rating, (vi) cause the surviving corporation to continue to provide service consistent with the Service Quality and Reliability Performance, Monitoring and Reporting Plan adopted by Central Vermont, (vii) cause the surviving corporation to fulfill its obligations under Vermont’s sustainably priced energy enterprise development resources program, (viii) cause the surviving corporation not to guarantee or financially support Gaz Métro or its affiliates, unless approved by the VPSB, and to maintain books and records separate from its affiliates and (ix) cause the surviving corporation to use its reasonable best efforts, in coordination with, and subject to approvals of, local regulators, to implement the initiatives outlined in Gaz Métro’s press release dated June 23, 2011 announcing its acquisition proposal and the joint press release issued by Central Vermont and Gaz Métro on July 12, 2011 announcing the entry into the merger agreement, including the following initiatives:

•	delivery of $144.0 million in nominal savings for customers of Central Vermont and GMP over 10 years;

•
establishment of a public trust with $1.0 million in annual income to support a low-income rate plan through the contribution of an approximate 30% ownership interest in VELCO to a permanent trust under public direction;

•	no layoffs at Central Vermont other than certain executive officers;

•	employee attrition between Central Vermont and GMP to be managed so as to be proportionate between the two companies;

•	no mandatory relocation of Central Vermont employees;

•	creation of funds designed to help the continued revitalization of Rutland, Vermont and to support specific initiatives to advance green sector jobs and technologies; and

•	development of a “solar city” program in Rutland, Vermont.

Conditions to the Merger

Conditions to Each Party’s Obligations.  Each party’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	receipt of the approval of the merger agreement from our common shareholders;

•	the absence of any order, decree, judgment, injunction or other ruling or law which prevents or prohibits the consummation of the merger;

•	expiration or early termination of the waiting period under the HSR Act;

•
receipt of all required governmental approvals, none of which shall impose terms or conditions that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on NNEEC, the surviving corporation and NNEEC’s subsidiaries, taken as a whole; and

•
written confirmation from the CFIUS that it has reviewed the information provided to it regarding the merger and based on its review and investigation, and after full consideration of all relevant national security factors, the CFIUS has determined that there are no unresolved national security concerns with respect to the merger.

Conditions to Gaz Métro’s and Merger Sub’s Obligations. The obligations of Gaz Métro and Merger Sub to effect the merger are also subject to the satisfaction or waiver of the following additional conditions:

•
our representations and warranties (i) with respect to our capitalization must be true and correct in all respects (except for de minimis inaccuracies), (ii) with respect to our authority to execute and perform our obligations under the merger agreement and the approval of the merger agreement and the merger by our board of directors must be true and correct in all material respects and (iii) contained in the remainder of the merger agreement, without regard to materiality or material adverse effect qualifiers, must be true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Central Vermont, in each case as of the effective date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time of the merger (except for those representations and warranties that address matters only as of a particular date, in which case as of such date), and Gaz Métro must have received a certificate to that effect;

•
we must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by us under the merger agreement at or prior to the effective time of the merger, and Gaz Métro must have received a certificate to that effect; and

•
since the date of Gaz Métro’s and Merger Sub’s execution of the merger agreement, there must not have occurred any material adverse effect on Central Vermont or any event or development that would, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Central Vermont.

Conditions to Our Obligations.  Our obligations to effect the merger are also subject to the satisfaction or waiver of the following additional conditions:

•
Gaz Métro’s and Merger Sub’s representations and warranties (i) with respect to the authority of Gaz Métro and Merger Sub to execute and perform their respective obligations under the merger agreement must be true and correct in all material respects and (ii) contained in the remainder of the merger agreement, without regard to materiality qualifiers, must be true and correct except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Gaz Métro and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement, in each case as of the effective date of the merger agreement and as of the effective time of the merger as though made on and as of the effective time of the merger (except for those representations and warranties that address matters only as of a particular date, in which case as of such date), and we must have received a certificate to that effect;

•
each of Gaz Métro and Merger Sub must have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger, and we must have received a certificate to that effect; and

•
the approval of the merger and the other transactions contemplated by the merger agreement from the VPSB must not contain any term that has the effect of reducing the merger consideration to be received by our common shareholders in their capacity as such.

Each of Gaz Métro, Merger Sub and Central Vermont may waive the conditions to the performance of its respective obligations under the merger agreement and effect the merger even though one or more of these conditions have not been met.  We cannot give any assurance that all of the conditions of the merger will be either satisfied or waived or that the merger will occur.

Termination of the Merger Agreement

Mutual Termination Right

The merger agreement may be terminated at any time by the mutual written consent of Gaz Métro and Central Vermont.

Joint Termination Rights

In addition, the merger agreement may be terminated at any time by either Gaz Métro or Central Vermont if:

•
the merger is not consummated by July 11, 2012; provided that if on July 11, 2012 the condition to closing relating to receipt of all required governmental approvals has not been satisfied, but all other closing conditions have been waived or satisfied (or are otherwise capable of being satisfied at closing), then such date will be extended to January 11, 2013; provided further that such right to terminate the merger agreement will not be available to any party if the failure of the effective time of the merger to occur on or before such date is the result of such party having breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement;

•
our common shareholders do not approve the merger agreement at the special meeting, or at any adjournment of such meeting; provided that such right to terminate the merger agreement will not be available to us if the failure to obtain the approval of the merger agreement by our common shareholders has been primarily caused by our breach of our non-solicitation obligations under the merger agreement or our obligations under the merger agreement relating to this proxy statement and the special meeting; or

•
any court of competent jurisdiction or other governmental entity has issued an order or injunction or taken any other action permanently enjoining, restraining or prohibiting the merger and such order or other action is final and non-appealable; provided that the party seeking to avail itself of such right to terminate must have used its reasonable best efforts to resist, resolve or lift such order, injunction or other action.

Central Vermont Termination Rights

In addition, we may terminate the merger agreement:

•
at any time prior to the approval of the merger agreement by our common shareholders, in order to enter into a definitive agreement with respect to a superior proposal, provided that we have complied with all of the requirements described above under “—Termination of the Merger Agreement in the event of a Superior Proposal”;

•
at any time if (i) Gaz Métro or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of Gaz Métro’s and Merger Sub’s representations and warranties or Gaz Métro’s and Merger Sub’s performance or compliance with its covenants and agreements is not reasonably capable of being satisfied, (ii) we have delivered written notice to Gaz Métro of such breach or failure to perform and (iii) such breach or failure to perform is not capable of being cured or is not cured within 30 days after delivery of our notice to Gaz Métro (provided that we have not breached or failed to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of our representations and warranties or our performance or compliance with our covenants and agreements is not reasonably capable of being satisfied); or

•	at any time if all of the conditions to Gaz Métro’s and Merger Sub’s obligations to effect the merger have been satisfied or waived and Gaz Métro and Merger Sub have failed to effect the merger.

Gaz Métro Termination Rights

In addition, Gaz Métro may terminate the merger agreement:

•
at any time prior to the approval of the merger agreement by our common shareholders, if (i) our board of directors effects a change of board recommendation (whether or not in compliance with our non-solicitation obligations under the merger agreement) or (ii) we enter into a definitive agreement with respect to a superior proposal; or

•
at any time if (i) we have breached or failed to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of our representations and warranties or our performance or compliance with our covenants and agreements is not reasonably capable of being satisfied, (ii) Gaz Métro has delivered written notice to us of such breach or failure to perform and (iii) such breach or failure to perform is not capable of being cured or is not cured within 30 days after delivery of Gaz Métro’s notice to us (provided that neither Gaz Métro nor Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of Gaz Métro’s and Merger Sub’s representations and warranties or Gaz Métro’s and Merger Sub’s performance or compliance with its covenants and agreements is not reasonably capable of being satisfied); or

•	at any time if all of the conditions to our obligations to effect the merger have been satisfied or waived and we have failed to effect the merger.

Termination Fee; Expenses

Termination Fee

Under the terms of the merger agreement, we must pay Gaz Métro a termination fee of $17.5 million in the event that:

•	Gaz Métro terminates the merger agreement because our board of directors effects a change of board recommendation or we enter into a definitive agreement with respect to a superior proposal;

•	we terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal;

•
(i) either we or Gaz Métro terminates the merger agreement because (a) the merger has not been consummated by July 11, 2012 or, if extended, January 11, 2013 or (b) our common shareholders do not approve the merger agreement at the special meeting, (ii) prior to (a) the termination of the merger agreement as a result of reaching July 11, 2012 or, if extended, January 11, 2013 or (b) the special meeting, an acquisition proposal is made to us or our board of directors or is publicly disclosed and, in each case, not withdrawn and (iii) within twelve months after termination of the merger agreement, we enter into a definitive agreement or consummate a transaction with respect to an acquisition proposal (solely for purposes of this provision, all percentages in the definition of “acquisition proposal,” which is described in the section of this proxy statement titled “—No Solicitation,” are deemed to be changed to 50%); or

•
(i) Gaz Métro terminates the merger agreement because (a) we breach or fail to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing related thereto is not reasonably capable of being satisfied and such breach or failure to perform is incapable of being cured or is not cured within 30 days after receipt of notice thereof from Gaz Métro or (b) all of the conditions to our obligations to effect the merger have been satisfied or waived and we have failed to effect the merger, (ii) prior to the breach giving rise to Gaz Métro’s right to terminate, an acquisition proposal is made to us or our board of directors or is publicly disclosed and not withdrawn and (iii) within twelve months after termination of the merger agreement, we enter into a definitive agreement or consummate a transaction with respect to an acquisition proposal (solely for purposes of this provision, all percentages in the definition of “acquisition proposal,” which is described in the section of this proxy statement titled “—No Solicitation,” are deemed to be changed to 50%).

Expenses

Except as described below, each party will bear its own expenses in connection with the merger. Gaz Métro will pay all fees and expenses associated with filings pursuant to the HSR Act.

We will reimburse Gaz Métro for all reasonable and documented, out-of-pocket fees and expenses incurred or paid by or on behalf of Gaz Métro in connection with the merger, including all reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Gaz Métro and its affiliates, up to an aggregate of $2 million, in the event that:

•	Gaz Métro terminates the merger agreement because our board of directors effects a change of board recommendation or we enter into a definitive agreement with respect to a superior proposal;

•	we terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal;

•
(i) either we or Gaz Métro terminates the merger agreement because (a) the merger has not been consummated by July 11, 2012 or, if extended, January 11, 2013 or (b) our common shareholders do not approve the merger agreement at the special meeting and (ii) prior to the termination of the merger agreement as a result of reaching July 11, 2012 or, if extended, January 11, 2013 or the special meeting, an acquisition proposal is made to us or our board of directors or is publicly disclosed and, in each case, not withdrawn; or

•
(i) Gaz Métro terminates the merger agreement because (a) we breach or fail to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing related thereto is not reasonably capable of being satisfied and such breach or failure to perform is incapable of being cured or is not cured within 30 days after receipt of notice thereof from Gaz Métro or (b) all of the conditions to our obligations to effect the merger have been satisfied or waived and we have failed to effect the merger and (ii) prior to the breach giving rise to the right of Gaz Métro to terminate the merger agreement, an acquisition proposal is made to us or our board of directors or is publicly disclosed and not withdrawn.

Fortis Termination Payment

On July 12, 2011, pursuant to the Fortis merger agreement, we paid Fortis an aggregate of $19,500,000, representing the termination fee and expenses payable to Fortis in connection with our termination of the Fortis merger Agreement.  Gaz Métro has agreed to reimburse us for such payment immediately following the approval of the merger agreement by our common shareholders.  Following such reimbursement by Gaz Métro, we will be required to reimburse Gaz Métro for the full amount of such payment if the merger agreement is terminated:

•
by either Gaz Métro or Central Vermont because a court of competent jurisdiction or other governmental entity has issued an order or injunction or taken any other action permanently enjoining, restraining or prohibiting the merger and such order or other action is final and non-appealable (other than as a result of any such action in connection with a governmental approval that is required in connection with the merger);

•
by Gaz Métro because (i) we have breached or failed to perform any of our representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of our representations and warranties or our performance or compliance with our covenants and agreements is not reasonably capable of being satisfied, (ii) Gaz Métro has delivered written notice to us of such breach or failure to perform and (iii) such breach or failure to perform is not capable of being cured or is not cured within 30 days after delivery of Gaz Métro’s notice to us (provided that neither Gaz Métro nor Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement such that a condition to closing relating to the accuracy of Gaz Métro’s and Merger Sub’s representations and warranties or Gaz Métro’s and Merger Sub’s performance or compliance with its covenants and agreements is not reasonably capable of being satisfied); or

•	by Gaz Métro because all of the conditions to our obligations to effect the merger have been satisfied or waived and we have failed to effect the merger.

Miscellaneous

Specific Performance

The parties are entitled to an injunction, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in any federal or state court located in New Castle County, Delaware, and such remedy is in addition to any other remedy to which the parties are entitled at law or in equity. The merger agreement further provides that (i) we will be entitled to seek specific performance (a) to enforce the terms of, and to prevent or cure breaches of, the Gaz Métro’s and Merger Sub’s covenants with respect to their efforts to consummate the merger and obtaining the required regulatory approvals and (b) if all the conditions to Gaz Métro’s and Merger Sub’s obligations to close are satisfied and Gaz Métro and Merger Sub fail to complete the merger, to prevent or cure breaches of the merger agreement and enforce specifically the terms of the merger agreement, including the obligation to effect the closing, and (ii) Gaz Métro and Merger Sub will be entitled to seek specific performance if all the conditions to our obligations to close are satisfied and we fail to complete the merger, to prevent or cure breaches of the merger agreement and enforce specifically the terms of the merger agreement, including the obligation to effect the closing.

Amendment

The merger agreement may be amended by Gaz Métro, Merger Sub and Central Vermont, by action taken by their respective boards of directors (in the case of Gaz Métro, the board of directors of Gaz Métro inc., the general partner of Gaz Métro) prior to the effective time of the merger; provided, however, that after approval of the merger agreement by our shareholders, amendments that by law require further shareholder approval or authorization may be made only with such further approval or authorization of our shareholders.

           CHANGE IN CONTROL PAYMENT ADVISORY VOTE PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the “golden parachute” compensation arrangements for our named executive officers. In connection with the merger we are asking our shareholders to indicate their approval of the change in control payments which our named executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the table entitled “Golden Parachute Compensation” in the section of this proxy statement entitled “The Merger—Interests of Certain Directors and Officers in the Merger— Change in Control Payments” and the accompanying footnotes.

These arrangements were adopted and approved by the Compensation Committee of the board of directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.  Shareholders should note that this proposal is merely an advisory vote which will not be binding on the Company or the board of directors. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval.  Moreover, the payment of any merger related change in control payments will have no impact whatsoever on the merger consideration you will receive for your shares of common stock under the merger agreement.

Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the change in control payments in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

The non-binding, advisory proposal regarding certain merger-related executive compensation arrangements requires the affirmative vote of the holders of a majority of the votes cast at the special meeting and entitled to vote thereon. The board of directors believes that it is in the best interests of the Company and its shareholders to approve the non-binding, advisory vote regarding certain merger-related change in control payments to our named executive officers. Our board of directors recommends that you vote “FOR” the non-binding proposal regarding the merger related change in control payments for our named executive officers.

MARKET PRICE AND DIVIDEND DATA

Our common stock is traded on the NYSE under the symbol “CV.” As of the close of business on August 26, 2011, the latest practicable trading day before the printing of this proxy statement, there were approximately 5,400 shareholders of record of our common stock. The following table sets forth the high and low sale prices of our common stock for the period indicated as reported on the NYSE and the dividend declared per share during such period:

Quarter Ended	High	Low	Dividend
2009
First Quarter	$26.32	$16.81	$0.23
Second Quarter	18.62	15.78	0.23
Third Quarter	20.95	17.15	0.23
Fourth Quarter	21.10	18.66	0.23

2010
First Quarter	21.48	18.72	0.23
Second Quarter	22.83	19.00	0.23
Third Quarter	22.14	19.09	0.23
Fourth Quarter	22.70	19.75	0.23

2011
First Quarter	23.76	21.01	0.23
Second Quarter	36.36	22.14	0.23
Third Quarter (through August 26, 2011)	36.35	34.43	0.23

The following table sets forth the closing per share sales price of our common stock, as reported on the NYSE on July 11, 2011, the last full trading day before the public announcement of the merger, and on August 26, 2011, the latest practicable trading day before the printing of this proxy statement:

Date	Closing per Share
July 11, 2011	$36.00
August 26, 2011	$34.84

Following the merger, there will be no further market for our common stock and our stock will be delisted from the NYSE and deregistered under the Exchange Act.

We paid a regular quarterly dividend on our common stock during 2010 at a rate of $0.23 per share ($0.92 per share on an annual basis) and intend to continue to pay a regular quarterly dividend on our common stock during 2011 at a rate of $0.23 per share ($0.92 per share on an annual basis). The declaration and amount of dividends is subject to the discretion of our board of directors and will depend upon various factors, including our net income, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors.  The merger agreement permits us to continue paying our regular quarterly dividend of $0.23 per common share after November 2011.

   STOCK OWNERSHIP

           Principal Shareholders

The following table sets forth shareholders who, to our knowledge, were beneficial holders of more than 5% of the outstanding shares of our common stock.  The information below is reported in their filings with the SEC.  The Company is not aware of any other beneficial holder of more than 5% of Central Vermont’s common stock, as of July 31, 2011.

Name and Address of Beneficial Holder	Total Number of Shares Beneficially Owned		Percent of Shares Outstanding (a)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,143,769	(b)	8.6%
Anita G. Zucker, Trustee of The Jerry Zucker Revocable Trust c/o The InterTech Group, Inc. Post Office Box 5205 North Charleston, SC 29405	852,000	(c)	6.4%
Mario J. Gabelli and GAMCO Investors, Inc. et al ("GAMCO") One Corporate Center Rye, NY 10580	745,693	(d)	5.6%

(a)	Based on 13,341,144 total shares outstanding on December 31, 2010.
(b)
Based solely on information contained in an SEC Schedule 13G dated December 31, 2010 and filed February 2, 2011 by BlackRock, Inc.  According to the report, BlackRock holds 1,143,769 shares and has sole voting and dispositive power over said shares.

(c)
Based solely on information contained in an SEC Schedule 13D dated November 7, 2010 and filed November 10, 2010 by Anita G. Zucker.  According to the report, Mrs. Zucker holds 852,000 shares and has sole voting and dispositive power over 850,000 shares and shared voting and dispositive power over 2,000 shares.

(d)
Based solely on information contained in an SEC Schedule 13D dated July 25, 2011 and filed August 4, 2011 by GAMCO.  According to the report, this filing is made by Mario J. Gabelli and the various entities he directly or indirectly controls or for which he acts as Chief Investment Officer.  Gabelli Funds LLC holds 550,703 shares and has sole voting and dispositive power over 550,703 shares.  GAMCO Asset Management, Inc. holds 163,570 shares and has sole voting and dispositive power over 163,570 shares.  Gabelli Securities, Inc. holds 21,420 shares and has sole voting and dispositive power over 21,420 shares.  Teton Advisors, Inc. holds 10,000 shares and has sole voting and dispositive power over 10,000 shares.

Directors and Executive Officers

The following table sets forth the number of shares of common stock beneficially owned and the number of stock options owned by each of our directors, each person named as an executive officer in the Summary Compensation Table of our most recent annual proxy statement and all directors and executive officers as a group as of July 31, 2011.

Name	Total Number of Shares Beneficially Owned (1)	Number of Shares Owned (2)		Stock Options Granted		Percent of Class
Robert L. Barnett	18,394	18,394		0		(1)
Robert G. Clarke	12,805	12,805	(3)	0		(1)
William J. Deehan	36,585	18,308		18,277		(1)
Joan F. Gamble	16,970	3,843		13,127		(1)
John M. Goodrich	2,008	2,008		0		(1)
Robert B. Johnston (4)	594	594		0		(1)
Brian P. Keefe	1,427	1,427		0		(1)
Pamela J. Keefe	1,771	1,771		0		(1)
Joseph M. Kraus	72,222	35,158		37,064		(1)
Lawrence J. Reilly	4,699	4,699		0		(1)
Elisabeth B. Robert	686	686		0		(1)
Dale A. Rocheleau	25,503	6,399		19,104		(1)
William R. Sayre	5,148	5,148		0		(1)
Janice L. Scites	12,688	12,688		0		(1)
William J. Stenger	601	601		0		(1)
Douglas J. Wacek	3,479	3,479	(5)	0		(1)
Robert H. Young *	328,616	161,291	(6)	167,325		2.4%
All directors, current and retired executive officers (17 persons)	544,196	289,299		254,897	(7)	4.1%

No director or executive officer owns any shares of the various classes of Central Vermont’s outstanding non-voting Preferred Stock.

No director or executive officer has pledged Central Vermont’s stock as security.

*              Mr. Young retired from his duties as Executive Chair of Central Vermont on May 3, 2011.

(1)
No director or executive officer owns beneficially in excess of 1% of the outstanding common stock, except for Robert H. Young.  Except as otherwise indicated in the footnotes to the table, each of the named individuals possesses sole voting and investment power over the shares listed.  Percentages are based on 13,422,469 total shares outstanding on July 31, 2011.

(2)
Includes shares awarded as part of the director’s annual retainer under the Restricted Stock Plan for Non-employee Directors and Key Employees (“Restricted Plan”) and under the OSP, for Mr. Barnett, 8,994 shares; Mr. Clarke, 7,487 shares; Mr. Goodrich, 1,888; Mr. Johnston, 594 shares; Ms. Robert, 673 shares; Mr. Sayre, 5,148 shares; Ms. Scites, 10,420 shares; Mr. Stenger, 601 shares; and Mr. Wacek, 1,453 shares.  Shares vested on award date.  Also includes 4,699 shares for Mr. Reilly awarded March 1, 2011 with three-year cliff vest from date of award under the OSP and shares that the executive officers hold indirectly under the Company’s Employee Savings and Investment (401(k)) Plan for Ms. Gamble, 3,178 shares; Mr. Keefe, 1,379 shares; and Mr. Rocheleau, 585 shares.

(3)	Includes 12,805 shares held jointly with Mr. Clarke’s spouse over which he shares voting and investment power.
(4)
Mr. Johnston represents one of our largest shareholders, Anita Zucker, who owns 852,000 shares and is subject to the restrictions outlined in the agreement between the Company, The Article 6 Marital Trust, Anita G. Zucker, Trustee, and Robert B. Johnston entered into November 7, 2010 in which Mr. Johnston agreed not to take certain actions that could affect control of the Company.

(5)	Includes 1,838 shares held jointly with Mr. Wacek’s spouse over which he shares voting and investment power.
(6)	Includes one share held by Mr. Young’s son over which Mr. Young disclaims beneficial ownership and 1,117 shares held by his spouse over which she has sole voting and investment power.
(7)	All executive officers named in the table above as a group have rights to acquire 254,897 shares.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

When considering a motion to adjourn or postpone the special meeting to a later date for a reasonable business purpose (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting by the authority in the proxy generally will have discretion to vote on any adjournments or postponements using their best judgment. However, the persons named in the proxies will not use their discretionary authority to use proxies voting against the merger proposal to vote in favor of adjournments or postponements of the special meeting.

           SHAREHOLDER PROPOSALS

If the merger is completed, we do not expect to hold a 2012 annual meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings. The Corporate Secretary must receive shareholder proposals no later than November 26, 2011 to be considered for inclusion in Central Vermont’s 2012 proxy materials.  Additionally, Central Vermont’s advance notice By-law provisions require that any shareholder proposal to be presented from the floor of the 2012 Annual Meeting must be received by the Corporate Secretary, at Central Vermont’s principal executive offices, no later than January 25, 2012 and not before December 26, 2011.  Also, such proposal must be, under law, an appropriate subject for shareholder action in order to be brought before the meeting.

           HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. A number of banks and brokers with account holders who are our shareholders may be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or contact Central Vermont by telephone at (802) 655-8418 or by written request to Central Vermont’s Corporate Secretary at 77 Grove Street, Rutland, Vermont 05701. We will deliver promptly upon request a separate copy of the proxy statement. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

           WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

Central Vermont Filings:	Periods:
Annual Report on Form 10-K	Year ended December 31, 2010
Quarterly Report on Form 10-Q	Quarters ended March 31, 2011 and June 30, 2011
Definitive Proxy Statement	Filed March 24, 2011
Current Reports on Form 8-K
Filed January 4, 2011, February 4, 2011, February 17, 2011 (two current reports), March 2, 2011, March 8, 2011, April 18, 2011, April 22, 2011, May 6, 2011 (two current reports under Item 5.07 only), May 31, 2011, June 16, 2011, June 28, 2011 and July 12, 2011

You may request a copy of the documents incorporated by reference into this proxy statement by writing to or telephoning us. Requests for documents should be directed to:

Central Vermont Public Service Corporation
77 Grove Street
Rutland, Vermont 05701
Attention: Assistant Corporate Secretary
Telephone: (802) 655-8418

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August 29, 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create any implication to the contrary.

Annex A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

among

Gaz Métro Limited Partnership,

Danaus Vermont Corp.,

and

Central Vermont Public Service Corporation

Effective as of July 11, 2011

i

TABLE OF CONTENTS
Page

ii

TABLE OF CONTENTS
Page

Exhibit A-1	List of Knowledge Persons – Company
Exhibit A-2	List of Knowledge Persons – Parent
Exhibit B	Parent Press Release of June 23, 2011

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), executed by Gaz Métro Limited Partnership, a Québec limited partnership (“Parent”) and Danaus Vermont Corp., a Vermont corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”) on July 8, 2011 and open for acceptance by Central Vermont Public Service Corporation, a Vermont corporation (the “Company”) until noon (Eastern time) on July 19, 2011, shall become effective on the date it is accepted and executed by the Company.  All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

WHEREAS, on May 27, 2011, the Company entered into an Agreement and Plan of Merger (the “Fortis Merger Agreement”) among FortisUS Inc., a Delaware corporation (“FortisUS”), Cedar Acquisition Sub Inc., a Vermont corporation and wholly-owned subsidiary of FortisUS, the Company and, solely for the purposes of Section 8.15 thereof, Fortis Inc., a corporation incorporated under the Corporations Act of Newfoundland and Labrador;

WHEREAS, prior to the execution of this Agreement by the Company, the Company terminated the Fortis Merger Agreement;

WHEREAS, the Board of Directors of Gaz Métro inc., acting in its capacity as general partner of Parent (the “Parent Board”), and the respective Boards of Directors of Merger Sub and the Company have each approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the Company and its shareholders and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and has resolved to recommend authorization and approval of this Agreement by the shareholders of the Company;

WHEREAS, the Parent Board and the Board of Directors of Merger Sub have, upon the terms and subject to the conditions set forth herein, (i) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of Parent and Merger Sub and their respective partners or shareholders and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and the Board of Directors of Merger Sub has resolved to recommend authorization and approval of this Agreement by Northern New England Energy Corporation (“NNEEC”) as the sole shareholder of Merger Sub; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I
THE MERGER

Section 1.1            The Merger.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Vermont Business Corporation Act, 11A V.S.A. § 1.01 et seq. (the “VBCA”), at the Effective Time, Merger Sub shall be merged with and into the Company.  As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the VBCA.  Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b)           At the Effective Time, Parent shall cause the articles of incorporation of the Surviving Corporation to be amended in their entirety to be identical to the articles of incorporation of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be changed to “Central Vermont Public Service Corporation”, until thereafter changed or amended as provided therein or by applicable Law.  In addition, at the Effective Time, the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(c)           The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation. Parent shall consider current members of the Company Board for election to the Board of Directors of the Surviving Corporation or the Board of Directors of another Vermont-based affiliate of Parent following the Effective Time.  The selection of any such member of the Company Board to be so elected shall be in Parent’s sole discretion.  From and after the Effective Time, the officers of the Surviving Corporation shall be such persons designated by Parent at the Effective Time and shall hold office until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal.

2

(d)           After the Effective Time, if the Surviving Corporation shall determine or shall be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.2            Closing and Effective Time of the Merger.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Chicago, Illinois time, on a date to be specified by the parties (the “Closing Date”), such date to be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), at the offices of Sidley Austin llp, One South Dearborn Street, Chicago, Illinois 60603, unless another time, date or place is agreed to in writing by Parent and the Company.  On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause an appropriate articles of merger or other appropriate documents (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Vermont in accordance with the relevant provisions of the VBCA and shall make all other filings or recordings required under the VBCA.  The Merger shall become effective at the time the Articles of Merger shall have been duly filed with the Secretary of State of the State of Vermont or such other date and time as is agreed upon by the parties and specified in the Articles of Merger, such date and time hereinafter referred to as the “Effective Time”.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1            Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any capital stock of the Company or Merger Sub:

(a)           Conversion of Company Common Stock.  Subject to Section 2.2, each share of common stock, $6 par value, of the Company (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares, shall be converted into the right to receive in cash, without interest, $35.25 per Share (the “Merger Consideration”).  At the Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Shares (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall thereafter represent only the right to receive the Merger Consideration, without interest, subject to compliance with the procedures for surrender of such Shares as set forth in Section 2.2.

3

(b)           Cancellation of Treasury and Parent-Owned Stock.  All Shares that are held in the treasury of the Company or owned of record by any Company Subsidiary and all Shares owned of record by Parent, Merger Sub or any of their respective wholly-owned Subsidiaries shall be cancelled and shall cease to exist, with no payment being made with respect thereto.

(c)           Merger Sub Common Stock.  Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(d)           Merger Consideration Adjustment.  Notwithstanding anything in this Agreement to the contrary, if, from the effective date of this Agreement until the Effective Time, the outstanding shares of Company Common Stock or the securities convertible into or exercisable for shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within said period, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that no such adjustment shall result in any increase to the Aggregate Merger Consideration.

Section 2.2             Payment for Securities; Surrender of Certificates.

(a)           Paying Agent.  Prior to the Effective Time, Parent shall deposit, or cause to be deposited, with a nationally recognized financial institution designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), for the benefit of the holders of Shares, a cash amount in immediately available funds equal to the Aggregate Merger Consideration (the “Exchange Fund”).  Funds made available to the Paying Agent shall be invested by the Paying Agent, as directed by Parent, in (i) short-term obligations of the United States of America with maturities of no more than 30 days, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s, respectively, or (iii) deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $1.0 billion (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise), in each case, pending payment thereof by the Paying Agent to the holders of Shares pursuant to this Article II.  Subject to the terms of this Agreement, the Paying Agent shall, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to Section 2.1 out of the Exchange Fund.  The Exchange Fund shall not be used for any other purpose.  To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the Aggregate Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to promptly make such cash payments.

4

(b)           Procedures for Surrender.  As promptly as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or non-certificated Shares represented by book-entry (“Book-Entry Shares”), in each case whose Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement:  (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form and have such other provisions as Parent may reasonably specify after consultation with the Company; and (ii) instructions for effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration.  Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates or Book-Entry Shares, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the portion of the Aggregate Merger Consideration into which the Shares formerly represented by such Certificates or such Book-Entry Shares were converted pursuant to Section 2.1(a), and the Certificates so surrendered shall forthwith be cancelled.  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made and Merger Consideration may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered or shall establish to the satisfaction of Parent that such Taxes either have been paid or are not required to be paid.  Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.  Until surrendered as contemplated by this Section 2.2, each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the portion of the Aggregate Merger Consideration into which the Shares theretofore represented by such Certificate or such Book-Entry Shares have been converted pursuant to Section 2.1(a).  No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

5

(c)           Transfer Books; No Further Ownership Rights in Shares.  As of the close of business on the date of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.  The Merger Consideration paid in accordance with the terms of this Article II upon surrender of any Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.  From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)           Termination of Exchange Fund; Abandoned Property; No Liability.  At any time following nine (9) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest or other income received by the Paying Agent in respect of all funds made available to it) not disbursed to holders of Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Shares and compliance with the procedures set forth in Section 2.2(b), without interest.  Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  Any Merger Consideration remaining unclaimed as of the date that is immediately prior to such time as such Merger Consideration would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of any claims or interests of any Person previously entitled thereto.

(e)           Withholding Rights.  Parent, Merger Sub, the Surviving Corporation and their respective agents (including the Paying Agent), as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Options, Restricted Stock or RSUs, as applicable, such amounts that Parent, Merger Sub, the Surviving Corporation or any of their respective agents (including the Paying Agent) is required to deduct and withhold with respect to such payment under the Code or any other provision of applicable Law (including any provision of federal, state, local or foreign tax law); provided that any transfer or other similar Taxes payable in connection with the Merger (other than such Taxes required to be paid by reason of the payment of the Merger Consideration to a Person other than the holder of record of the Shares with respect to which such payment is made) shall be paid by Parent and Merger Sub.  To the extent that amounts are so withheld by Parent, Merger Sub, the Surviving Corporation or any agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Options, Restricted Stock or RSUs, as applicable, in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or their applicable agent, as the case may be.

(f)           Lost, Stolen or Destroyed Certificates.  In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates upon the making of an affidavit of that fact by the holder thereof, the portion of the Aggregate Merger Consideration into which the Shares formerly represented by such Certificate were converted pursuant to Section 2.1(a); provided, however, that Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

6

Section 2.3             Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b)) and held by a holder who has perfected such holder’s right to dissent under Section 13.01 et seq. of the VBCA and has not effectively withdrawn or lost such right as of the Effective Time (such Shares, “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(a), and shall instead represent the right to receive payment of the consideration due to the holder of Dissenting Shares in accordance with Sections 13.02 and 13.25 of the VBCA.  If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to dissent under the VBCA or other applicable Law, then such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration as provided in Section 2.1(a), without interest.  The Company will submit the transactions contemplated by this Agreement, including the Merger, for the Company Shareholder Approval (as set forth in Section 3.22 hereof) pursuant to Section 13.20(a) of the VBCA at the Company Shareholder Meeting, the notice of which will include a copy of Chapter 13 of the VBCA and will state that the shareholders are or may be entitled to assert dissenters’ rights thereunder.  In accordance with Section 13.22 of the VBCA, the Company will deliver a written dissenters’ notice to all shareholders who timely submit an intent to demand payment for their shares, and who otherwise comply with Section 13.21 of the VBCA.  The Company shall serve prompt notice to Parent of any demands received by the Company for payment of the fair value of such Shares under the VBCA and of withdrawals of such notice and any other instruments provided pursuant to applicable Law, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.  Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (which shall not be unreasonably withheld or delayed), make any payment with respect to, or settle or compromise, any such demands, or agree to do any of the foregoing.

Section 2.4             Treatment of Company Options, Restricted Stock, RSUs and Equity Plans.

(a)           Treatment of Company Options.  Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions reasonably necessary and appropriate to provide that, immediately prior to the Effective Time, each outstanding option to purchase Shares (the “Company Options”) under any stock option plan of the Company, including the Company’s 1997 Stock Option Plan for Key Employees, 2000 Stock Option Plan for Key Employees and Omnibus Stock Plan, and any other plan, agreement or arrangement of the Company or any Company Subsidiary (collectively, the “Company Option Plans”), shall be fully vested and cancelled and, in exchange therefor, each former holder of any such cancelled Company Option shall be entitled to receive, in consideration of the cancellation of such Company Option and in settlement therefor and full satisfaction thereof, a payment in cash (subject to any withholding in accordance with Section 2.2(e)) of an amount equal to the product of (i) the total number of Shares previously subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Company Option (such amounts payable hereunder, the “Option Payments”).  From and after the Effective Time, any such cancelled Company Option shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the payment of the Option Payment.  No interest shall be paid or accrued on any cash payable with respect to any Company Option.

7

(b)           Treatment of Restricted Stock.  Immediately prior to the Effective Time, each unvested Share subject to forfeiture restrictions, repurchase rights or other restrictions (“Restricted Stock”) granted pursuant to any restricted stock plan of the Company, including the Omnibus Stock Plan or any other plan, agreement or arrangement of the Company or any Company Subsidiary, shall vest in full, and all restrictions (including forfeiture restrictions or repurchase rights) otherwise applicable to such Restricted Stock shall lapse, and each share of Restricted Stock shall be converted into the right to receive the Merger Consideration, without interest (subject to any withholding in accordance with Section 2.2(e)).

(c)           Treatment of Restricted Stock Units.  Immediately prior to the Effective Time, each contractual right to receive a Share at a date (each, an “RSU”) granted pursuant to any performance share incentive plan of the Company, including the Company’s 2009, 2010 and 2011 Performance Share Incentive Plans, or any other plan, agreement or arrangement of the Company or any Company Subsidiary (collectively, together with the Company Option Plans, the “Company Equity Plans”), that is outstanding immediately prior to the Effective Time, to the extent vested prior to or upon the Merger in accordance with its applicable terms, shall be cancelled and in exchange therefor, each former holder of any such cancelled RSU shall be entitled to receive, in consideration of the cancellation of such RSU and in settlement therefor and full satisfaction thereof, an amount in cash (subject to any withholding in accordance with Section 2.2(e)) equal to the product of (i) the Merger Consideration and (ii) the number of Shares subject to such vested portion of the RSU as of the Effective Time, with such cash payable under the terms of the RSU.  No interest shall be paid or accrued on any cash payable with respect to any RSU.

(d)           Termination of Company Equity Plans.  After the Effective Time, all Company Equity Plans shall be terminated and no further Company Options, Restricted Stock, RSUs or other rights with respect to Shares shall be granted thereunder.

(e)           Parent Funding.  At the Effective Time, Parent shall make, or shall cause to be made, a cash contribution to the Surviving Corporation in immediately available funds to permit the Surviving Corporation to make the payments required under this Section 2.4.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in, or qualified by any matter set forth in, the Company SEC Documents filed before the third (3rd) Business Day immediately prior to the effective date hereof (excluding, in each case, any risk factor disclosures contained under the heading “Risk Factors” or any disclosure of risks included in any “forward-looking statements” disclaimer or any other similar disclosures included in such Company SEC Documents that are predictive, cautionary or forward-looking in nature and, in each case, only to the extent the qualifying nature of such disclosure is reasonably apparent from the face of such Company SEC Documents), or the disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement by the Company (it being agreed that disclosure of any item in any section or subsection of such disclosure letter shall also be deemed to be disclosed with respect to any other section or subsection to which the relevance of such item is reasonably apparent from the face of such disclosure letter), including the documents attached to such disclosure letter (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub as follows:

8

Section 3.1             Organization and Qualification; Subsidiaries.

(a)           The Company and each Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.  The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)           The Company has made available to Parent true and complete copies of (i) the Articles of Association, as amended, of the Company (the “Company Articles”), (ii) the By-laws, as amended, of the Company (the “Company By-laws”), and (iii) the articles of incorporation and by-laws, or equivalent organizational documents, of each Company Subsidiary, each as in effect as of the effective date hereof.  Neither the Company nor any Company Subsidiary is in material violation of any provision of its articles of association, articles of incorporation or by-laws (or equivalent organizational document).

(c)           Section 3.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company (each a “Company Subsidiary”), together with the jurisdiction of organization or incorporation, as the case may be, of each Company Subsidiary.

(d)           Section 3.1(d) of the Company Disclosure Letter sets forth (i) the name of each Person (other than any Company Subsidiary) in which the Company or any Company Subsidiary owns at least 40% of the outstanding Equity Interests (each Person referred to in this clause (i), a “Company Joint Venture Entity”) and (ii) the percentage of the Equity Interests of each such Company Joint Venture Entity (collectively, the “Company Joint Venture Securities”) held by the Company, directly or indirectly.  Except as provided in any partnership, joint venture, shareholder, operating or similar agreement providing for the sharing of any profits, losses or liabilities, including each agreement relating to the formation, creation, equity or other ownership interests, operation, management or control of any Company Joint Venture Entity (collectively, the “Company Joint Venture Agreements”), all of the Company Joint Venture Securities owned by the Company, directly or indirectly, are owned free and clear of any Lien.  Prior to the effective date hereof, the Company has made available to Parent true and complete copies of all material Company Joint Venture Agreements to which the Company or the Company Subsidiaries are a party.

(e)           Section 3.1(e) of the Company Disclosure Letter sets forth (i) the name of each jointly owned utility plant in which the Company or any Company Subsidiary, on the one hand, and any other Person, on the other hand, owns, directly or indirectly, any real property or other interest (each plant referred to in this clause (i), a “Company Jointly Owned Plant”), and (ii) the percentage interests in each Company Jointly Owned Plant held by the Company, directly or indirectly.  The Company has made available to Parent true and complete copies of all material agreements relating to each Company Jointly Owned Plant.

9

Section 3.2             Capitalization.

(a)           The authorized capital stock of the Company consists of:  (i) 19,000,000 shares of common stock, $6 par value (the “Company Common Stock”); (ii) 500,000 shares of preferred stock, $100 par value (the “Company $100 Par Value Preferred Stock”), of which the following series have been designated:  (A) 4.15% Dividend Series (the “4.15% Dividend Series Preferred Stock”); (B) 4.65% Dividend Series (the “4.65% Dividend Series Preferred Stock”); (C) 4.75% Dividend Series (the “4.75% Dividend Series Preferred Stock”); (D) 5.375% Dividend Series (the “5.375% Dividend Series Preferred Stock”); and (E) 8.30% Dividend Series (the “8.30% Dividend Series Preferred Stock”); (iii) 1,000,000 shares of preferred stock, $25 par value, of which a 9.00% Dividend Series has been designated (the “Company $25 Par Value Preferred Stock” and, together with the Company $100 Par Value Preferred Stock, the “Company Preferred Stock”); and (iv) 1,000,000 shares of Preference Stock, $1 par value (the “Company Preference Stock”).  As of close of business on the Business Day immediately preceding the effective date of this Agreement, (I) 13,422,095 shares of Company Common Stock were issued and outstanding, (II) 2,129,073 shares of Company Common Stock were held by the Company in its treasury, (III) 37,856 shares of 4.15% Dividend Series Preferred Stock were issued and outstanding, (IV) 10,000 shares of 4.65% Dividend Series Preferred Stock were issued and outstanding, (V) 17,682 shares of 4.75% Dividend Series Preferred Stock were issued and outstanding, (VI) 15,000 shares of 5.375% Dividend Series Preferred Stock were issued and outstanding, (VII) no shares of 8.30% Dividend Series Preferred Stock were issued and outstanding, (VIII) no shares of Company $25 Par Value Preferred Stock were issued and outstanding and (IX) no shares of Company Preference Stock were issued and outstanding.  Except as set forth in this Section 3.2(a), Section 3.2(b) or Section 3.2(f) of the Company Disclosure Letter, as of the effective date hereof, no Equity Interests in the Company or any of its Subsidiaries were issued, reserved for issuance or outstanding.  All of the outstanding shares of Company Common Stock and Company $100 Par Value Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any preemptive right, purchase option, call, right of first refusal or any similar right.  No Equity Interests of the Company are held by any Company Subsidiary or, to the knowledge of the Company, VELCO.

(b)           As of the close of business on the Business Day immediately preceding the effective date of this Agreement, the Company has no shares of Company Common Stock, Company Preferred Stock or Company Preference Stock reserved for or otherwise subject to issuance, except for (i) 323,047 shares of Company Common Stock reserved for issuance pursuant to the Company Equity Plans for outstanding Company Options and RSUs, (ii) 24,145 shares of Company Common Stock reserved for future issuance pursuant to the Company Equity Plans and (iii) 292,526 shares of Company Common Stock reserved for future issuance pursuant to the terms of the Company’s Dividend Reinvestment Plan.  All such shares of Company Common Stock, Company Preferred Stock and Company Preference Stock reserved for or otherwise subject to issuance, when issued in accordance with the respective terms thereof, will be duly authorized and validly issued and will be fully paid, nonassessable and not issued in violation of any preemptive rights, purchase option, call, right or first refusal or any similar right.

10

(c)           As of the effective date hereof, except for Company Options and RSUs disclosed in Section 3.2(b), there are no (i) options, warrants, subscriptions, calls, convertible securities or other rights relating to any Equity Interests of the Company or any Company Subsidiary or rights to acquire any such Equity Interests, or (ii) agreements or arrangements or commitments obligating the Company or any Company Subsidiary to issue, acquire, transfer or sell or cause to be issued, acquired, transferred or sold, any Equity Interests of the Company or any Company Subsidiary.  The Company has delivered or made available to Parent an accurate and complete copy of the Company Equity Plans.  There have been no repricings of any Company Stock Options through amendments, cancellation and reissuance or other means during the current or prior two (2) calendar years.  None of the Company Stock Options were granted with an exercise price below fair market value on the date of grant.  All grants of Company Stock Options, Restricted Stock and RSUs were validly made and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with applicable Laws and recorded on the consolidated financial statements of the Company in accordance with GAAP, and, where applicable no such grants involved any “back dating,” “forward dating” or similar practices with respect to the grants of Company Stock Options.

(d)           Except with respect to the Company Options, Restricted Stock, RSUs and the related award agreements, there are no outstanding obligations of the Company or any Company Subsidiary or contracts to which the Company or any Company Subsidiary is bound (i) requiring the repurchase, redemption, acquisition or disposition of, or containing any right of first refusal with respect to, (ii) requiring the registration for sale of, (iii) applying voting restrictions to, (iv) granting any preemptive or antidilutive rights with respect to, or (v) otherwise restricting any Person from purchasing, selling, pledging or otherwise disposing of any Equity Interests in the Company or any Company Subsidiary.  All outstanding shares of Company Common Stock, shares of Company Preferred Stock and Company Equity Awards have been issued and granted in compliance with all applicable Laws.

(e)           There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiary the holders of which have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which shareholders of the Company or any Company Subsidiary may vote.

(f)           The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries, free and clear of any Liens (other than transfer and other restrictions under applicable federal and state securities Laws), and all of such outstanding shares of capital stock or other Equity Interests have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any preemptive rights, purchase option, call, right of first refusal or any similar right.  Except for Equity Interests (x) in the Company Subsidiaries and as set forth in Section 3.2(f) of the Company Disclosure Letter, (y) in the Company Joint Venture Entities as set forth in Section 3.1(d) and (z) in the Company Jointly Owned Plants as set forth in Section 3.1(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary owns, directly or indirectly, any Equity Interest in any Person, or has any obligation to acquire any such Equity Interest, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary.  There are no outstanding obligations to which the Company or any Company Subsidiary is a party (i) restricting the transfer of, (ii) limiting the exercise of voting rights, or (iii) regarding registration under the Securities Act, in each case, with respect to any Equity Interests in any Company Subsidiary.

11

Section 3.3             Authority.

(a)           The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to the Company Shareholder Approval and any regulatory approvals referenced in Section 3.5.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all requisite corporate action on the part of the Company, and no other corporate proceedings on the part of the Company, and no shareholder votes, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the Company Shareholder Approval.  This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)           The Company Board, at a meeting duly called and held at which all directors of the Company were present (in person or by telephone), has (i) determined that the Merger is fair to, and in the best interests of, the Company and its shareholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby (including the Merger), (iii) unanimously resolved, subject to Section 5.4, to recommend that the shareholders of the Company approve this Agreement and the Merger and (iv) directed that this Agreement and the Merger be submitted for consideration of the shareholders of the Company at the Company Shareholder Meeting, which resolutions have not been subsequently withdrawn or modified in any way.

Section 3.4             No Conflict.  None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Merger or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both):  (a) subject to obtaining the Company Shareholder Approval, conflict with or violate any provision of the Company Articles or Company By-laws or any equivalent organizational or governing documents of any Company Subsidiary or VELCO; (b) assuming that all consents, approvals, authorizations and permits described in Section 3.5 have been obtained and all filings and notifications described in Section 3.5 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO or any of their respective properties or assets; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO pursuant to, any Contract to which the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO is a party or any Company Permit, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, changes of control, defaults, other occurrences or Liens which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

12

Section 3.5             Required Filings and Consents.  None of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Merger or any other transaction contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration or qualification with or notification to, any Governmental Entity, other than (a) the filing and recordation of the Articles of Merger as required by the VBCA, (b) the Company Shareholder Approval, (c) compliance with any applicable requirements of the HSR Act, (d) the approval of each of the Vermont Public Service Board (the “VPSB”), the Federal Energy Regulatory Commission (the “FERC”), the Federal Communications Commission (the “FCC”) and the Nuclear Regulatory Commission (the “NRC”) (the approvals described in clauses (c) and (d), together with the approvals set forth on Section 3.5 of the Company Disclosure Letter, being referred to herein as the “Company Required Governmental Approvals”), (e) compliance with the applicable requirements of the Exchange Act, (f) filings as may be required under the rules and regulations of the New York Stock Exchange, (g) the notification of the transactions contemplated by this Agreement to the Committee on Foreign Investment in the United States (“CFIUS”) under Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Omnibus Trade and Competitiveness Act of 1988, and (h) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6             Permits; Compliance with Laws.

(a)           The Company, each Company Subsidiary and, to the knowledge of the Company, VELCO, is in possession of all franchises, grants, easements, authorizations, licenses, permits, consents, certificates, variances, exemptions, exceptions, permissions, qualifications, approvals, orders, registrations and clearances of any Governmental Entity, necessary for the Company, each Company Subsidiary and, to the knowledge of the Company, VELCO to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted (the “Company Permits”), and all such Company Permits are in full force and effect, except where the failure to hold, or the failure to be in full force and effect of, any Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.  The Company, each of the Company Subsidiaries and, to the knowledge of the Company, VELCO is, and since January 1, 2008 has been, in compliance in all respects with the terms of the Company Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

13

(b)           None of the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO is, or since January 1, 2008 has been, in conflict with, default under or violation of any Law applicable to the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO or by which any property or asset of the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO is bound or affected, except for any conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  No investigation by any Governmental Entity with respect to the Company, any Company Subsidiary, or, to the knowledge of the Company, VELCO, is pending, nor, to the knowledge of the Company, has any Governmental Entity indicated to the Company an intention to conduct any such investigation, except for such investigations the outcomes of which, if determined adversely to the Company, any Company Subsidiary or VELCO, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.7             SEC Filings; Financial Statements.  Since January 1, 2008, the Company has filed with or otherwise furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing and including all schedules, exhibits and other information incorporated by reference therein, collectively, the “Company SEC Documents”).  All of the Company SEC Documents have been timely filed or furnished to the SEC.  As of their respective filing dates or, if supplemented, modified or amended since the time of filing, as of the effective date of the most recent supplement, modification or amendment, the Company SEC Documents (a) did not at the time each such document was filed contain, and in the case of filings made after the effective date hereof, will not contain, any untrue statement of a material fact or omit, and in the case of filings made after the effective date hereof, will not omit, to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied, and in the case of filings made after the effective date hereof, will comply, in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the Sarbanes-Oxley Act, each in effect on the date each such document was filed.  None of the Company Subsidiaries is currently required to file any forms, registration statements, prospectuses, reports or other documents with the SEC by law or by contract.  The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the consolidated Company Subsidiaries including the related notes and schedules included, or incorporated by reference, in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) complied or, in the case of Company Financial Statements filed after the effective date hereof, will comply as of their respective dates of filing in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared or, in the case of Company Financial Statements filed after the effective date hereof, will be prepared in accordance with GAAP (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act and that were not or are not expected to be material in nature) and (iii) fairly present, or, in the case of Company Financial Statements filed after the effective date hereof, will fairly present, in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in common stock equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein (except, in the case of interim financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act and that were not or are not expected to be material in nature).

14

Section 3.8             Internal Control and Disclosure Controls.

(a)           The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries.  The Company (a) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management (including the Company’s principal executive and principal financial officers, or persons performing similar functions) as appropriate to allow timely decisions regarding required disclosure and (b) based on its most recent evaluation of internal control prior to the effective date hereof, has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  The Company has made available to Parent a summary of any such disclosure made by management to Company’s auditors and to the audit committee since December 31, 2008.  Since December 31, 2008, to the knowledge of the Company, no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation, relating to periods after December 31, 2008.

(b)           The Company has made available to Parent true and complete copies of all comment letters from the staff of the SEC since December 31, 2008 relating to Company SEC Documents and all written responses of the Company thereto through the effective date of this Agreement.  As of the effective date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents.

15

(c)           There are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or, to the knowledge of the Company, threatened involving the Company or any Company Subsidiary, in each case regarding any accounting practices of the Company or any Company Subsidiary.

Section 3.9             No Undisclosed Liabilities.  Except for those liabilities and obligations (a) reserved against or provided for in the audited consolidated balance sheet of the Company as of December 31, 2010 or in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice since December 31, 2010, (c) incurred under this Agreement or in connection with the transactions contemplated hereby, including the Merger, (d) disclosed in Section 3.9 of the Company Disclosure Letter or (e) that have not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is, as of the effective date hereof, subject to any liabilities or obligations of any nature, whether accrued, absolute, determined, determinable, fixed or contingent, that would be required to be recorded or reflected on a balance sheet in accordance with GAAP as of the effective date hereof.  Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company Financial Statements or the Company SEC Reports.

Section 3.10           Absence of Certain Changes or Events.

(a)           Since December 31, 2010, through the effective date of this Agreement, the business of the Company and the Company Subsidiaries has been conducted in the ordinary course and there has not been any Company Material Adverse Effect or any change(s), event(s), state of circumstance(s) or development(s) which have had or would reasonably be expected to have, individually or in the aggregate with all other such change(s), event(s), state of circumstance(s) or development(s), a Company Material Adverse Effect.

(b)           Since December 31, 2010, through the effective date of this Agreement, neither the Company nor any Company Subsidiary has taken any action that, if taken during the period from the effective date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

Section 3.11           Information.  None of the information to be included or incorporated by reference in the Proxy Statement will at the date mailed to the Company’s shareholders or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, the rules and regulations thereunder and other applicable Laws, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement.

16

Section 3.12           Employee Benefit Plans.

(a)           List of Plans.  Section 3.12(a) of the Company Disclosure Letter sets forth a true and complete list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other material plan, policy, program, practice, agreement, understanding or arrangement providing compensation or other benefits to any current or former director, officer, employee or individual consultant, which are maintained, sponsored or contributed to by the Company or any Company Subsidiary, or under which the Company or any Company Subsidiary has any material obligation or liability, including all incentive, bonus, profit sharing, savings, deferred compensation, cafeteria, “voluntary employees’ beneficiary associations” under Section 5.01(c)(9) of the Code (each a “VEBA”), medical, health, dental, life insurance, disability, accident, supplemental unemployment or retirement, employment, severance or salary or benefits continuation, fringe benefit, stock purchase or equity based compensation plans, policies or programs (each a “Company Benefit Plan”).

(b)           General Compliance.  Each Company Benefit Plan has been established, administered, and maintained in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code.  With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other Law applicable to such Company Benefit Plans.  Except as would not reasonably be expected to result in material liability to the Company or any Company Subsidiary, all contributions required to be made under the terms of any Company Benefit Plan have been timely made.  All Company Benefit Plans that are subject to Section 409A of the Code are in compliance with the requirements of Code Section 409A and the regulations thereunder.  Except as required to maintain the tax-qualified status of any Company Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that is reasonably expected to prevent the amendment or termination of any Company Benefit Plan.

17

(c)           Tax Qualification of Plans.  (i) Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS covering all applicable Tax law changes, as to its qualified status or may rely upon an opinion letter for a prototype plan and, to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan under Section 401(a) of the Code, (ii) each VEBA has been determined by the IRS to be exempt from Federal income tax under Section 501(c)(9) of the Code, and, to the knowledge of the Company, no fact or event has occurred that would reasonably be expected to adversely affect the tax-exempt status of any such VEBA, (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code, other than a transaction that is exempt under a statutory or administrative exemption), with respect to any Company Benefit Plan that could reasonably be expected to result in material liability to the Company, and (iv) no suit, administrative proceeding, claim, audit, examination, investigation, action or other litigation has been brought, or to the knowledge of the Company, is threatened against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).  Neither the Company nor any Company Subsidiary has pending, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Company Benefit Plan.

(d)           Retiree Welfare Benefits.  Section 3.12(d) of the Company Disclosure Letter lists each Company Benefit Plan that provides health or other welfare benefits after retirement or other termination of employment (other than (i) continuation coverage required under Section 4980B(f) of the Code or other similar applicable Law, (ii) coverage or benefits the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee) or (iii) benefits provided during any applicable severance period).

(e)            Single Employer Plans.  Section 3.12(e) of the Company Disclosure Letter lists each Company Benefit Plan that is a single-employer pension plan subject to Title IV of ERISA or part 3 of Subtitle A of ERISA or Section 412 of the Code (each, a “Single Employer Plan”).  With respect to each Single Employer Plan (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event for which the reporting requirements have been waived by regulations) has occurred or is expected to occur, (ii) none of the Company nor any Company Subsidiary has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard or any amortization period under Section 412 of the Code or Section 302 or 304 of ERISA, (iii) neither the Company nor any ERISA Affiliate is required to provide security under Section 436(f) of the Code, (iv) all premiums (and interest charges and penalties for late payment, if applicable) have been paid when due to the Pension Benefit Guaranty Corporation (“PBGC”), (v) no filing has been made by the Company or any Company Subsidiary with the PBGC to terminate any Single Employer Plan and no proceeding has been commenced by the PBGC to terminate, or appoint a trustee under Title IV of ERISA to administer, any Single Employer Plan and (vi) no liability has been incurred under Section 4062(e) of ERISA.

(f)            Multiemployer Plans.  None of the Company Benefit Plans is a multiemployer pension plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”).

(g)           Change in Control.  Section 3.12(g)(i) of the Company Disclosure Letter lists each Company Benefit Plan that provides for the payment (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement, including the Merger (either alone or upon the occurrence of any additional or subsequent event), to any employee, officer or director of the Company or any Company Subsidiary who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan that is reasonably expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).  Except as set forth in Section 3.12(g)(ii) of the Company Disclosure Letter, neither the execution of this Agreement, stockholder approval of this Agreement nor the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent event) are reasonably expected to:  (i) entitle any employees of the Company or any Company Subsidiary to severance pay or any increase in severance pay upon any termination of employment after the effective date hereof, (ii) accelerate the time of payment or vesting, result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Company Benefit Plans, or (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Benefit Plans.

18

Section 3.13           Labor and Other Employment Matters.

(a)           The Company and each Company Subsidiary is, and since January 1, 2008 has been, in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours, and all collective bargaining agreements.  Neither the Company nor any Company Subsidiary is engaged in and since January 1, 2008, has not engaged in any unfair labor practice.  Section 3.13(a) of the Company Disclosure Letter lists each collective bargaining agreement covering the terms of employment of any employee of the Company or any Company Subsidiary.  Except as disclosed in Section 3.13(a) of the Company Disclosure Letter, no labor union or collective bargaining agreement is currently being negotiated by or involving the Company or any Company Subsidiary and there is no pending or, to the knowledge of the Company, threatened demand for recognition or certification and no representation or certification proceedings or petitions relating to the Company or any Company Subsidiary.  There is no ongoing, and to the knowledge of the Company, there is no pending or threatened, work stoppage, slowdown, labor strike, material labor dispute, material grievance, union organizing efforts or requests for representation against the Company or any Company Subsidiary.

(b)           Section 3.13(b) of the Company Disclosure Letter sets forth a true and complete list of all material (i) severance or employment agreements with directors, officers, employees, or consultants of the Company or any Company Subsidiary, (ii) severance programs of the Company or any Company Subsidiary with or relating to its employees and (iii) plans, programs or other agreements of the Company or any Company Subsidiary with or relating to its directors, officers, employees or consultants which contain change in control provisions, other than any Company Benefit Plan disclosed in Section 3.12(a) of the Company Disclosure Letter.

Section 3.14           Contracts.

(a)           All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed, and no such Contract has been amended or modified, except for such amendments or modifications which have been filed as an exhibit to a subsequently dated and filed Company SEC Document.  All such filed Contracts (excluding any redacted portions thereof) shall be deemed to have been made available to Parent.

19

(b)           Other than the Contracts referenced in Section 3.14(b) that were filed in unredacted form, Section 3.14(b) of the Company Disclosure Letter sets forth a true and complete list, as of the effective date of this Agreement, of each Contract to which the Company or any Company Subsidiary is a party and which constitutes:  (i) an agreement that limits in any material respect the freedom of the Company or any Company Subsidiary to compete in any line of business or sell, supply or distribute any product or service in any geographic area; (ii) a joint venture or partnership agreement; (iii) an agreement that involves future expenditures or receipts by the Company or any Company Subsidiary of more than $5,000,000 in any one year period that cannot be terminated on less than 90 days notice without material payment or penalty; (iv) an acquisition agreement that contains “earn-out” or other contingent payment obligations that could reasonably be expected to result in future payments by the Company or a Company Subsidiary;  (v) an agreement relating to indebtedness for borrowed money in excess of $5,000,000 individually; (vi) other than leases, licenses or occupancy agreements in the way of easements or rights of way, a lease or sublease with respect to leased real property that involves annual rental payments in excess of $5,000,000 per year; (vii) a Contract for the purchase of electricity or other energy that is reasonably expected to result in future payments by the Company or any Company Subsidiary in excess of $5,000,000 in any one year period; (viii) a material Contract that requires the Company or any Company Subsidiary to purchase its total requirements of any product or service from a Person or that contains “take or pay” provisions; (ix) a material Contract pursuant to which the Company or any Company Subsidiary has granted pricing or other terms to a Person on a “most favored nation” or similar basis or pursuant to which the Company or any Company Subsidiary has agreed to deal with a Person on an exclusive basis; (x) a Contract that is a wholesale or (to the extent it involves an annual aggregate amount of at least $5,000,000) retail purchase and sale contract for electric power including reserve sharing agreements; (xi) a Contract relating to the pending acquisition or disposition of any material business (whether by merger, sale of stock, sale of asset or otherwise); and (xii) a Contract with any investment banking or commercial banking firm or other similar firm which obligates the Company or any Company Subsidiary in any material way after the Effective Time.

Each Contract of the type described in Section 3.14(a) and Section 3.14(b) is referred to herein as a “Company Scheduled Contract.”

(c)           Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:  (i) each Company Scheduled Contract is a valid and binding obligation of the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, of the other parties thereto, enforceable against the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, against the other parties thereto in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; (ii) the Company and the Company Subsidiaries have, and to the knowledge of the Company, any other party thereto has, performed all respective material obligations required to be performed by them under the Company Scheduled Contracts and are not (with or without notice or lapse of time, or both) in material breach thereunder; and (iii) none of the Company or any Company Subsidiary has any knowledge of, or has received written notice of, any violation or default by it under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Company Scheduled Contract to which it is a party or by which it or any of its properties or assets is bound or affected.

20

Section 3.15           Litigation.  As of the effective date hereof, there is no suit, claim, action, investigation, arbitration or proceeding to which the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO is a party or with respect to which any of their respective property is affected, as the case may be, pending or, to the knowledge of the Company, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.  Neither the Company, any Company Subsidiary, nor, to the knowledge of the Company, VELCO is subject to any outstanding order, writ, injunction, judgment or decree that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.16           Real Property.

(a)           The Company or a Company Subsidiary, as the case may be, holds good and marketable title to any real property (other than real property in the nature of transmission or distribution lines) owned by the Company or any Company Subsidiary in fee (collectively, the “Company Owned Real Property”), free and clear of all Liens, except for such Liens that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no outstanding options or rights of first refusal which have been granted by the Company or any Company Subsidiary to third parties to purchase any Company Owned Real Property.

(b)           Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:  (i) each lease or sublease (each, a “Company Real Property Lease”) for real property under which the Company or any Company Subsidiary is a lessee or sublessee (collectively, the “Company Leased Real Property”) is in full force and effect and is a valid and binding obligation of the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, of the other parties thereto, enforceable against the Company or the Company Subsidiary party thereto and, to the knowledge of the Company, against the other parties thereto in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought; (ii) no written notices of default under any Company Real Property Lease have been received by the Company or any Company Subsidiary that have not been resolved; (iii) neither the Company nor any Company Subsidiary is in default under any Company Real Property Lease and, to the knowledge of the Company, no landlord is in default; and (iv) the Company or a Company Subsidiary is and has been in peaceable possession of each Company Leased Real Property subject to the terms of the applicable Company Real Property Lease.

21

(c)           The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the “Company Real Property.”  With respect to the Company Real Property, neither the Company nor any Company Subsidiary has received any written notice of, nor to the knowledge of the Company does there exist, (i) any pending, threatened or contemplated condemnation or similar proceedings, or any sale or other disposition of any Company Real Property or any part thereof in lieu of condemnation or (ii) any non-compliance with any applicable building and zoning codes, deed restrictions, ordinances and rules, that, in each case, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.  To the knowledge of the Company, the Company and the Company Subsidiaries have lawful rights of use and access to all Company Real Property necessary to conduct their businesses substantially as presently conducted except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.17           Environmental Matters.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)           The Company, each Company Subsidiary and, to the knowledge of the Company, VELCO, are and since January 1, 2008 have been in compliance with applicable Environmental Laws, and hold or have obtained and are and since January 1, 2008 have been in compliance with applied for all Environmental Permits necessary to conduct their current operations.  All such Environmental Permits are final, valid and in full force and effect, and where necessary a renewal application has been timely filed.  No action is pending, or to the knowledge of the Company threatened, to revoke, suspend, or modify any such Environmental Permits.

(b)           None of the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO has received any written notice, demand, letter or claim alleging that the Company, such Company Subsidiary or VELCO is in violation of, or liable under, any Environmental Law, including with respect to the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances, and to the knowledge of the Company no such notice, demand or claim has been threatened.

(c)           None of the Company, any Company Subsidiary or, to the knowledge of the Company, VELCO has entered into any consent decree or is subject to any judgment relating to compliance with Environmental Laws the subject matter of which has not been resolved.

(d)           Neither the Company nor any Company Subsidiary has expressly assumed, by contract, the liability of any other Person under any Environmental Law.

22

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.17 are the sole and exclusive representations and warranties made by the Company in this Agreement with respect to Hazardous Substances, Environmental Laws, Environmental Permits and any other matter related to the environment or the protection of human health and worker safety.

Section 3.18            Intellectual Property.

(a)           The Company and the Company Subsidiaries own or have the right to use all material Intellectual Property used in their businesses as presently conducted.  To the knowledge of the Company, the Intellectual Property owned by the Company and the Company Subsidiaries is not being infringed, misappropriated or otherwise violated by any third party, except for such infringements, misappropriations or violations that have not had and would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           The Company and the Company Subsidiaries, including their products, services, conduct of their businesses and the use of the Intellectual Property owned by the Company and the Company Subsidiaries, are not infringing, misappropriating, or otherwise violating any third party’s right, title or interest in any Intellectual Property, except for such infringements, misappropriations or violations that have not had and would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)           The Company and the Company Subsidiaries have taken reasonable precautions to protect the secrecy and confidentiality, as applicable, of the trade secrets and other confidential information owned by the Company and the Company Subsidiaries.

Section 3.19           Tax Matters.

(a)           The Company and each Company Subsidiary have timely filed with the appropriate taxing authority all income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and accurate, subject in each case to such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  All Taxes that are shown as due on such filed Tax Returns have been paid.

(b)           The Company and each Company Subsidiary have paid all material Taxes (other than the Taxes that are described in Section 3.19(a) of the Company Disclosure Letter) that are due and payable by the Company or any Company Subsidiary, other than any such Taxes that are being contested in good faith by appropriate proceedings, or accrued such Taxes on the books and records of the Company and each relevant Company Subsidiary in accordance with U.S. GAAP.

23

(c)           Except as has not had and as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:  (i) neither the Company nor any Company Subsidiary has been notified in writing that it is currently subject to an audit or similar proceeding with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary; (ii) to the knowledge of the Company, there are no audits or other similar proceedings pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary; (iii) neither the Company nor any Company Subsidiary is presently contesting any material Tax liability in an audit or similar proceeding; and (iv) neither the Company nor any Company Subsidiary has waived in writing any statute of limitations with respect to a material amount of Taxes for any open tax year.

(d)           There are no Tax Liens upon any property or assets of the Company or any Company Subsidiary except Liens for current Taxes not yet due and payable and Liens for Taxes being contested in good faith by appropriate proceedings.

(e)           Neither the Company nor any Company Subsidiary is liable for the Taxes of any other Person (other than the Company or a Company Subsidiary) under Treasury Regulation 1.1502-6 or any similar provision of state, local or foreign Tax Law.

(f)           Since January 1, 2009, neither the Company nor any Company Subsidiary constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

(g)           The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii)  of the Code.

(h)           All Taxes that the Company or any Company Subsidiary are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, member or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable except where failures to withhold and collect and to timely pay would not, individually or in the aggregate, have a Company Material Adverse Effect.

(i)           There are no material Tax-sharing, allocation, indemnification or similar agreements in effect as between the Company or any Company Subsidiary and any other party under which the Company or any Company Subsidiary could be liable for any material Taxes or other claims of any party(other than customary gross-up or indemnification provisions on credit agreements, derivatives, leases and similar agreements entered into in the ordinary course of business).

Section 3.20           Opinion of Financial Advisor.  The Company Board has received the written opinion of Lazard Frères & Co. LLC, the Company Board’s financial advisor, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

24

Section 3.21           Insurance.  All material fire, liability, workers’ compensation, property, casualty and other forms of insurance policies maintained by the Company and the Company Subsidiaries (collectively, the “Company Insurance Policies”) are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the businesses of the Company and the Company Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  Each Company Insurance Policy is in full force and effect and all premiums due with respect to all Company Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.  Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Company Insurance Policies are sufficient for compliance with all Laws and contracts to which the Company or any Company Subsidiary is subject (in the case of Laws) or a party or by which it is bound (in the case of contracts).

Section 3.22           Required Vote.  The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of the Company Common Stock entitled to vote at the Company Shareholder Meeting is the only vote required of the holders of any class or series of capital stock or other Equity Interests of the Company to approve this Agreement and the transactions contemplated hereby, including the Merger (the “Company Shareholder Approval”).

Section 3.23           Brokers.  Except for the Company’s obligations to Lazard Frères & Co. LLC, the Company’s financial advisor, the financial terms of which have been disclosed to Parent, neither the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees, has incurred, on behalf of the Company or any Company Subsidiary, any obligation to pay any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement.

Section 3.24           Regulation as a Utility.  The Company is a “single-state holding company system” as defined in the Public Utility Holding Company Act of 2005 and the implementing regulations of FERC in 18 C.F.R. Part 366 and is exempt from the accounting, record-retention and reporting requirements of FERC’s regulations in 18 C.F.R. Part 366.  Except for (i) the regulation of the Company by the State of Vermont as a public utility and  (ii) the regulation of the Company as a public utility, an electric utility and a transmitting utility under the Federal Power Act, neither the Company nor any Company Subsidiary is subject to regulation as a public utility or public service company (or similar designation) by the FERC or any state in the United States having jurisdiction over them or their respective properties or assets.

Section 3.25           Takeover Laws.  No “moratorium,” “control share acquisition,” “fair price,” “business combination” or other anti-takeover Law or anti-takeover provision of the Company Articles or Company By-laws is applicable to this Agreement, the Merger or any other transaction contemplated by this Agreement.

25

Section 3.26           Trading.  The Company has made available to Parent all material agreements that the Company or any Company Subsidiary has entered into with respect to any swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument, Contract or arrangement, based on or referencing any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including electricity, natural gas, crude oil and other commodities, currencies, interest rates or indices, or forward contracts for physical delivery, physical output of assets or physical load obligations or any similar derivatives transaction.  The Company and each Company Subsidiary involved in such trading has established risk parameters, limits and guidelines in compliance with the Company’s risk management policy (the “Trading Guidelines”) to restrict the level of risk that the Company and Company Subsidiaries are authorized to take and monitors and enforces compliance by the Company and the Company Subsidiaries with such risk parameters.  The Trading Guidelines comply with all applicable Law and, to the extent required, have been approved by all Governmental Entities, except for such non-compliance or non-approval as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Company has made the Trading Guidelines available to Parent prior to the effective date of this Agreement.  As of the effective date hereof, (i) the transactions subject to the Trading Guidelines are within the risk parameters that are set forth in the Trading Guidelines and (ii) the exposure (both to its trading counterparties and to the risk of loss) of the Company and the Company Subsidiaries with respect to all such transactions is not material to the Company and the Company Subsidiaries, taken as a whole.  From December 31, 2009 to the effective date hereof, neither the Company nor any Company Subsidiary has, in accordance with its mark to market accounting policies, experienced at any time an aggregate realized net loss in its trading and related operations that has had or would reasonably be expected to have a Company Material Adverse Effect.  The Company and each Company Subsidiary has retained and maintained records, transcripts, pricing and trade data and other information required to be retained and maintained under Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations thereunder in respect of its derivatives transactions entered into prior to and after enactment of the Dodd-Frank Act, except for such non-compliance as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.27           Termination of Fortis Merger Agreement.  Prior to the execution of this Agreement by the Company, (i) FortisUS waived the requirement under Section 5.4(f) of the Fortis Merger Agreement that the Company negotiate in good faith with FortisUS for at least five (5) Business Days following receipt by FortisUS of a Notice of Superior Proposal (in the case of this Section 3.27 only, as defined in the Fortis Merger Agreement) and (ii) the Company terminated the Fortis Merger Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in, or qualified by any matter set forth in, the disclosure letter delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement by Parent and Merger Sub (it being agreed that disclosure of any item in any section or subsection of such disclosure letter shall also be deemed to be disclosed with respect to any other section or subsection to which the relevance of such item is reasonably apparent from the face of such disclosure letter) (the “Parent Disclosure Letter”), Parent and Merger Sub hereby represent and warrant to the Company as follows:

Section 4.1             Organization and Qualification.

26

(a)           Each of Parent and Merger Sub is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.  Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(b)           Parent has made available to the Company true and complete copies of the limited partnership agreement, articles of incorporation and bylaws, or equivalent organizational or governing documents, of each of Parent and Merger Sub, each as in effect as of the date of Parent’s and Merger Sub’s execution of this Agreement.

Section 4.2             Authority.

Each of Parent and Merger Sub has the requisite corporate or other legal entity, as the case may be, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject to any regulatory approvals referenced in Section 4.4.  The execution and delivery of this Agreement by each of Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all requisite corporate or other legal entity, as the case may be, action on the part of Parent and Merger Sub and no other corporate or other legal entity, as the case may be, proceedings on the part of Parent or Merger Sub, and no shareholder or other equityholder votes, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than the approval of the Merger by NNEEC in its capacity as sole shareholder of Merger Sub.  This Agreement has been duly authorized and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3             No Conflict.  None of the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both):  (a) conflict with or violate any provision of the limited partnership agreement, articles of incorporation or bylaws, or any equivalent organizational or governing documents, of Parent or Merger Sub; (b) assuming that all consents, approvals, authorizations and permits described in Section 4.4 have been obtained and all filings and notifications described in Section 4.4 have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Parent Subsidiary or any of their respective properties or assets; or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties or assets of Parent, Merger Sub or any other Parent Subsidiary pursuant to, any Contract or permit to which Parent, Merger Sub or any other Parent Subsidiary is a party or by which they or any of their respective properties or assets are bound, except, with respect to clauses (b) and (c), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences or Liens which, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

27

Section 4.4             Required Filings and Consents.  None of the execution, delivery or performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration or qualification with or notification to, any Governmental Entity, other than (a) the filing and recordation of the Articles of Merger as required by the VBCA, (b) compliance with any applicable requirements of the HSR Act, (c) the approval of each of the VPSB, the FERC, the FCC and the NRC, (d) compliance with the applicable requirements of the Exchange Act and applicable Canadian provincial and territorial securities Laws, (e) the notification of the transactions contemplated by this Agreement to the Committee on Foreign Investment in the United States under Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Omnibus Trade and Competitiveness Act of 1988, and (f) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to any Governmental Entity, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

Section 4.5             Information Supplied.  None of the information to be supplied by Parent and Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the Company’s shareholders or at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6             Litigation.  As of the date of Parent’s and Merger Sub’s execution of this Agreement, there is no suit, claim, action, investigation, arbitration or proceeding to which Parent, Merger Sub or any other Parent Subsidiary is a party or with respect to which any of their respective property is affected, as the case may be, pending or, to the knowledge of Parent, threatened that, individually or in the aggregate, would reasonably be expected to prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement or challenges the validity or propriety of the Merger.  None of Parent, Merger Sub or any other Parent Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree that, individually or in the aggregate, would reasonably be expected to prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

28

Section 4.7             Ownership of Company Capital Stock.  None of Parent, Merger Sub or any other Parent Subsidiary owns, beneficially or of record, any Shares or any other securities convertible into or exchangeable or exercisable for, Company Common Stock.

Section 4.8             Funds.  Parent and Merger Sub at the Closing will have sufficient funds to consummate the Merger and the other transactions contemplated hereby, including payment in full of the Aggregate Merger Consideration and all fees, costs and expenses  in connection with the transactions contemplated hereby.

Section 4.9             Ownership of Merger Sub; No Prior Activities.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.  All of the outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned indirectly by Parent.  Except for obligations or liabilities incurred in connection with its incorporation and the transactions contemplated by this Agreement, Merger Sub has not, and prior to the Effective Time will not have, incurred, directly or indirectly through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.10           Management Agreements.  As of the date of Parent’s and Merger Sub’s execution of this Agreement, none of Parent, Merger Sub or any of their respective executive officers or directors, has entered into any agreement, arrangement or understanding with any of the executive officers or directors of the Company or any of its Subsidiaries that is currently in effect or would or is expected to become effective in the future (upon consummation of the Merger or otherwise) and that, if effective at the date of Parent’s and Merger Sub’s execution of this Agreement, would be required to be disclosed under Item 1005(d) of Regulation M-A under the Exchange Act.

Section 4.11           Brokers.  Except for Parent’s obligations to BMO Nesbitt Burns Inc., Parent’s financial advisor, none of Parent, Merger Sub or any other Parent Subsidiary, nor any of their respective shareholders, members, directors, officers, employees or affiliates, has incurred or will incur on behalf of Parent, Merger Sub or any other Parent Subsidiary, any brokerage, finders’, advisory or similar fee in connection with the transactions contemplated by this Agreement.

ARTICLE V
COVENANTS

Section 5.1             Conduct of Business Pending the Closing.  The Company agrees that between the effective date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Letter, as contemplated by any other provision of this Agreement or as required by applicable Law, by a Governmental Entity of competent jurisdiction or by the rules or requirements of the New York Stock Exchange, unless Parent shall otherwise agree in writing (which agreement shall not be unreasonably withheld, delayed or conditioned), the Company will, will cause each Company Subsidiary to, and will use its commercially reasonable efforts to cause VELCO to, (a) conduct its operations only in the ordinary course of business as heretofore conducted utilizing good utility practices, (b) comply in all material respects with all Laws, orders and Company Permits applicable to them, and (c) use its commercially reasonable best efforts to preserve substantially intact its business organization and maintain satisfactory relationships with third parties and Governmental Entities having significant business dealings with it and to keep available the services of its key officers and employees.  Without limiting the foregoing, except as set forth in Section 5.1 of the Company Disclosure Letter, as contemplated by any other provision of this Agreement or as required by applicable Law, by a Governmental Entity of competent jurisdiction or by the rules and requirements of the New York Stock Exchange, the Company shall not, and shall not permit any Company Subsidiary to, between the effective date of this Agreement and the Effective Time, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

29

(i)           amend its Articles of Association, By-laws or equivalent organizational documents;

(ii)           issue or authorize the issuance, pledge, transfer, subject to any Lien, sell or otherwise encumber or dispose of, any Equity Interests in the Company or any Company Subsidiary, or securities convertible into, or exchangeable or exercisable for, any such Equity Interests, or any rights of any kind to acquire any such Equity Interests or such convertible or exchangeable securities, other than (A) grants of Company Options, Restricted Stock and RSUs pursuant to Company Equity Plans with an aggregate value at the time of grant of less than $2,500,000, (B) the issuance of Shares upon the exercise of Company Options outstanding on the effective date hereof and the vesting of RSUs outstanding as of the effective date hereof or otherwise permitted to be granted hereunder in accordance with their terms and (C) the issuance of Shares pursuant to the terms of the Company’s Dividend Reinvestment Plan;

(iii)         sell, pledge, dispose of, transfer, lease, license or encumber any material property or assets of the Company or any Company Subsidiary, except pursuant to existing Scheduled Contracts and except for (x) dispositions of obsolete equipment or assets, in each case, in the ordinary course of business consistent with past practice, or (y) dispositions in amounts not to exceed $2,000,000 individually or $7,500,000 in the aggregate;

(iv)        declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than (A) regular quarterly cash dividends paid by the Company in a manner consistent with past practice and in an amount per share of Company Common Stock of not more than $0.23 per share, (B) dividends payable on any shares of the Company Preferred Stock pursuant to their terms, (C) dividends paid by a wholly-owned Company Subsidiary to the Company or another wholly-owned Company Subsidiary or (D) dividend equivalent rights on RSUs payable by the Company pursuant to the Company Equity Plans), enter into any agreement with respect to the voting or registration of its Equity Interests or reduce its authorized capital;

30

(v)         other than (A) in the case of wholly-owned Company Subsidiaries, (B) in the case of cashless exercises of Company Options, or Tax withholdings on the vesting or payment of Restricted Stock and RSUs or (C) the redemption of Company Preferred Stock pursuant to the terms of such Company Preferred Stock, reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests;

(vi)        merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(vii)       acquire (including by merger, consolidation or acquisition of stock or assets) any interest in any Person or any assets, other than acquisitions of assets in the ordinary course of business for consideration that is individually not in excess of $2,000,000, or in the aggregate not in excess of $7,500,000;

(viii)      incur any indebtedness for borrowed money or issue any debt securities, or assume or guarantee the obligations of any Person (other than a wholly-owned Company Subsidiary) for borrowed money, except (A) in connection with refinancings of existing indebtedness for borrowed money as such indebtedness matures upon market terms and conditions, (B) for borrowings in the ordinary course of business under the Company’s existing credit facilities (or under refinancings of existing credit facilities pursuant to clause (A)) or (C) indebtedness for borrowed money that is prepayable at any time without penalty or premium, in an amount not to exceed $7,500,000 in the aggregate;

(ix)         make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly-owned Company Subsidiary) in excess of $7,500,000 in the aggregate;

(x)          except to the extent required by the existing terms of any Company Benefit Plan:  (A) other than in the ordinary course of business, increase the compensation or benefits payable or to become payable to its directors, officers or employees; (B) grant any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or, other than in the ordinary course of business, employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, employment, termination, severance or other plan or agreement for the benefit of any director, officer or, other than in the ordinary course of business, employee; or (C) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan;

31

(xi)            make any material Tax election or settle or compromise any material liability for Taxes or prepare or cause to be prepared any material Tax Returns in a manner which is inconsistent with the past practices of any of the Company or any Company Subsidiary, as applicable, with respect to the treatment of items on such Tax Returns;

(xii)           make any material change in accounting policies or procedures, other than as required by GAAP;

(xiii)          make or commit to make any capital expenditures in the period from the effective date hereof until December 31, 2011, or in the 12 month period ending December 31, 2012, that in the aggregate exceed the Company’s capital expenditures budget as disclosed in Section 5.1(xiii) of the Company Disclosure Letter for such period plus $5,000,000 in either such period; provided, however, that notwithstanding the foregoing, the Company and any Company Subsidiary shall be permitted to make emergency capital expenditures in any amount (A) required by a Governmental Entity or (B) that the Company determines is incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident or natural disaster or other force majeure event necessary to maintain or restore safe, adequate and reliable electric service to customers; provided, that the Company shall use commercially reasonable efforts to consult with Parent prior to making or agreeing to make any such expenditure;

(xiv)         terminate or permit any material Company Permit to lapse, other than in accordance with the terms and regular expiration of any such Company Permit, or fail to apply on a timely basis for any renewal of any renewable material Company Permit;

(xv)          (A) enter into, terminate, renew, amend or modify in any material respect Company Scheduled Contract, other than in the ordinary course of business consistent with past practice, or (B) waive, release, assign, pay, discharge, settle, or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the waiver, release, assignment, payment, discharge, settlement or satisfaction of any such claims, liabilities or obligations in the ordinary course of business consistent with past practice, or as required by their terms as in effect on the effective date of this Agreement;

(xvi)         plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company (other than employee terminations in the ordinary course of business);

32

(xvii)        hire an officer-level employee or terminate the employment, other than for cause, of any officer-level employee.

(xviii)       institute, settle, or agree to settle any material litigation, investigation, proceeding, or other claim pending or threatened before any arbitrator, court or other Governmental Entity;

(xix)          except for transactions between (A) the Company and wholly-owned Company Subsidiaries or (B) among wholly-owned Company Subsidiaries, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness for borrowed money of the Company or any of the Company Subsidiaries, other than (x) at or within one hundred twenty (120) days of stated maturity, (y) pursuant to any required amortization payments and mandatory prepayments or (z) as permitted by clause (viii) above;

(xx)           (A) permit any material change in policies governing or otherwise relating to energy price risk management or marketing of energy other than as a result of acquisitions or capital expenditures permitted pursuant to Section 5.1(xiii) or (B) enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof or similar transactions other than as permitted by the Trading Guidelines; or

(xxi)          authorize or enter into any Contract to do any of the foregoing.

Parent will, promptly following the effective date hereof, designate two individuals from either of whom the Company may seek approval to undertake any actions not permitted to be taken under this Section 5.1, and will ensure that such persons will respond, on behalf of Parent, to the Company’s requests in an expeditious manner but in any event no later than two (2) Business Days after the Company’s request.

Section 5.2             Preparation of the Proxy Statement; Shareholder Meeting.

(a)           As promptly as reasonably practicable following the effective date of this Agreement (but in no event later than 45 days after the effective date hereof), the Company shall prepare and file a preliminary Proxy Statement with the SEC.  Subject to Section 5.4, the Proxy Statement shall include the Company Board Recommendation.  Parent shall cooperate with the Company in the preparation and filing of the Proxy Statement, and shall furnish all information concerning it that is necessary in connection with the preparation of the Proxy Statement and is requested by the Company.  The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s common shareholders, in each case as promptly as reasonably practicable after the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon.  Prior to filing or mailing the Proxy Statement or filing any other required documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response (including by participating in any discussions or meetings with the SEC) and shall give good faith consideration to any comments made by Parent and its counsel.  The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement or the transactions contemplated by this Agreement.

33

(b)           If, at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall as promptly as practicable notify the other party and an appropriate amendment or supplement describing such information shall be filed with the SEC as promptly as practicable after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to the common shareholders of the Company.  The Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Law, including the regulations and requirements of the New York Stock Exchange.

(c)           The Company shall, as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s common shareholders in accordance with Section 5.2(a), duly call, give notice of, convene and hold the Company Shareholder Meeting.  The Company shall not, except to the extent required by Law or a Governmental Entity, adjourn, postpone or cancel (or propose any adjournment, postponement or cancellation of) the Company Shareholder Meeting without the prior consent of Parent; provided, that unless not permitted by Law or a Governmental Entity, the Company shall adjourn the Company Shareholder Meeting upon the reasonable request of Parent.  The Company Board shall present this Agreement for approval at the Company Shareholder Meeting.  At the Company Shareholder Meeting, unless there shall have been a Company Board Change of Recommendation in accordance with Section 5.4, the Company Board shall recommend that the Company’s common shareholders approve this Agreement and the transactions contemplated hereby, including the Merger (the “Company Board Recommendation”), and the Company shall, unless there has been a Change of Company Board Recommendation, use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger, and to take all other action necessary or advisable to secure the Company Shareholder Approval.  The Company shall use its commercially reasonable efforts (including relevant disclosure in the Proxy Statement) to allow Parent, directly or through its representatives, to solicit proxies in favor of the Merger and this Agreement and against any resolution submitted by any holder of Company Common Stock, including, if so requested by Parent, using the services of dealers and proxy solicitation services, to secure the approval of the Merger and this Agreement by the Company’s common shareholders.  The Company agrees that its obligations pursuant to this Section 5.2 (other than those set forth in the fourth sentence of this Section 5.2(c)) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or (ii) any Change of Company Board Recommendation.  The Company shall provide Parent with the Company’s shareholder list upon request by Parent, including at any time following a Change of Company Board Recommendation.

34

Section 5.3             Access to Information; Confidentiality.

(a)           From the effective date of this Agreement to the Effective Time, the Company shall, shall cause each Company Subsidiary, and shall use its reasonable best efforts to cause VELCO and each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, “Company Representatives”) to:  (i) provide to Parent and Merger Sub and their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents, and other representatives (collectively, the “Parent Representatives”) reasonable access during normal business hours in such a manner as not to interfere unreasonably with the operation of any business conducted by the Company, any Company Subsidiary or VELCO, upon prior written notice to the Company, to the officers, employees, auditors, properties, offices and other facilities of the Company, the Company Subsidiaries and VELCO and to the books and records thereof; (ii) furnish promptly information concerning the business, properties, contracts, assets and liabilities of the Company, Company Subsidiaries and VELCO as Parent or the Parent Representatives may reasonably request; and (iii) to the extent permitted by Law, furnish promptly each report, schedule and other document filed or received by the Company or any of the Company Subsidiaries pursuant to the requirements of federal or state securities or regulatory Laws or filed with or sent to the SEC, FERC, the U.S. Department of Justice, the Federal Trade Commission or any other Governmental Entity; provided, however, that the Company shall not be required to (or to cause any Company Subsidiary or VELCO to) afford such access or furnish such information to the extent that the Company believes in good faith that doing so would:  (A) result in the loss of attorney-client privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege); (B) violate any obligations of the Company or any Company Subsidiary with respect to confidentiality to any third party or otherwise breach, contravene or violate any then effective Contract to which the Company or any Company Subsidiary is a party; or (C) breach, contravene or violate any applicable Law (including the HSR Act or any other antitrust or competition Law).  No review pursuant to this Section 5.3 shall have any effect for the purpose of determining the accuracy of any representation or warranty given by any of the parties hereto to any of the other parties hereto.

(b)           With respect to the information disclosed pursuant to Section 5.3(a), Parent shall comply with, and shall cause each Parent Subsidiary and each Parent Representative to comply with, all of its obligations under the Confidentiality Agreement dated February 18, 2011 by and between the Company and Parent (the “Confidentiality Agreement”).  Notwithstanding the foregoing, the Confidentiality Agreement shall be deemed amended as of the effective date hereof to permit Parent and its affiliates to take any action permitted to be taken hereunder, including any action taken by Parent in connection with an Acquisition Proposal by a Person other than Parent.

35

Section 5.4             No Solicitation of Transactions; Change of Company Board Recommendation.

(a)           Subject to Section 5.4(b), from and after the effective date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause the Company Subsidiaries not to, and shall not authorize or permit any of its officers, directors, or employees to, and shall instruct and cause the Company Representatives not to on behalf of the Company, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate the submission of any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal, or (ii) participate in any discussions or negotiations with any person, or furnish to any person any information, with respect to an Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal.  The Company shall, and shall cause the Company Subsidiaries and the Company Representatives to, immediately cease and cause to be terminated any discussion or negotiation with any Persons conducted prior to the effective date hereof by the Company, the Company Subsidiaries or any of the Company Representatives with respect to any Acquisition Proposal.

(b)           Notwithstanding anything to the contrary contained in Section 5.4(a), if, at any time following the effective date hereof and prior to the Company securing the Company Shareholder Approval, (i) the Company has received a bona fide written Acquisition Proposal from a third party that was not solicited after the effective date hereof by the Company, the Company Subsidiaries or the Company Representatives and that did not otherwise result from a breach of this Section 5.4 and (ii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, then the Company may, subject to providing prior notice of its decision to take any such action, (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Acquisition Proposal and its representatives and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal and its representatives regarding such Acquisition Proposal; provided, however, that the Company (x) will not, and will not allow the Company Subsidiaries and the Company Representatives to, disclose any information to such Person without first entering into an Acceptable Confidentiality Agreement and (y) will as promptly as practicable provide to Parent any material information concerning the Company or the Company Subsidiaries provided or made available to such other Person (or its representatives) which was not previously provided or made available to Parent.

(c)           The Company shall as promptly as practicable (and in any event within 24 hours) notify Parent in writing in the event that the Company receives any written Acquisition Proposal, including the material terms and conditions of such Acquisition Proposal, or any inquiry that would reasonably be expected to lead to an Acquisition Proposal.  The Company shall (i) keep Parent informed, in all material respects, on a prompt basis, of the status, and details of any such Acquisition Proposal (including any change to the material terms and conditions thereof) and (ii) provide to Parent as soon as practicable (and in any event within 24 hours and at least 24 hours prior to making any determination with respect to such Acquisition Proposal) after receipt or delivery thereof copies of all correspondence and other written material (including draft agreements) relating to the material terms and conditions of such Acquisition Proposal exchanged between the Company, the Company Subsidiaries or the Company Representatives, on the one hand, and the Person making such Acquisition Proposal (or its representatives), on the other hand.

36

(d)           Except as set forth in this Section 5.4, neither the Company Board nor any committee thereof shall (i) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal or take any action or make any statement inconsistent with the Company Board Recommendation, (ii) withdraw or modify, in a manner adverse to Parent, or publicly propose to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification), (iii) following the date any Acquisition Proposal or any material modification thereto is first made public, sent or given to the shareholders of the Company, fail to issue a press release that expressly reaffirms the Company Board Recommendation within five (5) Business Days following Parent’s written request to do so (which request may only be made once with respect to any such Acquisition Proposal and each material modification thereto) (any action set forth in the foregoing clauses (i), (ii) or (iii), a “Change of Company Board Recommendation”), (iv) allow or cause the Company or any of the Company Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement relating to any Acquisition Proposal (which, for the avoidance of doubt, would not include an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate, delay or fail to consummate the Merger or any other transaction contemplated by this Agreement, (v) release any third party from, grant any waiver of, or fail to enforce, any standstill or similar agreement or (vi) take any action pursuant to which any Person (other than Parent, Merger Sub or their respective affiliates) or Acquisition Proposal would become exempt from or not otherwise subject to any take-over statute or article of incorporation provision relating to Acquisition Proposals.

(e)           Notwithstanding anything to the contrary contained in Section 5.4(d), at any time prior to obtaining the Company Shareholder Approval and so long as the Company is in compliance with this Section 5.4, if (A) the Company receives an Acquisition Proposal which the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal and such Acquisition Proposal is not withdrawn or (B) there occurs any fact, change, event, circumstance, occurrence, effect or development that affects or would be reasonably likely to affect the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, that (1) is material, individually or in the aggregate, with any other such fact, change, event, circumstance, occurrence, effect or development, (2) does not involve or relate to an Acquisition Proposal and (3) is not known to the Company Board as of the effective date hereof, the Company Board may, in the case of clause “(A)” or “(B)” above, make a Change of Company Board Recommendation if (and only if) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would be a breach of its fiduciary duties under applicable Law; provided, however, that the Company Board may not make a Change of Company Board Recommendation unless (i) the Company has provided prior written notice to Parent that the Company Board intends to effect a Change of

37

Company Board Recommendation (a “Notice of Change of Recommendation”), which notice shall specify the reasons therefor and, in the case of a Superior Proposal, include the material terms and conditions of such Superior Proposal and attach a copy of the most current draft of any written agreement relating thereto, (ii) the Company has negotiated in good faith with Parent (including by making the Company’s Representatives reasonably available to negotiate) with respect to any changes to the terms of this Agreement proposed by Parent for at least five (5) Business Days following receipt by Parent of such Notice of Change of Recommendation (it being understood and agreed that, in the case of a Superior Proposal, any amendment to any material term of such Superior Proposal shall require a new Notice of Change of Recommendation and an additional three (3) Business Day period from the date of such notice) and (iii) taking into account any changes to the terms of this Agreement proposed by Parent to the Company, the Company Board has determined in good faith, after consultation with its financial advisors and outside counsel, that the failure by it to make a Change of Company Board Recommendation would be a breach of its fiduciary duties under applicable Law and, in the case of a Superior Proposal, such Superior Proposal continues to meet the definition of the term “Superior Proposal”.  The parties agree that nothing in this Section 5.4(e) shall in any way limit or otherwise affect Parent’s right to terminate this Agreement.  Any such Change of Company Board Recommendation shall not (x) change the approval of this Agreement or any other approval of the Company Board in any respect that would have the effect of causing any corporate takeover statute or other similar statute or any provision of the Company Articles to be applicable to the transactions contemplated hereby, including the Merger, or (y) change the obligation of the Company to present this Agreement for approval at the Company Shareholder Meeting pursuant to Section 5.2(c).  Notwithstanding any Change of Company Board Recommendation, this Agreement shall be submitted to the shareholders of the Company at the Company Shareholder Meeting for the purpose of approving the Merger, and nothing contained herein, including any rights of the Company to take certain actions pursuant to this Section 5.4, shall be deemed to relieve the Company of such obligation.

(f)           Notwithstanding anything to the contrary contained in Section 5.4(d), at any time prior to obtaining the Company Shareholder Approval and so long as the Company is in compliance with this Section 5.4, if the Company receives an Acquisition Proposal which the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal and such Acquisition Proposal has not been withdrawn, the Company may terminate this Agreement pursuant to Section 7.1(f) to enter into a definitive agreement with respect to such Superior Proposal if the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to do so would be a breach of its fiduciary duties under applicable Law; provided, however, that the Company shall not terminate this Agreement pursuant to this Section 5.4(f), and any purported termination pursuant to this Section 5.4(f) shall be void, unless (i) concurrently with such termination the Company pays the Company Termination Fee and the Parent Transaction Expenses payable pursuant to Section 7.2(b)(i), (ii) the Company has provided prior written notice to Parent that the Company intends to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal (a “Notice of Superior Proposal”), which notice shall specify the material terms and conditions of such Superior Proposal and attach a copy of the definitive agreement proposed to be entered into with respect to such Superior Proposal, (iii) the Company has negotiated in good faith with Parent (including by making the Company’s Representatives reasonably available to negotiate) with respect to any changes to the terms of this Agreement proposed by Parent for at least five (5) Business Days following receipt by Parent of such Notice of Superior Proposal (it being understood and agreed that any amendment to any material term of such Superior Proposal shall require a new Notice of Superior Proposal and an additional three (3) Business Day period from the date of such notice) and (iv) taking into account any changes to the terms of this Agreement proposed by Parent to the Company, the Company Board has determined in good faith, after consultation with its financial advisors and outside counsel, that such Superior Proposal continues to meet the definition of the term “Superior Proposal” and the failure by it to terminate this Agreement to enter into the definitive agreement with respect to such Superior Proposal would be a breach of its fiduciary duties under applicable Law.

38

(g)           Nothing contained in this Section 5.4 shall prohibit the Company Board from (i) disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if the Company Board determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be a breach of its fiduciary duties to the shareholders of the Company (for the avoidance of doubt, it being agreed that the fact that a disclosure or other action may be deemed permissible by virtue of this sentence does not in and of itself mean that such disclosure or other action does not constitute a Change of Company Board Recommendation and the issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Company Board Recommendation).

Section 5.5             Appropriate Action; Consents; Filings.

(a)           The Company and Parent shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including those in connection with the HSR Act and Title 30:  Public Service, Vermont Statutes Annotated), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) cause the satisfaction of all conditions set forth in Article VI, (iv) vigorously defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement, in each case until the issuance of a final, non-appealable order, (v) seek to have lifted or rescinded any injunction or restraining order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby and (vi) as promptly as practicable, and in any event within 60 days after the effective date hereof, make or cause to be made all necessary applications and filings, and thereafter make any other required submissions, and pay any fees due in connection therewith, with respect to this Agreement and the Merger required under or with respect to the Company Required Governmental Approvals, the HSR Act, Title 30:  Public Service, Vermont Statutes Annotated, Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Omnibus Trade and Competitiveness Act of 1988, and any other applicable Law; provided, that the Company and Parent shall cooperate with each other in connection with determining whether any action by or in respect of, or filing with, any Governmental Entity is required in connection with the consummation

39

of the Merger and seeking any such actions, consents, approvals or waivers or making any such filings.  The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.  Neither the Company nor Parent shall consent to any voluntary delay of the Closing at the behest of any Governmental Entity without the consent of the other, which consent shall not be unreasonably withheld, delayed or conditioned.  Neither Parent nor the Company, directly or indirectly through one or more of their respective affiliates, shall take any action, including acquiring or making any investment in any corporation, partnership, limited liability company or other business organization or any division or assets thereof, that would reasonably be expected to cause a material delay in the satisfaction of the conditions contained in Article VI or the consummation of the Merger.  Without limiting the foregoing, Parent agrees to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to avoid or eliminate each and every impediment under any antitrust, merger control, competition or trade regulation Law or any other Law applicable to the Company, any Company Subsidiary or the Merger that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Effective Time and the Closing, respectively, to occur as promptly as practicable (and in any event, no later than the Extended Outside Date), including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of such assets or businesses of Parent or the Company or any of their respective Subsidiaries or (B) accepting any operational restrictions, including restrictions on the ability to change rates or charges or standards of service, or otherwise taking or committing to take actions that limit Parent’s or any Parent Subsidiary’s freedom of action with respect to, or its ability to retain or freely operate, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent, the Company or any of their respective Subsidiaries, in each case as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of preventing or delaying the Effective Time or the Closing, as applicable.  Notwithstanding the foregoing or anything in this Agreement to the contrary, Parent shall not be required to, and the Company shall not, in connection with obtaining any consents or approvals hereunder, or in connection with otherwise complying with any provisions of this Agreement, consent to or take any action of the types described above, including proposing or making any divestiture or other undertaking or proposing, accepting or entering into any consent decree, hold separate order or operational restriction, in each case, that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on NNEEC, the Surviving Corporation and the NNEEC Subsidiaries, taken as a whole.  For the avoidance of doubt, none of the exclusions set forth in the definition of “Company Material Adverse Effect” shall be deemed to apply to any reference to “material adverse effect” in this Section 5.5(a).

40

(b)           The Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement or (ii) disclosed in the Company Disclosure Letter or the Parent Disclosure Letter, as applicable; provided, however that the Company and Parent shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any Company Scheduled Contracts in connection with consummation of the Merger and in seeking any such actions, consents, approvals or waivers.  In the event that either party shall fail to obtain any third party consent described in this Section 5.5(b), such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, as applicable, from the failure to obtain such consent.

(c)           Without limiting the generality of anything contained in this Section 5.5, each party hereto shall:  (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; and (iii) promptly inform the other parties of any communication to or from the Federal Trade Commission, the Department of Justice, the FERC, the FCC, the NRC, the VPSB, CFIUS or any other Governmental Entity regarding the Merger.  Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other transactions contemplated by this Agreement.  In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

(d)           Without limiting the generality of anything contained in this Section 5.5, Parent shall comply with, or shall enter into an agreement or arrangement with the Vermont Department of Public Service that is deemed by the VPSB to comply with or satisfy, the terms and conditions of the Order of the VPSB in Docket No. 6120 and 6460 entered June 26, 2001 (the “Sharing Order”) with regard to sharing with ratepayers and shareholders of the Company any premium above book value derived from the transactions contemplated by this Agreement, up to a maximum sharing of $16 million, as adjusted for inflation.

(e)           Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time.  Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

41

Section 5.6             Certain Notices.  From and after the effective date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of:  (a) the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be likely to cause any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied; (b) the failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which, individually or in the aggregate, would reasonably be expected to result in any condition to the obligations of any party to effect the Merger or any other transaction contemplated by this Agreement not to be satisfied; (c) any material actions, suits, claims or proceedings with respect to the transactions contemplated by this Agreement commenced against the Company, any Company Subsidiary or Parent, as the case may be (and the Company shall give Parent the opportunity to participate in the defense and settlement of any shareholder litigation against the Company or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned)); and (d) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 5.7             Public Announcements.  Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable stock exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance.  The Company, Parent and Merger Sub agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of, and shall not be issued prior to the approval of each of, the Company and Parent.  Prior to making any material written communications to the directors, officers or employees of the Company or any Company Subsidiary, or material oral communications to a group of directors, officers or employees with respect to the transactions contemplated by this Agreement, the Company shall use its reasonable best efforts to provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall reasonably cooperate in providing any such mutually agreeable communication.

Section 5.8             Employee Benefit Matters.

(a)           From and after the Effective Time and for a period ending on the second anniversary of the Effective Time (the “Benefit Protection Period”), Parent shall either (i) assume and maintain, or cause the Parent Subsidiaries, including the Surviving Corporation, to assume and maintain, for the benefit of the employees of the Company and Company Subsidiaries immediately prior to the Effective Time (the “Company Employees”), the Company Benefit Plans (other than the Company Equity Plans) at the benefit levels in effect on the date of Parent’s and Merger Sub’s execution of this Agreement and provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide compensation and benefits to each Company Employee under the Company Benefit Plans or other employee benefit plans or compensation arrangements of Parent or any of the Parent Subsidiaries that have a value sufficient to replace the value of the compensation and benefits provided to such Company Employee under the Company Benefit Plans immediately prior to the Effective Time (not taking into account the value of equity-based compensation), or (ii) provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide compensation and benefits to each Company Employee that, taken as a whole, has a value that is not less favorable in the aggregate than the compensation and benefits under the Company Benefit Plans provided to such Company Employee immediately prior to the Effective Time (not taking into account the value of equity-based compensation).

42

(b)           Without limiting the generality of Section 5.8(a), from and after the Effective Time, Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to, assume, honor and continue without amendment during the Benefit Protection Period or, if sooner, until all obligations thereunder have been satisfied, all of the Company’s employment, severance and termination plans, policies, programs, agreements and arrangements (including any change in control or severance agreement between the Company and any Company Employee), in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event), without any amendment or modification, other than any amendment or modification required to comply with applicable Law or as consented to by the parties thereto.

(c)           With respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting, benefit accruals and early retirement subsidies, each Company Employee’s service with the Company or any Company Subsidiary (as well as service with any predecessor employer of the Company or any Company Subsidiary, to the extent service with the predecessor employer is recognized by the Company or such Company Subsidiary) shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation, to the extent such service was credited for similar purposes under a similar Company Benefit Plan; provided, however, that such service need not be recognized (i) for purposes of benefit accrual under any defined benefit pension plan other than any Single Employer Plan, or (ii) to the extent that such recognition would result in any duplication of benefits.

(d)           Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to waive, or cause to be waived, with respect to the Company Employees any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time.  Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) under any Company Benefit Plan that is an employee welfare benefit plan during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Company Employee (and dependents) will be eligible to participate from and after the Effective Time, to the extent so recognized under such applicable Company Benefit Plan.

43

(e)           Prior to the Effective Time, the Company may implement a retention plan for the benefit of those employees of the Company and Company Subsidiaries selected by the Chief Executive Officer of the Company which shall provide for retention benefits to such employees in an aggregate amount not to exceed $3,000,000 (the “Retention Plan Amount”).  Up to fifty percent (50%) of the Retention Plan Amount shall be payable to such employees prior to the Effective Time and the remaining portion of the Retention Plan Amount shall be payable within six months after the Effective Time; provided, however, that the Company shall consult with, and obtain the consent of, Parent regarding payments to be made out of the Retention Plan Amount, such consent not to be unreasonably withheld, and there shall be no obligation to distribute the entire Retention Plan Amount.

(f)           Nothing in this Agreement, whether express or implied, shall:  (i) confer upon any Company Employee or another employee of the Company or any Company Subsidiary, or any other Person, any rights or remedies, including any right to employment or continued employment for any period or terms of employment, of any nature whatsoever; (ii) be interpreted to prevent or restrict Parent, or any Parent Subsidiary, including the Surviving Corporation from modifying or terminating the employment or terms of employment of any Company Employee or such other employee including the amendment or termination of any Company Benefit Plan or any employee benefit or compensation plan, program or arrangement, after the Effective Time; or (iii) be treated as an amendment or other modification of any Company Benefit Plan or other employee benefit plan or arrangement.

Section 5.9             Takeover Laws.  If any “moratorium,” “control share acquisition,” “fair price,” “business combination” or other anti-takeover Law becomes, or is deemed to be, applicable to the Merger, including the acquisition of Shares pursuant thereto, or any other transaction contemplated by this Agreement, then the Company Board or the Parent Board, as applicable, shall take all action reasonably available to it to render such Law inapplicable to the foregoing.

Section 5.10           Indemnification of Directors and Officers.

(a)           For a period beginning at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless all past and present directors, officers and employees of the Company or any Company Subsidiary to the same extent such Persons are indemnified as of the effective date of this Agreement by the Company or any Company Subsidiary pursuant to applicable Law, the Company Articles, the Company By-laws, the articles of incorporation and bylaws, or equivalent organizational or governing documents, of any Company Subsidiary, and indemnification agreements, if any, in existence on the effective date of this Agreement and filed as an exhibit to a Company SEC Document with any directors, officers, and employees of the Company or any Company Subsidiary, arising out of acts or omissions in their

44

capacity as directors, officers or employees of the Company or any Company Subsidiary occurring at or prior to the Effective Time; provided, however, that Parent shall cause the Surviving Corporation to indemnify and hold harmless such persons to the fullest extent permitted by applicable Law for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby.  Parent shall cause the Surviving Corporation to advance expenses (including reasonable legal fees and expenses) incurred in the defense of any claim, action, suit, proceeding or investigation with respect to the matters subject to indemnification pursuant to this Section 5.10(a) in accordance with the procedures set forth in the Company Articles, the Company By-laws, the articles of incorporation and bylaws, or equivalent organizational documents, of any Company Subsidiary, and indemnification agreements, if any, in existence on the effective date of this Agreement and filed as an exhibit to a Company SEC Document, including any expenses incurred in enforcing such Person’s rights under this Section 5.10, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the Company Articles, the Company By-laws, the articles of incorporation and bylaws, or equivalent organizational documents, of any Company Subsidiary, or such indemnification agreements; provided, however, that the director, officer or employee to whom expenses are advanced undertakes to repay such advanced expenses to Parent and the Surviving Corporation if it is ultimately determined that such director, officer or employee is not entitled to indemnification pursuant to this Section 5.10(a).  Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against such persons with respect to matters subject to indemnification hereunder on or prior to the sixth (6th) anniversary of the Effective Time, the provisions of this Section 5.10(a) shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(b)           For not less than six (6) years from and after the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of directors, officers and employees of the Company and the Company Subsidiaries for periods at or prior to the Effective Time than are currently set forth in the Company Articles and the Company By-laws.  The indemnification agreements, if any, in existence on the effective date of this Agreement and filed as an exhibit to a Company SEC Document with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Effective Time.

(c)           For the benefit of the Company’s directors and officers, as of the effective date of this Agreement and as of the Effective Time, the Company shall be permitted, prior to the Effective Time, to obtain and fully pay the premium for an insurance and indemnification policy that provides coverage for a period of six (6) years from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy (true and complete copies which have been previously provided to Parent) or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the portion of the premium payable in respect of each year of such coverage shall not exceed 300% of the last annual premium paid prior to the effective

45

date of this Agreement (which annual premium is $420,000).  If the Company is unable to purchase such D&O Insurance prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, as of the Effective Time, obtain and fully pay the premium for D&O Insurance that is substantially equivalent to and in any event not less favorable in the aggregate than the Company’s existing policy (true and complete copies which have been previously provided to Parent); provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the effective date of this Agreement; and provided, further, that if the annual premium would at any time exceed 300%, the Surviving Corporation shall be obligated to provide the maximum available coverage as may be obtained for 300% from an insurance carrier with the same or better credit rating than the primary carrier of the Company’s existing policy.  The Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder, for a period of not less than six (6) years from and after the Effective Time.

(d)           In the event Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.10.

(e)           The obligations under this Section 5.10 shall not be terminated or modified in such a manner as to adversely affect any past or present directors, officers and employees of the Company to whom this Section 5.10 applies without the consent of such affected Person (it being expressly agreed that the persons to whom this Section 5.10 applies are express third party beneficiaries of this Section 5.10).

Section 5.11           Agreements Concerning Merger Sub.  Parent hereby agrees to cause the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.  Parent shall, promptly following execution of this Agreement by the Company, cause NNEEC to approve this Agreement in its capacity as sole shareholder of Merger Sub and deliver to the Company evidence of the vote or action by written consent of NNEEC approving this Agreement in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub.  During the period from the effective date of this Agreement through the Effective Time, Merger Sub shall not, and Parent shall not permit Merger Sub to, engage in any activity of any nature except as provided in or expressly contemplated by this Agreement.

Section 5.12           Section 16 Matters.  Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) of Shares or other Equity Interests in the Company (including Company Options, Restricted Stock and RSUs) pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

46

Section 5.13          Transfer Taxes.  All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement, including the Merger, (other than such Taxes required to be paid by reason of the payment of the Merger Consideration to a Person other than the holder of record of the Shares with respect to which such payment is made) shall be paid by either Merger Sub or the Surviving Corporation and the Company shall cooperate with Merger Sub, the Surviving Corporation and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

Section 5.14           Company Preferred Stock.  The Company shall redeem any and all outstanding shares of Company Preferred Stock prior to the Closing, pursuant to the terms of such Company Preferred Stock.  Parent agrees that, if this Agreement is terminated by the Company pursuant to Section 7.1(h)(ii), Parent shall reimburse the Company for one hundred percent (100%) of its out-of-pocket costs and expenses incurred in connection with such redemption, including all amounts paid by the Company to the holders of such Company Preferred Stock.

Section 5.15           Post-Merger Operations.

(a)           Corporate Offices.  The Surviving Corporation shall maintain two head offices:  a Headquarters for Operations and Energy Innovation in Rutland, Vermont and a Headquarters for Corporate Services and Northern Operations in Colchester, Vermont.

(b)           Community Involvement.  After the Effective Time, the Surviving Corporation shall make annual charitable contributions within the communities served by the Surviving Corporation consistent with the level of charitable contributions made by the Company as of the effective date hereof, including the Company’s Share Heat program, and otherwise maintain a level of involvement in community activities in the State of Vermont consistent with the level of community involvement and related activities carried on by the Company as of the effective date hereof.  Section 5.15(b) of the Company Disclosure Letter sets forth the aggregate dollar amount of charitable contributions made by the Company during the fiscal year ended December 31, 2010.

(c)           VELCO.  The Surviving Corporation shall act as an owner of VELCO in accordance with the regulatory orders and other agreements currently in effect with respect to VELCO and among the owners of VELCO.

(d)           Labor Contract.  After the Effective Time, the Surviving Corporation shall continue to perform all of the Company’s obligations under and in accordance with the terms of the Company’s contract with Local Union No. 300, affiliated with the International Brotherhood of Electrical Workers, subject to any amendments or waivers to such contract as may be agreed by all of the parties thereto.

47

(e)           Financial Integrity.  The Surviving Corporation will (i) maintain separate debt instruments and maintain its own corporate and debt credit rating, as well as a rating for long-term debt and (ii) absent approval by the VPSB, not declare or pay any dividends on its capital stock if such dividends would result in a capital structure that would reduce the percentage of equity below the percent reflected in the capital structure in the Surviving Corporation’s most recent forecasted capitalization to the VPSB.

(f)           Service Quality.  The Surviving Corporation will continue to provide service consistent with the Service Quality and Reliability Performance, Monitoring, and Reporting Plan adopted by the Company, as revised and most recently approved by the VPSB in Re Central Vermont Public Service Corporation, Docket No. 6865, Order entered December 14, 2005, 2005 WL 3729980 (Vt. P.S.B.).

(g)           Renewable Resources.  The Surviving Corporation will (i) fulfill its obligations under the State of Vermont’s sustainably priced energy enterprise development resources program as provided in 30 V.S.A. § 8004(b) and (ii) acquire all renewable energy resources or credits required by Law.

(h)           Affiliates.  The Surviving Corporation will:  (i) not lend to, guarantee or financially support Parent or its affiliates, or any Subsidiary or joint venture of the Surviving Corporation, unless approved by the VPSB; (ii) maintain banking and cash management arrangements separate from other affiliates; (iii) not enter into transactions with affiliates on terms less favorable to the Surviving Corporation than those available from third parties on an arms-length basis, unless approved by the VPSB; and (iv) maintain books and records separate from other affiliates.

(i)           Other Initiatives.  The Surviving Corporation will use its reasonable best efforts, in coordination with, and subject to approvals of, local regulators, to implement the initiatives outlined in the Parent press release dated June 23, 2011, attached as Exhibit B, as modified and/or expanded in any joint press release issued by Parent and the Company in connection with the public announcement of this Agreement.

(j)           In the event the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.15.

Section 5.16          Transition Planning.  Promptly following the effective date hereof, the Company and Parent shall each appoint one or more representatives to a working committee that will be responsible for coordinating transition planning and implementation relating to the Merger and obtaining regulatory approvals with respect to the transactions contemplated hereby.

Section 5.17           Changes to Rates or Charges.  The Company shall, and shall cause the Company Subsidiaries to, consult with Parent prior to (i) initiating any general rate case, (ii) making any material changes in the Company’s or the Company Subsidiaries’ rates or charges, standards of service or accounting from those in effect on the effective date of this Agreement or (iii) initiating any proceeding (or filing any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto.

48

Section 5.18           Fortis Termination Payment.

(a)           Immediately following the Company obtaining the Company Shareholder Approval, Parent shall pay, or shall cause to be paid, to the Company, as reimbursement for the Company’s payment pursuant to the Fortis Merger Agreement of the Company Termination Fee (in the case of this Section 5.18(a) only, as defined in the Fortis Merger Agreement) and Parent Transaction Expenses (in the case of this Section 5.18(a) only, as defined in the Fortis Merger Agreement) (such Company Termination Fee and Parent Transaction Expenses, the “Fortis Termination Payment”) to FortisUS, by wire transfer of immediately available funds to an account designated by the Company, an amount in cash equal to the Fortis Termination Payment so paid by the Company to FortisUS.

(b)           If this Agreement is terminated pursuant to Section7.1(d) (other than as a result of an action by a Governmental Entity with respect to any Company Required Governmental Approval) or 7.1(g), then the Company shall reimburse Parent or its designee for the full amount of the Fortis Termination Payment, without interest.  Any such reimbursement by the Company shall be made by wire transfer of immediately available funds to an account designated in writing by Parent within two (2) Business Days following the date of such termination of this Agreement.  Any such reimbursement shall be without limitation of any right of Parent to receive the Company Termination Fee or Parent Transaction Expenses pursuant to Section 7.2.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.1             Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver by a joint action of the parties hereto at or prior to the Effective Time of each of the following conditions:

(a)           Company Shareholder Approval.  The Company shall have obtained the Company Shareholder Approval.

(b)           No Injunction.  No federal or state court of competent jurisdiction or other Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, decree, judgment, injunction or other ruling or Law (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that the condition in this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.2 or Section 5.5 shall have been the cause of, or shall have resulted in, such order, decree, judgment, injunction or other ruling.

49

(c)           Governmental Approvals.  The Company Required Governmental Approvals shall have been obtained (including the expiration or termination of any applicable waiting period, together with any extensions thereof, under the HSR Act) at or prior to the Effective Time, or such approvals shall have been Final Orders, and such approvals shall not, and no order, action or regulatory condition of a regulatory body shall, impose terms or conditions that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on NNEEC, the Surviving Corporation and the NNEEC Subsidiaries, taken as a whole.  For purposes of this Section 6.1(c), a “Final Order” means an action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by Law before the transactions contemplated hereby may be consummated has expired (a “Final Order Waiting Period”), and as to which all conditions to the consummation of such transactions prescribed by Law have been satisfied.

(d)           CFIUS.  Parent and the Company shall have received written confirmation from CFIUS that CFIUS has reviewed the information provided to it regarding the Merger and based on its review and investigation, and after full consideration of all relevant national security factors, including the factors enumerated in subsection (f) of Section 721 of Title VII of the Defense Production Act of 1950, as amended by the Omnibus Trade and Competitiveness Act of 1988, CFIUS has determined that there are no unresolved national security concerns with respect to the Merger.

Section 6.2            Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of each of the following additional conditions:

(a)           Representations and Warranties.  (i) Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company set forth in Sections 3.2(a), 3.2(b), 3.2(c) and 3.3), without regard to materiality or Company Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct as of the effective date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date); provided, however, that the condition in this Section 6.2(a)(i) shall be deemed to be satisfied so long as any failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and (ii) the representations and warranties of the Company set forth in Sections 3.2(a) and 3.2(b) and the first sentence of Section 3.2(c) shall be true and correct in all respects (except for de minimis inaccuracies) and Section 3.3 shall be true and correct in all material respects, as of the effective date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date).  Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company as to the satisfaction of the condition in this Section 6.2(a).

50

(b)           Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.  Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company as to the satisfaction of the condition in this Section 6.2(b).

(c)           Material Adverse Effect.  Since the date of Parent’s and Merger Sub’s execution of this Agreement, there shall not have occurred any Company Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

Section 6.3             Additional Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of each of the following additional conditions:

(a)           Representations and Warranties.  (i) Each of the representations and warranties of Parent and Merger Sub contained in this Agreement (other than the representations and warranties of Parent set forth in Section 4.2), without regard to materiality qualifiers contained within such representations and warranties, shall be true and correct as of the effective date hereof and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date); provided, however, that the condition in this Section 6.3(a)(i) shall be deemed to be satisfied so long as any failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement; and (ii) the representations and warranties of Parent set forth in Section 4.2 shall be true and correct in all respects as of the effective date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties that address matters only as of a particular date need only be true and correct in all material respects as of such date).  The Company shall have received a certificate signed on behalf of the Parent by the Chief Executive Officer or Chief Financial Officer of Gaz Métro inc., in its capacity as general partner of Parent, as to the satisfaction of the condition in this Section 6.3(a).

(b)           Agreements and Covenants.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.  The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Gaz Métro inc., in its capacity as general partner of Parent, as to the satisfaction of the condition in this Section 6.3(b).

(c)           Governmental Approvals.  The approval of the Merger and the other transactions contemplated by this Agreement from the VPSB shall not contain any term that has the effect of reducing the Merger Consideration to be received by the holders of Shares in their capacity as such, and any Company Required Governmental Approval that would reasonably be expected to contain such a term shall have been obtained by Final Order.

51

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1             Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval:

(a)           by mutual written consent of Parent and the Company;

(b)           by either the Company or Parent, if the Effective Time shall not have occurred on or before the twelve-month anniversary of the effective date hereof (the “Initial Outside Date”); provided, however, that (i) if on the Initial Outside Date the condition to the Closing set forth in Section 6.1(c) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied or waived (or shall be capable of being satisfied at the Closing), then the Initial Outside Date shall be extended to the eighteen-month anniversary of the effective date hereof (the “Extended Outside Date”) and (ii) if the Initial Outside Date or the Extended Outside Date, as the case may be, shall occur during any Final Order Waiting Period, the Initial Outside Date or the Extended Outside Date, as the case may be, shall be extended until the third (3rd) Business Day after the expiration of such Final Order Waiting Period; and provided, further, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party if the failure of the Effective Time to occur on or before such date is the result of such party having breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(c)           by either the Company or Parent, if the Company Shareholder Approval shall not have been obtained upon a vote taken thereon at the Company Shareholder Meeting (including any adjournment or postponement thereof); provided, however, that the right to terminate under this Section 7.1(c) shall not be available to the Company where the failure to obtain the Company Shareholder Approval shall have been primarily caused by the Company’s breach of Section 5.2 or 5.4;

(d)           by either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity shall have issued an order or injunction or taken any other action, in each case, permanently enjoining, restraining or prohibiting the Merger, and such order, injunction or other action shall have become final and non-appealable (which order, injunction or other action the party seeking to terminate this Agreement shall have used its reasonable best efforts to resist, resolve or lift, as applicable);

(e)           by Parent, at any time prior to the receipt of the Company Shareholder Approval, if (i) the Company Board shall have effected a Change of Company Board Recommendation (whether or not in compliance with Section 5.4) or (ii) the Company shall have entered into a definitive agreement with respect to a Superior Proposal;

(f)           by the Company, at any time prior to the receipt of the Company Shareholder Approval, in accordance with the provisions of Section 5.4(f); provided, however, that the Company shall have complied with all of the requirements of Section 5.4(f);

52

(g)           by Parent, if:  (i) (A) the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.2(a) or 6.2(b) is not reasonably capable of being satisfied; (B) Parent shall have delivered to the Company written notice of such breach or failure to perform; and (C) either such breach or failure to perform is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach or failure to perform shall not have been cured; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.3(a) or 6.3(b) is not reasonably capable of being satisfied; or (ii) all of the conditions in Sections 6.1 and 6.3 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived and the Company has failed to effect the Closing pursuant to Section 1.2; or

(h)           by the Company, if:  (i) (A) Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.3(a) or 6.3(b) is not reasonably capable of being satisfied; (B) the Company shall have delivered to Parent written notice of such breach or failure to perform; and (C) either such breach or failure to perform is not capable of cure or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform shall not have been cured; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h)(i)  if the Company has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, in any case, such that a condition contained in Section 6.2(a) or 6.2(b) is not reasonably capable of being satisfied; or (ii) all of the conditions in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived and Parent and Merger Sub have failed to effect the Closing pursuant to Section 1.2.

Section 7.2             Effect of Termination.

(a)           In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers or directors, in either case, except (i) with respect to Sections 5.3(b) and 5.7, the second sentence of Section 5.14, this Section 7.2 and Article VIII, (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by another party of any of its representations, warranties, covenants or agreements set forth in this Agreement, (iii) with respect to any damages incurred or suffered by the Company or its shareholders resulting from a breach by Parent or Merger Sub of Section 4.8 or (iv) the obligations of Parent and Merger Sub, on the one hand, or the Company, on the other hand, to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement.

(b)           In the event that this Agreement is terminated:

53

(i)           by (A) Parent pursuant to Section 7.1(e) or (B) the Company pursuant to Section 7.1(f), then the Company shall pay to Parent or its designee, within two (2) Business Days following the date of such termination by Parent pursuant to clause (A), or prior to or concurrently with such termination by the Company pursuant to clause (B), a termination fee of $17,500,000 (the “Company Termination Fee”) plus the amount of all reasonable and documented, out-of-pocket fees and expenses incurred or paid by or on behalf of Parent in connection with the Merger or the other transactions contemplated by this Agreement, including all reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent and its affiliates (“Parent Transaction Expenses”); provided, however, that the Company shall not be obligated to pay Parent or its designee for Parent Transaction Expenses pursuant to this Section 7.2(b)(i) in excess of $2,000,000 in the aggregate;

(ii)           (A) by (1) either Parent or the Company pursuant to Section 7.1(b) or Section 7.1(c) or (2) Parent pursuant to Section 7.1(g), (B) prior to the termination pursuant to Section 7.1(b), the Company Shareholder Meeting or the breach or failure to perform giving rise to Parent’s right to terminate under Section 7.1(g), as the case may be, an Acquisition Proposal involving the Company shall have been made to the Company or the Company Board or publicly disclosed and, in each case, not withdrawn and (C) within 12 months after the termination of this Agreement, the Company shall have entered into a definitive agreement with respect to, or consummated, an Acquisition Proposal, then the Company shall pay to Parent, within two (2) Business Days after the earlier of the date the Company enters into such definitive agreement or consummates such Acquisition Proposal, the Company Termination Fee.  For purposes of clause “(C)” of this Section 7.2(b)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that all percentages therein shall be changed to “50%”; or

(iii)           (A) by (1) either Parent or the Company pursuant to Section 7.1(b) or Section 7.1(c) or (2) Parent pursuant to Section 7.1(g), and (B) prior to the termination pursuant to Section 7.1(b), the Company Shareholder Meeting or the breach or failure to perform giving rise to Parent’s right to terminate under Section 7.1(g), as the case may be, an Acquisition Proposal involving the Company shall have been made to the Company or the Company Board or publicly disclosed and, in each case, not withdrawn, then the Company shall reimburse Parent or its designee promptly upon demand, but in no event later than three (3) Business Days after the date of such demand, by wire transfer of same day funds, for all Parent Transaction Expenses; provided, however, that the Company shall not be obligated to reimburse Parent or its designee for Parent Transaction Expenses pursuant to this Section 7.2(b)(iii) in excess of $2,000,000 in the aggregate.

(c)           Any payment under this Section 7.2 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

54

(d)           Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement.  It is acknowledged and agreed that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee is payable; provided, however, that the foregoing shall not limit any party’s rights with respect to any liabilities or damages incurred or suffered by such party as a result of the willful and material breach by another party of any of its representations, warranties, covenants or agreements set forth in this Agreement (including any such case in which the Company Termination Fee is payable or any expenses of Parent and its affiliates in connection with the transactions contemplated by this Agreement are payable pursuant to Section 7.2(b) to Parent or its designee, to the extent any such liability or damage suffered by Parent exceeds the amount of the Termination Fee and any expenses payable pursuant to Section 7.2(b), it being the intent that any Company Termination Fee and any expenses paid to Parent or its designee shall, to the extent of such payment, serve as credit against and off-set any liability or damage suffered by Parent and its affiliates as a result of the willful and material breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement).  In no event shall the Company be required to pay to Parent more than one Company Termination Fee pursuant to Section 7.2(b).

Section 7.3            Amendment.  This Agreement may be amended by Company, Parent and Merger Sub, by action taken by, in the case of Parent, the Parent Board, and in the case of the Company and Merger Sub, their respective Boards of Directors, at any time prior to the Effective Time; provided, however, that, after receipt of the Company Shareholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s shareholders without obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 7.4            Waiver.  At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the covenants or conditions contained herein; provided, however, that after receipt of the Company Shareholder Approval, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s shareholders hereunder without the approval of such shareholders at a duly convened meeting of the Company’s shareholders called to obtain approval of such extension or waiver.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1             Non-Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants and agreements of the parties contained this Agreement shall survive the Effective Time.

55

Section 8.2             Fees and Expenses.  Subject to Sections 5.13 and 5.14, whether or not the Merger is consummated, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same; provided, however, that Parent shall pay, or cause to be paid, all fees and expenses associated with filings made pursuant to the HSR Act.

Section 8.3             Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained) or email, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

Gaz Métro Limited Partnership
1717, rue du Havre
Montréal, Québec  H2K 2X3
Canada
Fax:  (514) 598-3725
Attention:          Pierre Despars
Email:                  pdespars@gazmetro.com

with copies to (for information purposes only):

Osler, Hoskin & Harcourt LLP
620 8th Avenue, 36th Floor
New York, New York  10018
Fax:  (212) 867-5802
Attention:          Kevin D. Cramer
Email:                  kdcramer@osler.com

and

Osler, Hoskin & Harcourt LLP
1000 De La Gauchetiére Street West
Suite 2100
Montréal, Québec  H3B 4W5
Fax:  (514) 901-8101
Attention:          Christiane Jodoin
Email:                  cjodoin@osler.com

56

If to the Company, addressed to it at:

Central Vermont Public Service Corporation
77 Grove Street
Rutland, Vermont  05701
Fax:  (802) 770-3249
Attention:          Corporate Secretary
Email:                  CorpSecStaff@cvps.com

with copies to (for information purposes only):

Sidley Austin llp
One South Dearborn Street
Chicago, Illinois  60603
Fax:  (312) 853-7036
Attention:	Thomas A. Cole
Frederick C. Lowinger
Email:	tcole@sidley.com
flowinger@sidley.com

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York  10154
Fax:  (212) 407-4990
Attention:          Frank Lee
Email:                  flee@loeb.com

Section 8.4             Certain Definitions.  For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions of the relevant third party that has made an Acquisition Proposal that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, provided that such Acceptable Confidentiality Agreement does not in any way restrict the Company from complying with its obligations under this Agreement, including with respect to the Company’s disclosure obligations to Parent under this Agreement with respect to any Acquisition Proposal.

“Acquisition Proposal” means any inquiry, offer, indication of interest or proposal (whether or not in writing) from, or public announcement by, any Person relating to any transaction or series of transactions involving (a) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company, (b) any sale, lease, license or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, joint venture, sale of Equity Interests, or any other economic interest, in the Company or a Company Subsidiary or otherwise), of assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (c) issuance, sale or other disposition, directly or indirectly, of Equity Interests representing 20% or more of the voting power of the Company, (d) any direct or indirect acquisition of securities, tender offer or exchange offer or other similar transaction that, if consummated, would result in any Person or “group” (as defined in the Exchange Act) of Persons, directly or indirectly acquiring beneficial or record ownership of more than 20% of the Shares then outstanding or (e) combination of the foregoing (in each case, other than the Merger).

57

“affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Aggregate Merger Consideration” means the product of the Merger Consideration and the number of Shares issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares).

“Business Day” means any day, other than a Saturday or Sunday or a day on which banks are required or authorized by Law to close in Montpelier, Vermont, New York, New York, or the Province of Québec, Canada.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

“Company Equity Award” means Company Options, Restricted Stock, RSUs or any other equity-based compensation awards of the Company.

“Company Material Adverse Effect” means any fact, change, event, circumstance, occurrence, effect or development that is materially adverse to (i) the business, assets, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole (including any fact, change, event, circumstance, occurrence, effect or development relating to VELCO or any Company Jointly Owned Plant), or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement on a timely basis in accordance with the terms of this Agreement and applicable Law; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect, except, in the case of clauses (a), (b), (f), (g), (h), (i), (j) and (k), to the extent such fact, change, event or development has a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, compared with other Persons operating in the electric utility industry:  (a) any change affecting the general economy or political, regulatory, business, economic, financial, credit or capital market conditions in the United States, including interest rates or exchange rates, or any changes therein; (b) any change affecting the national, regional, state or local wholesale or retail markets for electric power or the national, regional, state or local electric transmission or distribution systems; (c) any change attributable to the execution or announcement of this Agreement, or the pendency of the transactions contemplated hereby, including any litigation resulting

58

therefrom (including any shareholder litigation), any reduction in sales resulting therefrom, any adverse change in supplier, distributor, employee, financing source, shareholder, partner or similar relationships resulting therefrom or any change in the credit rating of the Company or any Company Subsidiary resulting therefrom; (d) any action taken, or failure to act, at the request or with the consent of Parent or Merger Sub; (e) the implementation of the Sharing Order and the sharing of proceeds with the Company’s ratepayers pursuant thereto; (f) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of Parent’s and Merger Sub’s execution of this Agreement; (g) any change in national, regional, state or local wholesale or retail electric power and capacity prices or in the market price for commodities; (h) any shutdown or suspension of operations at the Vermont Yankee nuclear power plant; (i) any hurricane, earthquake, flood or other natural disasters or acts of God; (j) any change resulting from weather conditions or customer use patterns; (k) any adoption, proposal or implementation of, or change in, any applicable Law after the effective date hereof or any interpretation thereof by any Governmental Entity; (l) changes in GAAP after the effective date hereof or any interpretation thereof by any Governmental Entity; (m) any failure by the Company to meet any estimates of revenues, earnings, projections or other economic performance, whether published, internally prepared or provided to Parent and any Parent Representatives; or (n) any change in the price or trading volume of the Company Common Stock on the New York Stock Exchange or any suspension of trading in securities generally on the New York Stock Exchange; provided, however, that with respect to clauses (m) and (n), it is understood that the facts and circumstances giving rise to such failure or change may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(l) of this definition.

“Company Shareholder Meeting” means a duly convened meeting of the Company’s shareholders called to obtain the Company Shareholder Approval, or any valid adjournment or postponement thereof made in accordance with this Agreement.

“Contract” means any agreement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, letter of intent, purchase order, letter of credit, settlement agreement, franchise agreement, covenant not to compete, employment agreement, license, purchase and sales order or other legal commitment to which a Person is a party or to which the properties or assets of such Person are subject.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Equity Interests, by Contract or otherwise.

“Environmental Laws” means all applicable federal, state or local Laws (including the common law), statutes, ordinances and regulations which (a) regulate or relate to the protection or clean up of the environment, the protection of human health or worker safety (to the extent related to the exposure to Hazardous Substances) or the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other law of similar effect.

59

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, membership, voting security or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Company Subsidiary or Parent or any Parent Subsidiary, as applicable, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Governmental Entity” means any national, federal, state, county, municipal or local government, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas that is subject to regulation, control or remediation under any Environmental Laws.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” means all U.S. (a) patents and patent applications, (b)trademarks, service marks, trade dress, logos, Internet domain names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) copyrights and rights under copyrights, whether registered or unregistered, and any registrations and applications for registration thereof, (d) trade secrets and other rights in know-how and confidential or proprietary information, including any technical data, specifications, techniques, inventions and discoveries, (e) rights of privacy and rights of publicity, and (f) all other intellectual property rights recognized by applicable Law enforceable in the U.S.

“IRS” means the United States Internal Revenue Service.

60

“knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed in Exhibit A-1 hereto and (ii) with respect to the Parent, the actual knowledge of the individuals listed in Exhibit A-2 hereto.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree, including for the avoidance of doubt, reliability standards developed and enforced by the North American Electric Reliability Council in its capacity as the FERC-certified Electric Reliability Organization or the Northeast Power Coordinating Council.

“Lien” means any lien, claim, mortgage, defect of title, conditions, preemption right, debenture, indenture, hypothecation, license to third parties, equity, charge, pledge, conditional or installment sale agreement, encumbrance, covenant, restriction, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature (contingent or otherwise), whether voluntarily incurred or arising by operation of Law.

“NNEEC Subsidiary” means any Subsidiary of NNEEC.

“Parent Subsidiary” means any Subsidiary of Parent.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or “person” (as defined in Section 13(d)(3) of the Exchange Act).

“Proxy Statement” means a proxy statement relating to the approval of this Agreement by the Company’s shareholders and any amendments or supplements thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of Parent, the Company or any other Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the Equity Interests representing the right to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Superior Proposal” means any bona fide written Acquisition Proposal (except that all percentages therein shall be changed to “80%”) made by a third party that, in the good faith judgment of the Company Board, after consultation with its financial advisors and outside counsel, taking into account all the terms and conditions of such proposal that the Company Board deems relevant (including the legal, financial, regulatory, timing, likelihood of consummation and other aspects of the proposal and any changes to the terms of this Agreement proposed by Parent in response to such proposal or otherwise), is more favorable to the holders of Shares than the Merger; provided, that if any such Acquisition Proposal is contingent upon such third party obtaining financing or if such Acquisition Proposal is not conditioned upon financing but requires financing and such financing is not reasonably available, then such Acquisition Proposal shall not be a “Superior Proposal”.

61

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be supplied to any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means (a) any federal, state, local or foreign taxes, assessments, duties, fees, levies, or other governmental charges, including taxes based on or measured by value, worth, capital, income, receipts, profits, sales or other business activity, or a tax imposed in lieu thereof, including withholding of any of the foregoing and collection of sales taxes, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding, fuels, ad valorem and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, and (b) any interest, penalty or addition to any of the foregoing, whether disputed or not, and shall include any liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person.

“VELCO” means Vermont Electric Power Company, Inc., and, unless the context otherwise requires, its wholly-owned subsidiary, Vermont Electric Transmission Company, Inc. and its affiliate, Vermont Transco LLC.

Section 8.5            Terms Defined Elsewhere.  The following terms are defined elsewhere in this Agreement, as indicated below:

“4.15% Dividend Series Preferred Stock”	Section 3.2(a)
“4.65% Dividend Series Preferred Stock”	Section 3.2(a)
“4.75% Dividend Series Preferred Stock”	Section 3.2(a)
“5.375% Dividend Series Preferred Stock”	Section 3.2(a)
“8.30% Dividend Series Preferred Stock”	Section 3.2(a)
“Agreement”	Preamble
“Articles of Merger”	Section 1.2
“Benefit Protection Period”	Section 5.8(a)
“Book-Entry Shares”	Section 2.2(b)
“Certificate”	Section 2.1(a)
“CFIUS”	Section 3.5
“Change of Company Board Recommendation”	Section 5.4(d)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Company”	Preamble
“Company $25 Par Value Preferred Stock”	Section 3.2(a)
“Company $100 Par Value Preferred Stock”	Section 3.2(a)
“Company Articles”	Section 3.1(b)

62

“Company Benefit Plan”	Section 3.12(a)
“Company Board”	Recitals
“Company Board Recommendation”	Section 5.2(c)
“Company By-laws”	Section 3.1(b)
“Company Common Stock”	Section 3.2(a)
“Company Disclosure Letter”	Article III
“Company Employees”	Section 5.8(a)
“Company Equity Plans”	Section 2.4(c)
“Company Financial Statements”	Section 3.7
“Company Insurance Policies”	Section 3.21
“Company Joint Venture Agreements”	Section 3.1(d)
“Company Joint Venture Entity”	Section 3.1(d)
“Company Joint Venture Securities”	Section 3.1(d)
“Company Jointly Owned Plant”	Section 3.1(e)
“Company Leased Real Property”	Section 3.16(b)
“Company Option Plans”	Section 2.4(a)
“Company Options”	Section 2.4(a)
“Company Owned Real Property”	Section 3.16(a)
“Company Permits”	Section 3.6(a)
“Company Preference Stock”	Section 3.2(a)
“Company Preferred Stock”	Section 3.2(a)
“Company Real Property”	Section 3.16(c)
“Company Real Property Lease”	Section 3.16(b)
“Company Representatives”	Section 5.3(a)
“Company Required Governmental Approvals”	Section 3.5
“Company Scheduled Contract”	Section 3.14(b)
“Company SEC Documents”	Section 3.7
“Company Shareholder Approval”	Section 3.22
“Company Subsidiary”	Section 3.1(c)
“Company Termination Fee”	Section 7.2(b)(i)
“Confidentiality Agreement”	Section 5.3(b)
“D&O Insurance”	Section 5.10(c)
“Dissenting Shares”	Section 2.3
“Dodd-Frank Act”	Section 3.26
“Effective Time”	Section 1.2
“ERISA”	Section 3.12(a)
“Exchange Fund”	Section 2.2(a)
“Extended Outside Date”	Section 7.1(b)
“FCC”	Section 3.5
“FERC”	Section 3.5
“Final Order”	Section 6.1(c)
“Final Order Waiting Period”	Section 6.1(c)
“Fortis Merger Agreement”	Recitals
“Fortis Termination Payment”	Section 5.18(a)
“FortisUS”	Recitals
“Initial Outside Date”	Section 7.1(b)

63

“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)
“Merger Sub”	Preamble
“Multiemployer Plan”	Section 3.12(f)
“NNEEC”	Recitals
“Notice of Change of Recommendation”	Section 5.4(e)
“Notice of Superior Proposal”	Section 5.4(f)
“NRC”	Section 3.5
“Option Payments”	Section 2.4(a)
“Parent”	Preamble
“Parent Board”	Recitals
“Parent Disclosure Letter”	Article IV
“Parent Representatives”	Section 5.3(a)
“Parent Transaction Expenses”	Section 7.2(b)(i)
“Paying Agent”	Section 2.2(a)
“PBGC”	Section 3.12(e)
“Restricted Stock”	Section 2.4(b)
“Retention Plan Amount”	Section 5.8(e)
“RSU”	Section 2.4(c)
“Sarbanes-Oxley Act”	Section 3.7
“Section 16”	Section 5.12
“Shares”	Section 2.1(a)
“Sharing Order”	Section 5.5(d)
“Single Employer Plan”	Section 3.12(e)
“Surviving Corporation”	Section 1.1(a)
“Trading Guidelines”	Section 3.26
“Transfer Taxes”	Section 5.13
“VBCA”	Section 1.1(a)
“VEBA”	Section 3.12(a)
“VPSB”	Section 3.5

Section 8.6             Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.7             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

64

Section 8.8             Entire Agreement.  This Agreement (together with the Exhibits, Company Disclosure Letter, Parent Disclosure Letter and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

Section 8.9             Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more direct or indirect wholly-owned subsidiaries of Parent at any time and (ii) after the Effective Time, to any Person; provided, that no such transfer or assignment shall relieve Parent or Merger Sub from any of its obligations hereunder.  Any assignment or transfer in violation of the preceding sentence shall be void.

Section 8.10           Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than:  (a) any Persons entitled to indemnification under the provisions of Section 5.10, with respect to such provisions, who shall be entitled to enforce their rights under this Agreement as third-party beneficiaries; (b) the shareholders of the Company, in the event of a termination of this Agreement as a result of a breach of this Agreement by Parent or Merger Sub, subject to Section 7.2(a), with respect to the lost opportunity to receive the Merger Consideration pursuant to this Agreement; provided, however, that the rights granted pursuant to this clause (b) shall only be enforceable by the Company on behalf of the shareholders of the Company (and not directly by any such shareholder) (it being understood and agreed that any and all interests in such claims shall attach to the Shares and subsequently trade and transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (i) distributed, in whole or in part, by the Company to the holders of Shares of record as of any date determined by the Company or (ii) retained by the Company for the use and benefit of the Company on behalf of its shareholders in any manner the Company deems fit); and (c) the shareholders of the Company, after the Effective Time, with respect to the right of such shareholders to receive Merger Consideration for any Share such shareholder holds.

Section 8.11           Mutual Drafting; Interpretation.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.  For purposes of this Agreement, whenever the context requires:  (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits,” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.  All references in this Agreement to “$” are intended to refer to U.S. dollars.  Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

65

Section 8.12           Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)           This Agreement shall be governed by, and construed in accordance with, (a) the Laws of the State of Vermont with respect to matters, issues and questions relating to the Merger or the fiduciary duties of the Company Board or the board of directors of Merger Sub and (b) the Laws of the State of Delaware with respect to all other matters, issues and questions, without regard to Laws that may be applicable under conflicts of laws principles that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of Delaware located in New Castle County, Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware and any appellate court thereof), in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating hereto or thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court located in Delaware.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

66

Section 8.13           Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in.pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.14           Specific Performance.

(a)           The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions.  The parties acknowledge and agree that each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically in any court of the State of Delaware located in New Castle County, Delaware (or, if such court declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware and any appellate court thereof) the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.  Without limitation of the foregoing and notwithstanding anything in this Agreement to the contrary, the parties hereby further acknowledge and agree that prior to the Closing:  (i) the Company shall be entitled to seek specific performance (A) to enforce specifically the terms and provisions of, and to prevent or cure breaches of, Section 5.5 by Parent or Merger Sub and (B) if (x) all conditions in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied and (y) Parent and Merger Sub fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, to prevent or cure breaches of this Agreement by Parent or Merger Sub and/or to enforce specifically the terms and provisions of this Agreement, including to cause Parent and/or Merger Sub to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 1.2, on the terms and subject to the conditions of this Agreement; and (ii) Parent and Merger Sub shall be entitled to seek specific performance if (A) all conditions in Sections 6.1 and 6.3 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied and (B) the Company fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, to prevent or cure breaches of this Agreement by the Company and/or to enforce specifically the terms and provisions of this Agreement, including to cause the Company to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 1.2, on the terms and subject to the conditions of this Agreement.  Each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (x) the other party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

67

(b)           The parties further agree that (i) the seeking of the remedies provided for in Section 8.14(a) shall not in any respect constitute a waiver by any party seeking such remedies of its respective right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.2, in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 8.14(a) are not available or otherwise are not granted, and (ii) nothing set forth in this Agreement shall require a party to institute any proceeding for (or limit a party’s right to institute any proceeding for) specific performance under Section 8.14(a) prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to Section 8.14(a) or anything set forth in this Section 8.14(b) restrict or limit a party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.

68

IN WITNESS WHEREOF, Parent and Merger Sub by their respective officers thereunto duly authorized executed this Agreement this 8th day of July, 2011, which agreement shall remain open for acceptance by the Company until noon (Eastern time) on July 19, 2011.

GAZ MÉTRO LIMITED PARTNERSHIP
by its general partner, Gaz Métro inc.

By:	/s/ Sophie Brochu
Name	Sophie Brochu
Title	President and Chief Executive Officer

By:	/s/ Lyne Burelle
Name	Lyne Burelle
Title	Title: Corporate Secretary

DANAUS VERMONT CORP.

By:	/s/ Sophie Brochu
Name	Sophie Brochu
Title	President

Accepted and agreed by the Company by its officer thereunto duly authorized this 11th day of July, 2011 (which shall be the effective date of this Agreement).

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By:	/s/ Lawrence J. Reilly
Name	Lawrence J. Reilly
Title	President and Chief Executive Officer

EXHIBIT A-1

List of Knowledge Persons – Company

Lawrence J. Reilly
Pamela J. Keefe
Joseph M. Kraus
Dale A. Rocheleau
William J. Deehan
Joan F. Gamble
Brian Keefe

EXHIBIT A-2

List of Knowledge Persons – Parent

Sophie Brochu
Pierre Despars

EXHIBIT B

PARENT PRESS RELEASE OF JUNE 23, 2011

PRESS RELEASE

FOR IMMEDIATE RELEASE

Gaz Métro makes superior offer to acquire Central Vermont Public Service Corporation for US$35.25 per share

Superior offer of US$35.25 per share vs. Fortis offer of US$35.10. Right to receive regularly scheduled dividends throughout approval process. Superior outcome for all stakeholders.

Montréal, June 23, 2011 – Gaz Métro Limited Partnership (Gaz Métro), through its wholly-owned subsidiary Northern New England Energy Corporation (NNEEC), has submitted to the board of Central Vermont Public Service Corporation (CVPS) (NYSE: CV) an offer to acquire all of the outstanding common shares of CVPS for US$35.25 in cash per share. The objective is to combine the two leading electric utilities in Vermont, CVPS and Green Mountain Power Corporation (GMP), a subsidiary of NNEEC. The transaction would create the largest electricity distributor in Vermont serving nearly 250,000 customers and provides a compelling alternative to the proposed transaction announced on May 30, 2011, between CVPS and Fortis Inc. (Fortis).

“Gaz Métro's offer brings not only additional value to CVPS shareholders but, as importantly, unique opportunities for Vermont that are only possible through the combination of CVPS and GMP,” said Sophie Brochu, President and Chief Executive Officer of Gaz Métro.

“Gaz Métro’s proposal provides significant benefits to the Vermont community, including substantial cost savings to customers, a focus on keeping local jobs and promotion of green investment,” added Ms. Brochu.

A Superior Offer

•	US$35.25 per CVPS share, compared to Fortis’ offer of US$35.10 per share;
•	Right to receive CVPS' regular quarterly dividend of US$0.23 per share until closing;
•	US$144.0 million in savings to CVPS and GMP customers over 10 years;
•
Establishment of a public trust with US$1.0 million in annual income to support a low-income rate plan. This income stream is made possible by an annual dividend generated through contribution by GMP and CVPS post-closing of an approximate 30% ownership interest in Vermont Electric Power Company (VELCO) – operator of Vermont’s most important transmission asset – to a permanent trust under public direction. It will be supplemented by a donation from the combined entity;

•	No layoffs at CVPS other than a limited number of executive positions due to the consolidation of leadership teams;
•	Establishment of new southern head office to be located in downtown Rutland; and
•	New Rutland County solar development to make Rutland “Vermont’s first solar city”.

“For more than 25 years now, through our association with Vermont Gas Systems, and recently with GMP, Gaz Métro has been committed to providing superior energy services to the people of Vermont.  Combining the strengths of CVPS and GMP represents a logical step to further our long-term commitment to cost-effective and sustainable distribution of energy in Vermont," concluded Ms. Brochu.

Gaz Métro’s proposal is contingent upon CVPS entering into a merger agreement with Gaz Métro in substantially the same form as the agreement between CVPS and Fortis. The proposal is not subject to any financing contingency.

BMO Capital Markets is acting as financial advisor and Osler, Hoskin & Harcourt LLP is acting as legal advisor to Gaz Métro.

GMP Press Release

For more information regarding the proposal, please refer to the press release available on GMP's Web site at www.greenmountainpower.com.

Conference Call

Gaz Métro will hold a conference call with financial analysts on Thursday, June 23, 2011 at 10:00 a.m. (Eastern time) to discuss the proposed offer.

Sophie Brochu, President and Chief Executive Officer, and Pierre Despars, Executive Vice President, Corporate Affairs and Chief Financial Officer of Gaz Métro will be the speakers, and a question period will follow.

The conference can be accessed live by dialling 416-644-3426 or toll-free 1-877-974-0445. It will also be Webcast on Gaz Métro’s Web site (www.gazmetro.com/investors) in the “Webcasts” section.

Media and other interested individuals are invited to listen in. Speakers will be available after the conference call for interviews and to answer questions from the media.

Re-broadcasts can be accessed for 30 days by telephone at 416-640-1917 or toll-free at 1-877-289-8525 (access code: 4452188#) and for 90 days on Gaz Métro’s web site.

Overview of Gaz Métro

With over $3.6 billion in assets, Gaz Métro is Québec’s leading natural gas distributor. Its 10,000-kilometre network serves 300 municipalities. Gaz Métro has operated in this regulated industry since 1957 and is the trusted energy provider to its customers in Québec and Vermont, who choose natural gas for its competitive price, efficiency, comfort and environmental benefits. Gaz Métro is also present in the electricity distribution market and is involved in natural gas transportation and storage, the development of projects such as wind power, natural gas as fuel for the transportation industry, and biomethanation. Gaz Métro is committed to the satisfaction of its customers, partners, employees and the communities it serves. www.gazmetro.com

Cautionary note regarding forward-looking statements

Certain statements contained in this press release may be forward-looking pursuant to applicable securities laws. Such forward-looking statements reflect the intentions, plans, expectations and opinions of the management (the “Managment”) of Gaz Métro inc., Gaz Métro’s general partner, and are based on information currently available to Management and assumptions about future events. Forward-looking statements involve known and unknown risks and uncertainties and other factors outside Management’s control. A number of factors could cause actual results of Gaz Métro to differ materially from the current expectations as expressed in the forward-looking statements.

Although these forward-looking statements are based upon what Management believes to be reasonable assumptions, Management cannot assure investors that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this press release, and Management assumes no obligation to update or revise them to reflect new events or circumstances, except as required pursuant to applicable securities laws. You are cautioned not to place undue reliance on these forward-looking statements.

The complete version of the cautionary note regarding forward-looking statements as well as a description of the risk factors likely to affect Gaz Métro’s actual results are included in the Management’s Discussion and Analysis for the year ended September 30, 2010 of Valener Inc., a limited partner of Gaz Métro, and in Valener Inc.’s and Gaz Metro’s disclosure filings. These documents are available on SEDAR at www.sedar.com and on Valener Inc.’s website at www.valener.com.

For additional information:

Media	Investors and analysts
Jean Charles Robillard Media and Public Relations 514-719-8201	Caroline Warren Investor Relations 514-598-3324

Annex B

Fairness Opinion

July 11, 2011

The Board of Directors
Central Vermont Public Service Corporation
77 Grove Street
Rutland, Vermont 05701

Dear Members of the Board:

We understand that Central Vermont Public Service Corporation, a Vermont corporation (the “Company”), Gaz Métro Limited Partnership, a Québec limited partnership (“Parent”), and Danaus Vermont Corp., a Vermont corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger, dated as of July 11, 2011 (the “Agreement”), pursuant to which Parent will acquire the Company (the “Transaction”).  Pursuant to the Agreement, Merger Sub will be merged with and into the Company and each outstanding share of common stock, par value $6 per share, of the Company (“Company Common Stock”), other than shares of Company Common Stock held by (A) holders who have perfected and not effectively withdrawn or lost the right to dissent with respect to their shares of Company Common Stock, (B) the Company as treasury shares or held by the subsidiaries of the Company and (C) Parent, Merger Sub or any of their respective wholly-owned subsidiaries (such holders, collectively, the “Excluded Holders”), will be converted into the right to receive $35.25 in cash, without interest (the “Consideration”).  The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than the Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of the Agreement;

(ii)	Reviewed certain publicly available historical business and financial information relating to the Company;

(iii)	Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company;

(iv)	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vii)	Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information.  We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal.  With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company.  We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.  We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction.  In connection with our engagement, we were only authorized to contact a limited number of third parties regarding a potential transaction with the Company, and we were not requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions.  We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction.  We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.  We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction.  In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, a portion of which was paid upon the rendering of a previous opinion regarding an alternate transaction to acquire the Company, a portion of which is payable upon approval of the Transaction by the Company’s shareholders and a substantial portion of which is contingent upon the closing of the Transaction.  In addition, in the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and their respective affiliates may actively trade securities of the Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates.  The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction.  Our opinion is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than the Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ George W. Bilicic
George W. Bilicic
Managing Director

Annex C

Dissenter’s Right Statute

Title 11A: Vermont Business Corporations

Chapter 13: DISSENTERS’ RIGHTS

§ 13.01. Definitions

In this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 13.02 of this title and who exercises that right when and in the manner required by sections 13.20 through 13.28 of this title.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.02. Right to dissent

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Merger. Consummation of a plan of merger to which the corporation is a party

(A) if shareholder approval is required for the merger by section 11.03 of this title or the articles of incorporation and the shareholder is entitled to vote on the merger; or

(B) if the corporation is a subsidiary that is merged with its parent under section 11.04 of this title;

(2) Share exchange. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Sale of assets. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) Amendment to articles. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A) alters or abolishes a preferential right of the shares;

(B) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04 of this title; or

(5) Market exception. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.03. Dissent by nominees and beneficial owners

 (a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder’s other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if:

 (1) he or she submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

 (2) he or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.20. Notice of dissenters’ rights

(a) If proposed corporate action creating dissenters’ rights under section 13.02 of this title is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters’ rights under section 13.02 of this title is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in section 13.22 of this title. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.21. Notice of intent to demand payment

(a) If proposed corporate action creating dissenters’ rights under section 13.02 of this title is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights

(1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

(2) must not vote his or her shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his or her shares under this chapter. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.22. Dissenters’ notice

(a) If proposed corporate action creating dissenters’ rights under section 13.02 of this title is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of section 13.21 of this title.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken, and must:

(1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(4) set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

(5) be accompanied by a copy of this chapter. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.23. Duty to demand payment

(a) A shareholder sent a dissenters’ notice described in section 13.22 of this title must demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to subdivision 13.22(b)(3) of this title, and deposit his or her certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his or her share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under this chapter. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.24. Share restrictions

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 13.26 of this title.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.25. Payment

(a) Except as provided in section 13.27 of this title, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13.23 of this title the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) the corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares and how such estimate was calculated;

(3) an explanation of how the interest was calculated;

(4) a statement of the dissenter’s right to demand payment under section 13.28 of this title; and

(5) a copy of this chapter. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.26. Failure to take action

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under section 13.22 of this title and repeat the payment demand procedure. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.27. After-acquired shares

(a) A corporation may elect to withhold payment required by section 13.25 of this title from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate and calculation of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under section 13.28 of this title. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.28. Procedure if shareholder dissatisfied with payment or offer

 (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate (less any payment under section 13.25 of this title), or reject the corporation’s offer under section 13.27 of this title and demand payment of the fair value of his or her shares and interest due, if:

(1) the dissenter believes that the amount paid under section 13.25 or offered under section 13.27 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

(2) the corporation fails to make payment under section 13.25 within 60 days after the date set for demanding payment; or

(3) the corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this section within 30 days after the corporation made or offered payment for his or her shares. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.30. Court action

(a) If a demand for payment under section 13.28 of this title remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the superior court of the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment

(1) for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation; or

(2) for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 13.27 of this title. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

§ 13.31. Court costs and counsel fees

(a) The court in an appraisal proceeding commenced under section 13.30 of this title shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 13.28 of this title.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 13.20 through 13.28 of this title; or

(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited. (Added 1993, No. 85, § 2, eff. Jan. 1, 1994.)

DIRECTIONS TO THE PARAMOUNT THEATRE

From Route 7 (North):
Travel south on US 7, pass through intersection of US 4 and US 7, travel one (1) block to West Street (Business District) - turn right, travel down hill to set of traffic lights at intersection of West Street and Wales Street.  Transit Center parking is located midway in next block on left.  Exit Transit Center on foot through Center Street exits, Paramount Theatre is directly across from exit doors.

From Route 7 (South):
Travel north on US 7, pass through intersection of US 4 and US 7, travel two (2) miles to West Street (Business District) - turn left, travel down hill to set of traffic lights at intersection of West Street and Wales Street.  Transit Center parking is located midway in next block on left.  Exit Transit Center on foot through Center Street exits, Paramount Theatre is directly across from exit doors.

From the New York City Area Via New York State Thruway:
New York State Thruway north past exit 24 - Albany, NY.  I-87 (Northway) north to exit 20, turn left off exit ramp and travel through town of Queensbury, NY.  Turn right onto Route 149 east to Fort Ann, NY.  Turn left at intersection of Routes 149 and 4.  Travel on Route 4 into Vermont to end of Interstate - intersection of Route 7, turn left onto Route 7 north and follow directions from Route 7 (South) above.

From the Boston Area:
Interstate 93 to just north of Concord, NH.  Exit onto Interstate 89 north and follow to exit 1 (US 4/Rutland) in Vermont.  Follow US 4 to intersection of Route 7 turn left onto Route 7 south traveling one block to West Street and follow directions From Route 7 (North) above.

Via Interstate 95:
I-95 (Connecticut Turnpike) north to Interstate 91.  Travel on I-91 just north of Bellows Falls, VT to exit 6 (Rutland).  Follow Route 103 to Route 7 north and follow directions From Route 7 (South) above.

SPECIAL MEETING OF SHAREHOLDERS OF CENTRAL VERMONT PUBLIC SERVICE CORPORATION September 29, 2011

PROXY VOTING INSTRUCTIONS

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Special Meeting and Proxy Statement are available at http://www.cvps.com/InvestorRelations/Default.aspx

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.
COMPANY NUMBER
ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.  The proposal to approve the Agreement and Plan of Merger, effective as of July 11, 2011, by and among Gaz Métro Limited Partnership, a Québec limited partnership, Danaus Vermont Corp., a Vermont corporation and indirect wholly-owned subsidiary of Gaz Métro Limited Partnership and Central Vermont Public Service Corporation, a Vermont corporation, pursuant to which Danaus Vermont Corp. will merge with and into Central Vermont Public Service Corporation.

FOR AGAINST ABSTAIN * * *

2.  The proposal to grant to the proxy holders the authority to vote in their discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date for a reasonable business purpose, including to solicit additional proxies in favor of the approval of the Agreement and Plan of Merger if there are not sufficient votes for approval of the Agreement and Plan of Merger at the special meeting.

FOR AGAINST ABSTAIN * * *
	3. The proposal to approve, by a non-binding advisory vote, the change in control payments related to the merger and payable to the Named Executive Officers.	FOR AGAINST ABSTAIN * * *

This proxy when properly executed will be voted in the manner directed by the shareholder.  If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3 according to the discretion of the proxy holders on such other matters that may properly come before the Special Meeting and any and all adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes in the registered name(s) on the account may not be submitted via this method.
*

Even if you expect to attend the special meeting in person, please return your signed proxy at once in the enclosed envelope, which requires no postage if mailed in the United States.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated August 29, 2011.

Signature of Stockholder:                                               Date:                                                                    Signature of Stockholder:                                               Date:

Note:  Please sign exactly as your name(s) appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is solicited by the board of directors of Central Vermont Public Service Corporation (the “Company”) for the Special Meeting of Shareholders on September 29, 2011.

The undersigned, hereby revoking any contrary proxy previously given, hereby appoints Messrs. Lawrence J. Reilly and Dale A. Rocheleau, and Ms. Pamela Keefe and each of them, attorneys and proxies, with full power of substitution and revocation, to vote all of the shares of the undersigned in the Company entitled to vote at the Special Meeting of Shareholders of the Company on September 29, 2011, and at any adjournments or postponements thereof, as indicated on the reverse side.  Except as otherwise indicated on the reverse side, the undersigned authorizes the proxies appointed hereby to vote all shares of stock of the Company standing in the name of the undersigned shareholder.

This proxy when properly executed will be voted in the manner directed by the shareholder.  If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3 according to the discretion of the proxy holders on such other matters that may properly come before the Special Meeting and any and all adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

COMMENTS: